Execution Copy

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

SENTIO HEALTHCARE PROPERTIES, INC.,

Sentio Healthcare Properties OP, L.P.

AND

SENTINEL RE INVESTMENT HOLDINGS LP

DATED AS OF FEBRUARY ___, 2013

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EXHIBIT A-1 FORM OF ARTICLES SUPPLEMENTARY FOR SERIES A PREFERRED STOCK	A-1-1

EXHIBIT A-2 FORM OF ARTICLES SUPPLEMENTARY FOR SERIES C PREFERRED STOCK	A-2-1

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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, made and entered into on this 10th day of February, 2013 (this “Agreement”), by and among Sentinel RE Investment Holdings LP, a Delaware limited partnership (the “Investor”), Sentio Healthcare Properties, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), and Sentio Healthcare Properties OP, L.P., a Delaware limited partnership (the “Partnership,” and together with the Company, the “Sentio Parties”). Capitalized terms used but not defined herein will have the meanings ascribed to such terms in Annex A hereto.

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to the Investor and the Investor will thereupon purchase from the Company (i) up to 1,000 shares of newly issued Series A Preferred Shares, par value $0.01 per share, of the Company (the “Series A Preferred Shares”), or (ii) upon obtaining the approval of the Company’s stockholders to the Charter Amendment (as defined herein) in accordance with Section 5.14 of this Agreement, up to 1,000 shares of newly issued Series C Preferred Shares, par value $0.01 per share, of the Company (the “Series C Preferred Shares”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Partnership may issue and sell to the Investor and the Investor will thereupon purchase from the Partnership up to $149,900,000 of newly issued Series B convertible preferred units of limited partnership interest in the Partnership (the “Series B Convertible Preferred Units,” and together with the Series A Preferred Shares and the Series C Preferred Shares, the “Securities”) on a private placement basis pursuant to an exemption from registration under the Securities Act;

WHEREAS, in connection with the transactions contemplated by this Agreement, the Company, HPC LP TRS, LLC, a Delaware limited liability company, and the Investor intend to enter into that certain Second Amended and Restated Limited Partnership Agreement of Sentio Healthcare Properties OP, L.P., in the form attached as Exhibit B hereto;

WHEREAS, in consideration for the Investor’s execution and delivery of, and the performance of their obligations under, this Agreement, the Sentio Parties and the Investor are concurrently entering into an investor rights agreement, substantially in the form attached as Exhibit C hereto (the “Investor Rights Agreement”) and a Transition to Internal Management Agreement, substantially in the form attached as Exhibit D hereto (the “Transition to Internal Management Agreement”); and

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

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Article I
PURCHASE AND SALE OF SECURITIES

Section 1.1.      Purchase and Sale of Securities. Upon the terms and subject to the conditions of this Agreement, during the Put Period and, if exercised, during the Extension Period, the Company, in its discretion, may issue and sell to the Investor $100,000 in aggregate liquidation preference amount of Series A Preferred Shares (the “Preferred Share Put Right”), and the Partnership, in its discretion, may issue and sell to the Investor $149,900,000 in aggregate liquidation preference amount of Series B Convertible Preferred Units (the “Preferred Unit Put Right,” and together with the Preferred Share Put Right, the “Aggregate Put Right”) by the delivery to the Investor of separate Put Exercise Notices (as provided in Article II hereof) (i) if during the Put Period, up to four (4) times per year for a yearly aggregate of up to $75,000,000 per year in Exercised Put Amounts or (ii) if during the Extension Period, up to four (4) times per year for a yearly aggregate of up to the Remaining Put Amount. Upon issuance in accordance with the terms of this Agreement, each of the Series A Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable.

Section 1.2.       Effective Date; Closing Dates. This Agreement will become effective and binding upon delivery of counterpart signature pages of this Agreement executed by each of the parties hereto, and by delivery of the Legal Opinions of the Sentio Parties as provided in Section 6.1 hereof, to the offices of DLA Piper LLP (US), 4141 Parklake Avenue, Suite 300, Raleigh, North Carolina 27612, on the Effective Date. In consideration of and in express reliance upon the representations, warranties and covenants, and otherwise upon the terms and subject to the conditions, of this Agreement, from and after the Effective Date and during the Put Period, and, if exercised by the Investor, during the Extension Period the Sentio Parties will issue and sell to the Investor, and the Investor agrees to purchase from the Sentio Parties, the Securities in respect of each Put Exercise Notice. The issuance and sale of Securities to the Investor pursuant to any Put Exercise Notice will occur at each Closing on the applicable Closing Date in accordance with Section 2.4, provided in each case that all of the conditions precedent thereto set forth in Article VI theretofore will have been fulfilled or (to the extent permitted by applicable law) waived.

Article II
PUT EXERCISE TERMS

Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree (unless otherwise agreed upon by the parties in writing) as follows:

Section 2.1.          Put Exercise Notices.

(a)          Commencing on the thirtieth day following the Effective Date, the Sentio Parties may, from time to time in their sole discretion, provide to the Investor a Put Exercise Notice, substantially in the form attached hereto as Exhibit E (the “Put Exercise Notice”). Each Put Exercise Notice must:

(i)          be delivered to the Investor not later than 9:30 a.m. (Eastern Standard time) at least fifteen (15) Business Days prior to the Closing Date specified in the Put Exercise Notice;

(ii)         identify the proposed investment opportunity and specify the criteria supporting the Sentio Parties’ conclusion that such investment opportunity is a Qualifying Acquisition;

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(iii)        specify the Put Exercise Amount; and

(iv)        designate the Closing Date.

The date on which the Sentio Parties deliver any Put Exercise Notice in accordance with this Section 2.1 hereinafter will be referred to as a “Put Exercise Date.”

(b)          No later than five (5) Business Days from the Put Exercise Date, the Investor will notify the Sentio Parties of whether (i) the proposed investment opportunity is an Approved Acquisition; (ii) the Investor is exercising a Strike with respect to such proposed investment opportunity; or (iii) the Investor disputes the Sentio Parties’ conclusion that the proposed investment opportunity is a Qualifying Acquisition.

(c)          At any time prior to the Closing Date set forth in a Put Exercise Notice, but no later than three (3) Business Days prior to the Closing Date set forth in such Put Exercise Notice, the Sentio Parties may (i) notify the Investor that the Sentio Parties are terminating the Put Exercise Notice, in which case such Put Exercise Notice will expire without further effect, or (ii) amend such Put Exercise Notice (an “Amended Put Exercise Notice”) and deliver such Amended Put Exercise Notice to Investor. No later than three (3) Business Days after Investor’s receipt of an Amended Put Exercise Notice, the Investor will notify the Sentio Parties of whether (x) the proposed investment opportunity is an Approved Acquisition; (y) the Investor is exercising a Strike with respect to such proposed investment opportunity; or (z) the Investor disputes the Sentio Parties’ conclusion that the proposed investment opportunity is a Qualifying Acquisition.

(d)          If the proposed investment opportunity described in a Put Exercise Notice (or Amended Put Exercise Notice, as applicable) is an Approved Acquisition, then upon the terms and subject to the conditions of this Agreement, the Investor is obligated to accept such Put Exercise Notice (or Amended Put Exercise Notice, as applicable) prepared and delivered in accordance with the provisions of this Agreement, and to purchase from the Sentio Parties the Securities issuable pursuant to and as set forth in such Put Exercise Notice (or Amended Put Exercise Notice, as applicable).

(e)          If the Investor exercises a Strike with respect to the proposed investment opportunity described in a Put Exercise Notice (or Amended Put Exercise Notice, as applicable) then the Investor is not obligated to accept such Put Exercise Notice (or Amended Put Exercise Notice, as applicable) and, subject to the provisions of Section 7.1(e), such Put Exercise Notice (or Amended Put Exercise Notice, as applicable) will expire without further effect.

(f)          If the Investor disputes the Sentio Parties’ conclusion that the proposed investment opportunity described in a Put Exercise Notice (or Amended Put Exercise Notice, as applicable) is a Qualifying Acquisition, then the Sentio Parties will negotiate with the Investor in good faith to determine the changes necessary to make the proposed investment opportunity a Qualifying Acquisition and thereafter the Sentio Parties will resubmit a Put Exercise Notice relating to the revised investment opportunity as described in Section 2.1(a) hereof.

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(g)          On the Business Day that is one (1) year from the Effective Date (the “First Anniversary”), if the aggregate Exercised Put Amount during the period from the Effective Date to the First Anniversary is less than $35,000,000, the Partnership will pay to the Investor a premium equal to 5% of the difference between (i) $35,000,000 and (ii) the aggregate Exercised Put Amount during the period from the Effective Date to the First Anniversary. Notwithstanding the foregoing, no such premium will be paid if the Investor exercised more than one Strike during the period from the Effective Date to the First Anniversary.

(h)          On the Business Day that is two (2) years from the Effective Date (the “Second Anniversary”), if the aggregate Exercised Put Amount during the period from the First Anniversary to the Second Anniversary is less than $35,000,000, the Partnership will pay to the Investor a premium equal to 5% of the difference between (i) $35,000,000 and (ii) the aggregate Exercised Put Amount during the period from the First Anniversary to the Second Anniversary. Notwithstanding the foregoing, no such premium will be paid if the Investor exercised more than one Strike during the period from the First Anniversary to the Second Anniversary.

(i)          If the Extension Period is exercised in accordance with Section 7.1(d), on the Business Day that is three (3) years from the Effective Date (the “Third Anniversary”), if the aggregate Exercised Put Amount during the period from the Second Anniversary to the Third Anniversary is less than $50,000,000, the Partnership will pay to the Investor a premium equal to 5% of the difference between (i) the lesser of (A) $50,000,000 and (B) the Remaining Put Amount, and (ii) the aggregate Exercised Put Amount during the period from the Second Anniversary to the Third Anniversary. Notwithstanding the foregoing, no such premium will be paid if the Investor exercised more than one Strike during the period from the Second Anniversary to the Third Anniversary.

(j)          if the aggregate Exercised Put Amount during the period from the Effective Date to the First Anniversary is less than $50,000,000, the Aggregate Put Right will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between (i) $50,000,000 and (ii) the aggregate Exercised Put Amount during the period from the Effective Date to the First Anniversary.

Section 2.2.          Securities Calculation. At each Closing the Partnership will issue to the Investor that number of Series B Convertible Preferred Units equal to the quotient of: (i) the Exercised Put Amount received by the Partnership upon such Closing divided by (ii) 100; except upon the first Closing, in which case, the Company, against receipt of payment of $100,000 of the Exercised Put Amount for such Closing, will issue to the Investor (subject to Section 5.14(f)) 1,000 shares of Series A Preferred Stock, and the Partnership will issue to the Investor that number of Series B Convertible Preferred Units equal to the quotient of: (a) the balance of the Exercised Put Amount received by the Partnership upon such Closing, divided by (b) 100.

Section 2.3.          Reduction of Remaining Put Amount. Concurrently with each Closing, the Remaining Put Amount under this Agreement automatically (and without the need for any amendment to this Agreement) will be reduced, on a dollar-for-dollar basis, by the total amount of the Exercised Put Amount received by the Sentio Parties at such Closing.

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Section 2.4.          Closing. The payment for, against simultaneous delivery of, Securities in respect of each Put Exercise will be consummated (each, a “Closing”) on the Business Day set forth in the Put Exercise Notice with respect thereto, or on such other date as the parties may agree in writing (each, a “Closing Date”). At each Closing, the Company or the Partnership, as applicable, will deliver to the Investor one or more certificates, in form and substance reasonably satisfactory to the Investor, evidencing the Securities, as calculated in accordance with Section 2.2, against simultaneous payment of the applicable Exercised Put Amount to the Company’s and/or the Partnership’s, as applicable, designated account by wire transfer of immediately available funds.

Article III
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby makes the following representations and warranties to the Sentio Parties:

Section 3.1.          Organization and Standing of the Investor. The Investor is duly organized, validly existing and in good standing under the laws of the state of its formation.

Section 3.2.          Authorization and Power. The Investor has all requisite power and authority to enter into and perform their obligations under this Agreement and the Related Documents and to purchase the Securities in accordance with the terms hereof and thereof. The execution, delivery and performance of this Agreement and the Related Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized by all necessary organizational action and no further consent or authorization of the Investor, its board or managers, or any of the Investor’s equity owners is required. This Agreement and each of the Related Documents has been duly executed and delivered by the Investor. This Agreement and each of the Related Documents, assuming due authorization, execution and delivery by the Sentio Parties, constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, subject as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws affecting the enforcement of creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

Section 3.3.          No Conflicts. The execution, delivery, terms and conditions and performance by the Investor of this Agreement and each of the Related Documents and the consummation by the Investor of the transactions contemplated herein or therein do not and will not (a) result in a violation of the Organizational Documents of the Investor, (b) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which an Investor is a party or is bound, (c) create or impose any Lien on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound or (d) result in a violation of any federal, state, local or foreign law, statute, rule or regulation, or any order, judgment or decree of any court or governmental agency (collectively, “Laws”) applicable to the Investor or by which any of the Investor’s properties or assets are bound or affected. The Investor is not required under any Law applicable to the Investor to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for the Investor to execute, deliver or perform any of the obligations under this Agreement or the Related Documents or to purchase the Securities in accordance with the terms hereof or thereof.

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Section 3.4.          Brokers’ Fees. Neither the Investor nor any Person acting on the Investor’s behalf has agreed to pay any commission, finder’s or broker’s fee, or similar payment in connection with the transactions contemplated by this Agreement or any matter related hereto to any Person for which any of the Sentio Parties will be liable.

Section 3.5.          Investment Representations. The Investor understands that none of the Securities have been registered under the Securities Act. The Investor also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Investor’s representations contained in this Agreement. The Investor is acquiring the Securities for the Investor’s own account for investment only and not with a view towards their distribution in violation of applicable securities laws. The Investor represents that it is an accredited investor within the meaning of Regulation D under the Securities Act. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of its investment in the Securities and is able to bear such risks, and has obtained, in the Investor’s judgment, sufficient information from the Sentio Parties to evaluate the merits and risks of such investment. The Investor has evaluated the risks of investing in the Securities, understands there are substantial risks of loss incidental to the investment and has determined that it is a suitable investment for the Investor. Without limiting the foregoing, the Investor has had an opportunity to discuss the Sentio Parties’ business, management and financial affairs with officers and management of the Sentio Parties and have had the opportunity to review the Sentio Parties’operations and facilities. The Investor also has had the opportunity to ask questions of, and receive answers from, the Sentio Parties and their management regarding the terms and conditions of this investment. Nothing in this Section 3.5 will abrogate or otherwise limit or restrict the right of the Investor to rely on the representations, warranties and covenants of the Sentio Parties set forth in this Agreement and the Related Documents.

Section 3.6.          Additional Investment Representations.

(a)          Except for the transactions provided for in this Agreement and the Related Documents, neither the Investor nor its Affiliates (a) owns five percent (5%) or more of the number of outstanding shares of Common Stock, (b) is a Subsidiary, Affiliate or other closely-related Person of a director, trustee or officer of the Company or a holder of five percent (5%) or more of the number of outstanding shares of Common Stock; and neither the Investor nor any of its Affiliates has a substantial direct or indirect interest in the Company.

(b)          Except for the transactions provided for in this Agreement and the Related Documents, no partner, executive or employee of the Investor or any of its Affiliates has engaged in any transaction with any of the Sentio Parties or any Subsidiary thereof, or has any relationship with any of the Sentio Parties or any Subsidiary thereof, that would be required to be disclosed under Item 404 of Regulation S-K of the Commission if the Company were filing with the Commission on the Effective Date a report or schedule that provided for disclosures under Item 404.

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(c)          The Investor is not (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, and Investor does not hold and is not investing the “plan assets” of such an employee benefit plan or plan, within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101; or (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA, and Investor is not subject to federal, state or local statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

Section 3.7.          Funding. Investor has sufficient cash on hand or has received executed and binding capital commitments pursuant to which it will have sufficient cash on hand to consummate the transactions contemplated by this Agreement and to allow Investor to perform its obligations hereunder (including without limitation the Investor’s obligation to pay the Aggregate Put Right from time to time under Put Exercise Notices). To the Knowledge of the Investor, as of the Effective Date, no event has occurred which, with or without notice, lapse of time or both, would result in a condition of funding under such capital commitments not to be met (or any excusal rights with respect to such capital commitments being triggered) at any applicable Closing Date under this Agreement.

Section 3.8.          Patriot Act.

(a)          Neither the Investor nor, to the Investor’s Knowledge, any of its Affiliates, is in violation of Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or, to the Investor’s Knowledge, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”).

(b)          Neither the Investor nor, to the Investor’s Knowledge, any of its Affiliates, is a “Prohibited Person” which is defined as follows:

(i)          a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)         a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)        a person or entity with whom the Company or its successor or assignee is prohibited from dealing or otherwise engaging in any transaction by the Executive Order or the Patriot Act;

(iv)        a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v)         a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf, or at any replacement website or other replacement official publication of such list; and

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(vi)        a person or entity who is affiliated with a person or entity listed above.

(c)          Neither the Investor nor, to the Investor’s Knowledge, any of its Affiliates, has: (i) conducted any business or engaged in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (ii) dealt in or otherwise engaged in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engaged in or conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

Section 3.9.          Legal Proceedings. As of the date hereof, there are no action, suits, claims, investigations or other legal proceedings pending, or to Investor’s Knowledge, threatened against or by the Investor or one of its Affiliates that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement and the Related Documents.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE SENTIO PARTIES

Except as set forth in a correspondingly identified disclosure schedule delivered by the Sentio Parties to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Sentio Parties hereby make the following representations and warranties to the Investor:

Section 4.1.          Organization, Good Standing and Power. Each of the Sentio Parties and their Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its formation; has all necessary corporate power and authority to own its properties and conduct its business as presently conducted; and is duly qualified to do business and in good standing in each state in the United States of America where its business requires such qualification, except where failure to be so duly qualified and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. True and accurate copies of the Charter, the Bylaws and the Partnership Agreement have been made available to the Investor.

Section 4.2.          Authorization, Enforcement.

(a)          On or prior to the Effective Date, the Board (including a majority of the Independent Directors thereon) has duly adopted resolutions authorizing and approving (subject to the consents and approvals set forth in Schedule 4.2(a)) (i) each of the Agreement and the Related Documents and the transactions contemplated thereby, (ii) the Articles Supplementary, (iii) the Charter Amendment, (iv) the Series C Articles Supplementary and (v) the Bylaws Amendment.

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(b)          On or prior to the Effective Date, the General Partner has authorized and approved each of the Agreement, the Related Documents and the Second Amended and Restated Limited Partnership Agreement of Sentio Healthcare Properties OP, L.P., in the form attached as Exhibit B hereto.

(c)          All corporate action on the part of the Company, its officers, directors, and stockholders has been taken that is necessary for the authorization, execution, and delivery of the Agreement and the Related Documents, the performance of all obligations of the Company under each of the Agreement and the Related Documents, and the authorization, issuance (or reservation for issuance), sale, and delivery of the (i) Preferred Shares being sold hereunder has been taken, subject to (A) in the case of the Series A Preferred Shares, the filing of the Articles Supplementary with the Department of Assessments and Taxation of the State of Maryland, (B) in the case of the Series C Preferred Shares, obtaining the affirmative vote of holders of a majority of the Common Stock present or represented and entitled to vote at a meeting of stockholders of the Company to approve the Charter Amendment pursuant to Section 5.14 hereof, (C) in the case of the Series C Preferred Shares, the filing of the Charter Amendment and the Series C Articles Supplementary with the Department of Assessments and Taxation of the State of Maryland pursuant to Section 5.14 hereof and (D) and (ii) shares of Common Stock issuable upon exchange of Partnership Units in accordance with the terms of the Partnership Agreement.

(d)          All action on the part of the Partnership has been taken that is necessary for the authorization, execution, and delivery of the Agreement and the Related Documents, the performance of all obligations of the Partnership under each of the Agreement and the Related Documents, and the authorization, sale, and delivery of (i) the Series B Convertible Preferred Units being sold hereunder and (ii) the Common Units issuable upon conversion of the Series B Convertible Preferred Units in accordance with the terms of the Partnership Agreement.

(e)          This Agreement and each of the Related Documents have been duly executed and delivered by the Sentio Parties. This Agreement and each of the Related Documents, assuming due authorization, execution and delivery by the Investor, constitutes a valid and binding obligation of each of the Sentio Parties enforceable against such Sentio Party in accordance with its terms, subject as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws affecting the enforcement of creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

Section 4.3.          No Conflicts. The execution, delivery, terms and conditions and performance by the Sentio Parties of this Agreement and each of the Related Documents and the consummation by the Sentio Parties of the transactions contemplated herein or therein do not and will not (a) result in a violation of the Organizational Documents of the Company or the Partnership, (b) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which any of the Sentio Parties is a party or is bound, (c) create or impose any Lien on any property of any of the Sentio Parties under any agreement or any commitment to which such Sentio Party is party or under which a Sentio Party is bound or under which any of the Sentio Parties’ properties or assets are bound or (d) result in a violation of any Law applicable to the Sentio Parties or by which any of the Sentio Parties’ properties or assets are bound or affected.

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Section 4.4.          Application of Takeover Protections. Subject to the restrictions set forth in the Charter (except to the extent that the Investor has received a waiver in connection herewith granting the Investor an exemption from the ownership limitations set forth therein), the Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Charter, Bylaws and the laws of its state of incorporation that is or could become applicable to the Investor as a result of the consummation of the transactions contemplated by the Agreement and the Related Documents, including, without limitation, as a result of the Company’s issuance of the Series A Preferred Shares, the Series C Preferred Shares and shares of Common Stock exchangeable for Partnership Units, as applicable, to the Investor, and the exercise of the Investor’s rights under the Articles Supplementary and the Series C Articles Supplementary and the Partnership Agreement.

Section 4.5.          Governmental Consents. No consent, approval, order, or authorization of or registration, qualification, declaration, or filing with, any federal, state, or local Governmental Authority on the part of the Sentio Parties is required in connection with the offer, sale, or issuance of the Securities or the securities issuable upon conversion of the Securities or the consummation of any other transaction contemplated by this Agreement, except for the following: (a) the compliance with other applicable state securities laws, which compliance will have occurred within the appropriate time periods; (b) the filing with the Commission of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, and (c) the filing of the Articles Supplementary, Charter Amendment and the Series C Articles Supplementary with the Department of Assessments and Taxation of the State of Maryland.

Section 4.6.          Capitalization.

(a)          The authorized capital stock of the Company consists of 580,000,000 shares of Common Stock, of which 12,804,645 were issued and outstanding as of January 31, 2013 and 20,000,000 shares of preferred stock, none of which are issued or outstanding. All issued and outstanding shares of the Company Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable. Prior to the first Closing Date, the Company will reserve that number of shares of Common Stock sufficient for issuance upon exchange of the Securities being issued and sold pursuant to this Agreement and upon exchange of Partnership Units such Securities may be converted into. Other than as provided in the Agreement and the Related Documents, there are no other outstanding rights, options, warrants, preemptive rights, rights of first offer, or similar rights for the purchase or acquisition from the Company of any securities of the Company, nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first offer. Except as otherwise provided in the Articles Supplementary and the Series C Articles Supplementary, in each case when filed with the Department of Assessments and Taxation of the State of Maryland, there are no outstanding obligations of the Company to repurchase or redeem any of its equity securities. Upon filing the Articles Supplementary with the Department of Assessments and Taxation of the State of Maryland, the respective rights, preferences, privileges, and restrictions of the Series A Preferred Shares and the shares of Common Stock will be as stated in the Charter (including the Articles Supplementary) and the provisions of the Articles Supplementary do not conflict with any of the provisions of the Organizational Documents of the Company. Upon filing the Series C Articles Supplementary with the Department of Assessments and Taxation of the State of Maryland, the respective rights, preferences, privileges, and restrictions of the Series C Preferred Shares and the shares of Common Stock will be as stated in the Charter (including the Series C Articles Supplementary) and, upon filing the Charter Amendment with the Department of Assessments and Taxation of the State of Maryland, the provisions of the Series C Articles Supplementary will not conflict with any of the provisions of the Organizational Documents of the Company. The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

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(b)          As of January 31, 2013, there were issued and outstanding 12,824,645 Partnership Units, comprised of 12,804,645 Partnership Units held by the Company in its capacity as the sole general partner of the Partnership, and 20,000 Partnership Units held by HPC LP TRS, LLC in its capacity as the sole limited partner of the Partnership, and no other Partnership units are outstanding. All issued and outstanding Partnership Units have been duly authorized and validly issued. Other than as provided in the Agreement, the Related Documents, and the Partnership Agreement, there are no other outstanding rights, options, warrants, preemptive rights, rights of first offer, or similar rights for the purchase or acquisition from the Partnership of any securities of the Partnership, nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first offer. Except as otherwise provided in the Partnership Agreement, there are no outstanding obligations of the Partnership to repurchase or redeem any of its equity securities.

Section 4.7.          Valid Issuance of Preferred and Common Stock and Preferred Units. Each of the Series A Preferred Shares and the Series C Preferred Shares being purchased by the Investor hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed in this Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of any Liens or restrictions on transfer other than restrictions under the Agreement, the Related Documents, the Charter, and under applicable state and federal securities laws. The sale of each of the Series A Preferred Shares and the Series C Preferred Shares hereunder is not subject to any preemptive rights, rights of first offer or any anti-dilution provisions contained in the Charter, Bylaws or any other agreement (other than any ownership limitations contained in the Charter for which the Investor has not received a waiver hereunder). The Series B Convertible Preferred Units being purchased by the Investor hereunder will be free of any Liens or restrictions on transfer other than restrictions under the Agreement, the Related Documents, and the Partnership Agreement. The shares of Common Stock issuable upon exchange of the Series B Convertible Preferred Units purchased under this Agreement (or upon exchange of any Partnership Units such Series B Convertible Preferred Units are converted into pursuant to the Partnership Agreement) have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Partnership Agreement and the Charter, will be duly and validly issued, fully paid, and nonassessable and will be free of any Liens or restrictions on transfer other than restrictions on transfer under the Agreement and the Related Documents, the Charter and under applicable state and federal securities laws.

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Section 4.8.          Financial Statements. The financial statements of the Sentio Parties and their respective Subsidiaries on a consolidated basis for each of the periods included or incorporated by reference in the Commission Documents (a) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, in each case as of the date such Commission Document was filed, and (b) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or the notes thereto) and fairly present in all material respects the consolidated financial position of the Sentio Parties and their respective consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows of the Sentio Parties and their respective Subsidiaries for the periods then ended (subject, in the case of unaudited statements, to normal recurring audit adjustments).

Section 4.9.          Reports.

(a)          The Company has filed all documents required to be filed with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act.

(b)          The Commission Documents, when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, in each case as in effect at such time, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements, in the light of the circumstances in which they were made, not misleading.

(c)          Each director of the Company that is designated as “Independent” in the Commission Documents satisfies the requirements for independence under the Sarbanes-Oxley Act and the rules of the NASDAQ Stock Exchange, and a majority of the Company’s directors are so “Independent.”

(d)          There is no transaction, arrangement or other relationship between any of the Sentio Parties or their Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Commission Documents and is not so disclosed or that has or otherwise would reasonably be expected to have a Material Adverse Effect.

(e)          The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the individuals responsible for the preparation of the Company’s filings with the Commission and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Audit Committee of the Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the Knowledge of the Company, there is no reason that its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

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Section 4.10.         No Material Adverse Effect. Since September 30, 2012, the Sentio Parties have not experienced or suffered any Material Adverse Effect, and, to the Knowledge of the Company, there exists no state of facts, condition, event or development which would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.11.         No Undisclosed Liabilities. Neither the Sentio Parties nor any of their Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of any Sentio Party or any Subsidiary thereof (including the notes and schedules thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those (i) incurred in the ordinary course of the Sentio Parties’ or their respective Subsidiaries’ businesses since September 30, 2012, that would not have a material adverse effect on the Sentio Parties and their respective Subsidiaries, taken as a whole or (ii) which, individually or in the aggregate, do not or would not have a Material Adverse Effect. There is no existing or continuing default or event of default in respect of any Indebtedness of the Sentio Parties or any of their Subsidiaries other than as do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.12.         Assets and Real Property. The Sentio Parties and their Subsidiaries have good and marketable title to all of their respective real and personal property (including, without limitation, mortgaged assets), free of any Liens, except for those (i) indicated in the Commission Documents, (ii) that secure liabilities that are part of the consolidated liabilities of the Company as reflected in the Company’s financial statements included in the Commission Documents or (iii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Sentio Parties and their Subsidiaries has valid and enforceable leasehold interests in all of its respective real and personal property (including, without limitation, mortgaged assets) referred to in the Commission Documents as being leased by them, free of any Liens, except for those (i) indicated in the Commission Documents, (ii) that secure liabilities that are part of the consolidated liabilities of the Company as reflected in the Company’s financial statements included in the Commission Documents or (iii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, no Person has any possessory interest in any space situated on or in any real property owned, leased or subleased by the Sentio Parties or any of their respective Subsidiaries other than pursuant to the Ground Leases, the Leases and the Resident Agreements. All Ground Leases, Material Leases, Leases over 2,000 square feet and, to the Knowledge of the Company, all Leases under 2,000 square feet, to which the Sentio Parties or their respective Subsidiaries are a party are valid and subsisting and in full force and effect and are legally enforceable against the respective parties thereto and none of the Sentio Parties nor any of their respective Subsidiaries has advised any, Landlord, Tenant or Manager of its intent to terminate any Ground Lease or Lease. To the Knowledge of the Company, none of the Sentio Parties nor any Affiliate of the Company or the Partnership is aware of any default nor has given or received any notice claiming the existence of any default under (i) any Ground Lease or Material Lease, which default remains uncured, or (ii) under any Lease that is not a Material Lease, which (a) remains uncured and (b) individually or in the aggregate, would have a material adverse effect on the real property subject to such Lease. Each of the Sentio Parties has made available to Investor true and complete, in all material respects, copies of the Ground Leases and Leases in place at any real property owned, leased or subleased by the Sentio Parties or their respective Subsidiaries and all amendments, modifications and side letters or other agreements modifying in any material respect the terms thereof in the possession of the Sentio Parties. The Sentio Parties and their Subsidiaries have such consents, easements, rights-of-way or licenses (collectively, “Rights-of-Way”) from any Person as are necessary to conduct their business in the manner described in the Commission Documents, except for those which if not obtained would not, individually or in the aggregate, have a Material Adverse Effect, and none of such Rights-of-Way contains any restriction that is materially burdensome to the Sentio Parties or any of their Subsidiaries.

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Section 4.13.         Litigation. There is no action, suit, proceeding or investigation pending or, to the Knowledge of the Company, overtly threatened against, nor any outstanding judgment, order or decree against, the Sentio Parties or any of their Subsidiaries before or by any Governmental Authority or arbitral body which in the aggregate have, or if adversely determined, would reasonably be expected to have, a Material Adverse Effect, with the exception of any action, suit, proceeding or investigation that may be pending or overtly threatened against, or any outstanding judgment, order or decree against, the Sentio Parties or any of their Subsidiaries resulting directly from the solicitation of the Company’s stockholders by the Company of a vote to amend the Charter as set forth in Section 5.14. Neither the Sentio Parties nor any of their Subsidiaries is in default with respect to any judgment, order or decree of any Governmental Authority which default would reasonably be expected to have a Material Adverse Effect.

Section 4.14.         Taxes.

(a)          The Sentio Parties and each of their Subsidiaries has properly and timely filed (taking into account any extension of time within which to file), in accordance with applicable Laws, all material federal, foreign, state, local, and other Tax Returns that are required to be filed by it or with respect to their assets, which Tax Returns were true and correct in all material respects.

(b)          All material Taxes due and owing by any of the Sentio Parties or their Subsidiaries or their assets (whether or not shown on any Tax Return) have been timely paid in full and, where payment is not yet due and owing, adequate reserves for such Taxes have been accrued on the appropriate financial statements in accordance with GAAP.

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(c)          The Sentio Parties and each of their Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 565, 1441, 1442, 1445, 1446 and 3402 of the Code) and all material Taxes required to be withheld and paid over by the Sentio Parties and their Subsidiaries have been withheld and timely paid over to the appropriate Tax Authority.

(d)          There are no outstanding waivers or extensions of time with respect to the period for assessing or auditing any material Tax or material Tax Return of the Sentio Parties or any Subsidiary, except to the extent any such waiver is a result of an extension to file a Tax Return.

(e)          There are no audits or proceedings relating to any material Tax or material Tax Return of the Sentio Parties or any Subsidiary thereof, or any of their assets, currently in progress or raised in writing by any Tax Authority and, to the Knowledge of the Sentio Parties, no such audit or proceeding is pending or threatened.

(f)          Neither the Sentio Parties nor any of their Subsidiaries has entered into any transaction defined under Section 1.6011-4(b)(2), -4(b)(3) or -4(b)(4) of the Treasury Regulations, or participated or advised in any transaction that could give rise to a list maintenance obligation or a registration obligation under either Section 6111 or 6112 of the Code.

(g)          Commencing with the Company’s 2008 taxable year, the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, its organization and method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the Code through the date hereof, it has not taken or omitted to take any action that could reasonably be expected to result in a challenge to its status as a REIT, and, to the Knowledge of the Sentio Parties, no such challenge is pending or threatened and the Company intends to continue to operate in such a manner as to permit it to continue to qualify as a REIT for the taxable year that will include the Closing Date.

(h)          The Partnership, and each Subsidiary that is a partnership (or disregarded entity) or that files Tax Returns as a partnership for U.S. federal income tax purposes, has, since inception, been properly classified for U.S. federal income tax purposes as a partnership (or disregarded entity). No Subsidiary is taxable as a corporation for U.S. federal income tax purposes, other than a corporation that is a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) or a “taxable REIT subsidiary” within the meaning of Section 856(l).

(i)          Neither the Sentio Parties nor any of their Subsidiaries hold any assets the disposition of which would be subject to Treasury Regulations Section 1.337(d)-7.

(j)          The Company has not incurred any liability for taxes under Sections 857(b), 860(c) or 4981 of the Code or any rules similar to Section 1374 of the Code. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a risk that any material Tax described in the preceding sentence will be imposed on the Company. Neither the Sentio Parties nor any of their Subsidiaries (other than a “taxable REIT subsidiary”) has engaged at any time in any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code. To the Knowledge of the Sentio Parties, neither the Sentio Parties nor any of their Subsidiaries has engaged in any transaction that would give rise to “redetermined rents, redetermined deductions and excess interest” described in Section 857(b)(7) of the Code.

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(k)          The Company has never been a “personal holding company” under Section 542 of the Code, determined without regard to Section 856(h)(1)(B) of the Code.

(l)          There are no material Liens for Taxes upon any of the assets or properties of the Sentio Parties or any of their Subsidiaries, other than with respect to Taxes not yet due and payable.

(m)          Neither the Sentio Parties nor any of their Subsidiaries (A) is or has ever been a member of an affiliated group of corporations filing a consolidated federal income Tax Return (other than the group of which a Subsidiary of the Company is currently a member and the common parent of which is a “taxable REIT subsidiary” of the Company) or (B) has any liability for the Taxes of any Person (other than the Sentio Parties or any of their Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local, or foreign law), as a transferee or successor, by Contract, or otherwise.

(n)          Neither the Sentio Parties nor any of their Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(o)          No power of attorney granted by or with respect to the Sentio Parties or any of their Subsidiaries relating to Taxes is currently in force. No closing agreement pursuant to Section 7121 of the Code (or any similar provision of any state, local or foreign law) has been entered into by or with respect to the Sentio Parties or any of their Subsidiaries.

(p)          No written claim has ever been received from any Tax Authority located in a jurisdiction where the Sentio Parties or any of their Subsidiaries do not file Tax Returns indicating that such Sentio Party or Subsidiary is or may be subject to taxation by that jurisdiction.

(q)          Neither the Sentio Parties nor any of their Subsidiaries will be required to include amounts in income, or exclude items of deduction, in a taxable period beginning after the Closing Date as a result of (i) a change in method of accounting occurring prior to the Closing Date, (ii) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Closing Date, (iii) a prepaid amount received, or paid, prior to the Closing Date, (iv) deferred gains arising prior to the Closing Date or (v) deferred cancellation of indebtedness income, or (vi) election or transaction which reduced any Tax attribute (including basis in assets).

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(r)          Neither the Sentio Parties nor any of their Subsidiaries is a party to, or bound by, or has any obligation under, any Tax allocation or sharing agreement or similar contract or arrangement, any Tax Protection Agreement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person. As used herein, “Tax Protection Agreements” shall mean any agreement pursuant to which: (a) any liability to partners of any Subsidiary or to any transferors of property to the Sentio Parties or any of their Subsidiaries relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement or (b) the Sentio Parties or any of their Subsidiaries has agreed to (i) maintain a minimum level of debt or continue a particular debt or allocate a certain amount of debt to a particular partner or allow particular partners to guarantee such debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, or (iv) only dispose of assets in a particular manner.

Section 4.15.         Permits and Licenses. The Sentio Parties and their Subsidiaries and to the Knowledge of the Company, each Tenant and Manager, possess all Permits, including, but not limited to, all Health Care Licenses and provider agreements, including, but not limited to Medicare and Medicaid provider agreements, issued by each Governmental Authority and third party payor, including, but not limited to, Medicare and Medicaid necessary to conduct their respective businesses as set forth in the Commission Documents, except where the failure to possess such Permits would not have or reasonably be expected to result in a Material Adverse Effect, and neither the Sentio Parties nor any Subsidiary thereof has received any written notice from any Governmental Authority, Tenant and/or Manager, as applicable, of proceedings relating to the revocation or modification of any such Permit. True and correct copies of all Health Care Licenses held by the Company, its Subsidiaries, each Tenant and/or the Manager have been provided to the Investor prior to the Effective Date.

Section 4.16.         Compliance with Laws. Neither the Sentio Parties nor any of their Subsidiaries nor, to the Knowledge of the Company, any Tenant or Manager, is in material violation of any applicable Laws, except where such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, neither the Sentio Parties nor any of their Subsidiaries nor any Tenant or Manager is being investigated with respect to, or has been overtly threatened to be charged with or given notice of any violation of, any applicable Law, except for such of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any Tenant or Manager, is a party to any Corporate Integrity Agreement or similar corporate compliance agreement with any Governmental Authority or third party payor. True and correct copies of the most recent Health Care Surveys issued with respect to the operations of the Company and its Subsidiaries, the Tenants and/or Managers have been provided to the Investor prior to the Effective Date.

Section 4.17.         Environmental Compliance. Neither the Sentio Parties nor any of their Subsidiaries is in violation of, or has received notice of any violation with respect to, any Environmental Law applicable to the Sentio Parties or any of their Subsidiaries or the business of the Sentio Parties or any of their Subsidiaries, in each case except for any such violations or notices as would not reasonably be expected to have a Material Adverse Effect. Neither the Sentio Parties nor any of their Subsidiaries has received any notice of, nor, to the Knowledge of the Company, has there been any occurrence or circumstance that, with notice or passage of time, or both, would reasonably be expected to give rise to, a claim against the Sentio Parties or any of their Subsidiaries under or pursuant to any Environmental Law with respect to any properties currently or previously owned, leased or operated by the Sentio Parties or any of their Subsidiaries, or the assets of the Sentio Parties or any of their Subsidiaries, or arising out of the conduct of the business of the Sentio Parties or any of their Subsidiaries that in each case would reasonably be expected to have a Material Adverse Effect. The Sentio Parties and their Subsidiaries have received all Environmental Permits required to conduct their respective businesses, and each of the Sentio Parties and their Subsidiaries is in compliance with all terms and conditions of any such Environmental Permit applicable to it, except for where the failure to obtain an Environmental Permit or failure to comply with an Environmental Permit would not reasonably be expected to have a Material Adverse Effect.

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Section 4.18.         Contracts. True and complete copies of all agreements to which the Sentio Parties and their Subsidiaries are a party and which are required to have been filed by the Company pursuant to the Securities Act or the Exchange Act have been filed by the Company with the Commission pursuant to the requirements of the Securities Act or the Exchange Act, as applicable, and since the filing of the most recent Commission Document filed prior to the date hereof, there has been no material change or amendment to any such agreement filed as an exhibit to a Commission Document. Except for such agreements that have expired or terminated in accordance with their terms, each such agreement is in full force and effect and is binding on the Sentio Parties and/or their Subsidiaries, as applicable, and, to the Knowledge of the Company, is binding upon such other parties, in each case in accordance with its terms, and neither the Sentio Parties, nor any of their Subsidiaries nor, to the Knowledge of the Company, any other party thereto, is in breach of or default under any such agreement, which breach of default would reasonably be expected to have a Material Adverse Effect.

Section 4.19.         ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Sentio Parties and their Subsidiaries which has had or would have a Material Adverse Effect. No “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or “accumulated funding deficiency” (as defined in Section 203 of ERISA) or any of the events set forth in Section 4043(b) of ERISA has occurred with respect to any Plan which has had or would have a Material Adverse Effect, and (subject to the continued accuracy of Investors’ representations in Section 3.6(c)) the execution and delivery of this Agreement and the Related Documents and the issuance and sale of the Securities do not result in any of the foregoing events. Each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Sentio Parties have not incurred nor do they expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan in each case, other than has not had and would not have a Material Adverse Effect; and each Plan for which the Sentio Parties would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualifications in each case, other than has not had and would not have a Material Adverse Effect.

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Section 4.20.         Intellectual Property.

(a)          With respect to each item of Company Intellectual Property, (i) the Sentio Parties or one or more of their Subsidiaries possesses all rights, titles and interests in and to each such item that purports to be owned by the Sentio Parties or one of their Subsidiaries, free and clear of any Lien, license or other material restriction (other than licenses granted to third parties in the ordinary course of business and other than Liens, licenses or other restrictions contained in any agreement disclosed by the Company in any Commission Document or other publicly-available filing), and, to the Knowledge of the Company, possesses all rights necessary, in the case of each such item that purports to be licensed to the Sentio Parties or one of their Subsidiaries, to use such item in the manner in which it is entitled to use such item under the applicable license agreement; (ii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending against the Sentio Parties or any of their Subsidiaries, or, to the Knowledge of the Company, has been or is being threatened in writing against the Sentio Parties or any of their Subsidiaries which challenges the legality, validity, enforceability, use or, if applicable, ownership of the item; (iii) to the Knowledge of the Company, the Sentio Parties or one of their Subsidiaries has sufficient right, title and interest to use or own the item, as applicable, without infringement upon any Intellectual Property right or other right of any third party; and (iv) there is no pending or, to the Knowledge of the Company, threatened claim or litigation against the Sentio Parties or any of their Subsidiaries contesting the right to use any third party’s Intellectual Property rights, asserting the misuse of any thereof, or asserting the infringement or other violation thereof.

(b)          Except as would not reasonably be expected to have a Material Adverse Effect, the Sentio Parties and their Subsidiaries maintain policies and procedures regarding data security, privacy and data use that are commercially reasonable and, in any event, materially comply with the Sentio Parties’ obligations to their customers and/or tenants and applicable Laws, rules and regulations. Except as would not reasonably be expected to have a Material Adverse Effect, there have not been, and the transaction contemplated under this Agreement will not result in, any security breaches of any security policy, data use restriction or privacy breach under any such policies or any applicable Laws, rules or regulations.

Section 4.21.         Registration Rights. Except as provided in the Investor Rights Agreement, the Sentio Parties have not granted or agreed to grant, and are not under any obligation to provide, any rights to register under the Securities Act any of their presently outstanding securities or any of their securities that may be issued subsequently.

Section 4.22.         Investment Company Act. Neither the Sentio Parties nor any of their Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said act.

Section 4.23.         Illegal Payments. Neither the Sentio Parties nor any of their Subsidiaries has, nor, to the Knowledge of the Company, has any Tenant or Manager or any director, officer, partner, agent or employee of the Sentio Parties or any of their Subsidiaries, or of any Tenant or Manager, paid, caused to be paid, or agreed to pay, directly or indirectly, in connection with the business of the Sentio Parties or of any Tenant or Manager: (a) to any government or agency thereof, any agent or any supplier or customer, any bribe, kickback or other similar illegal payment, whether in violation of any state and/or federal anti-kickback, self-referral, and false claims act or law or otherwise; (b) any illegal contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable Law); or (c) intentionally established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

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Section 4.24.         Insurance. The Sentio Parties and each of their Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as they deem adequate for the conduct of their businesses and the value of their respective properties and other assets and as is customary for companies engaged in similar businesses in similar industries, except where the absence of such insurance coverage would not, individually or in the aggregate, have a Material Adverse Effect. The Sentio Parties and each of its Subsidiaries has obtained title insurance on the fee interests in each of its owned real properties in an amount that is commercially reasonable for each such owned real property, but at least equal to the purchase price of such owned real property, all of which policies of insurance are in full force and effect, except where the absence of such insurance coverage would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.25.         General Solicitation. Neither the Sentio Parties, nor any Affiliate of the Sentio Parties, nor any other Person authorized by the Sentio Parties to act on their respective behalves, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offer or sales of the Securities. The Sentio Parties have offered the Securities for sale only to the Investor.

Section 4.26.         Offering; Exemption. Assuming the accuracy of the Investor’s representations and warranties set forth in Article III of this Agreement, no registration under the Securities Act or any applicable state securities law is required for the offer and sale of the Securities by the Sentio Parties to the Investor as contemplated hereby or for the conversion or exchange of the Securities (or any Partnership Units into which the Securities may be converted) as contemplated by hereby or by the Partnership Agreement.

Section 4.27.         No Integrated Offering. Neither the Sentio Parties, nor any Affiliate of the Sentio Parties, nor, to the Knowledge of the Company, any Person acting on the behalf of the Sentio Parties has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act that would cause Regulation D or any other applicable exemption from registration under the Securities Act to be unavailable, or would cause any applicable state securities law exemptions or any applicable stockholder approval provisions exemptions, nor will the Sentio Parties take any action or steps that would cause the offering or issuance of the Securities to be integrated with other offerings.

Section 4.28.         Brokers’ Fees. Neither the Sentio Parties nor any Person acting on the behalf of either of the Sentio Parties has agreed to pay any commission, finder’s or broker’s fee, or similar payment in connection with the transactions contemplated by this Agreement or any matter related hereto to any Person for which the Investor will be liable.

Section 4.29.         Indebtedness. Neither the Sentio Parties nor any of their respective Subsidiaries is, immediately prior to the Effective Date, or will be, at the time of a Closing (other than as a result of the transactions contemplated by this Agreement or the Related Agreements), after giving effect to such Closing, in default in the payment of any material Indebtedness or in default under any material agreement relating to its material Indebtedness. None of the Sentio Parties or any of their Subsidiaries has issued or incurred any debt security or other Indebtedness that by its terms is convertible into or exchangeable for, or accompanied by warrants for or options to purchase, any capital stock of either of the Sentio Parties.

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Section 4.30.         Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

Section 4.31.         Management Agreements. Each Management Agreement is in full force and effect and none of the Sentio Parties or any of their Subsidiaries has advised any Tenant or Manager of its intent to terminate any Management Agreement as a result of the existence of any default or Event of Default thereunder. True and correct copies of each Management Agreement and of all outstanding notices of default issued by any of the Sentio Parties and/or any of its Subsidiaries under each Management Agreement have been provided to the Investor prior to the Effective Date.

Section 4.32.         Joint Venture Agreements. Each Joint Venture Agreement is valid, binding and enforceable in accordance with its terms and is in full force and effect. (A) None of the Sentio Parties or any of their Subsidiaries is and, to the Knowledge of the Company no other party is in breach or violation of, or default under, any Joint Venture Agreement, (B) none of the Sentio Parties or any of their Subsidiaries has received any claim of default under any such Joint Venture Agreement in the two years preceding the date of this Agreement, and (C) no event has occurred which would result in a breach or violation of, or a default under, any Joint Venture Agreement (in each case, with or without notice or lapse of time or both). True and correct copies of each Joint Venture Agreement and of all outstanding notices of default issued by any of the Sentio Parties and/or any of their Subsidiaries under each Joint Venture Agreement have been provided to the Investor prior to the Effective Date. Except as disclosed on Schedule 4.32, none of the Sentio Parties or any of its Subsidiaries is required to make any capital contributions in any Person or any of the Subsidiaries of the Sentio Parties, other than loans, advances, capital contributions or investments in any of the wholly owned Subsidiaries of the Company or the Partnership.

Section 4.33.         Loan Documents. Each of the Loan Documents is valid, binding and enforceable in accordance with its terms and is in full force and effect. (A) None of the Sentio Parties or any of their Subsidiaries is in breach or violation of, or default under, any of the Loan Documents, (B) none of the Sentio Parties or any of their Subsidiaries has received any claim of default under any such Loan Document in the two years preceding the date of this Agreement, and (C) no event has occurred which would result in a breach or violation of, or a default under, any of the Loan Documents (in each case, with or without notice or lapse of time or both). True and correct copies of all Loan Documents and of all outstanding notices of default issued by any lender under the Loan Documents have been provided to the Investor prior to the Effective Date.

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Article V
COVENANTS

The Sentio Parties and the Investor hereby covenant and agree, for the benefit of the other parties to this Agreement and their respective assigns, as follows:

Section 5.1.          Registration. The Company will take all action necessary to cause the shares of Common Stock and any additional class or series of Company Capital Stock registered under Section 12(b) or 12(g) of the Exchange Act each to continue to be registered as a class of securities under Sections 12(b) or 12(g) of the Exchange Act so long as such securities remain outstanding, will comply with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Securities Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein.

Section 5.2.          Compliance with Laws. The Sentio Parties will comply, and cause each of their Subsidiaries to comply, (a) with all Laws applicable to the business and operations of the Sentio Paries and their Subsidiaries, except as would not have a Material Adverse Effect and (b) with all applicable provisions of the Securities Act and the Exchange Act.

Section 5.3.          Keeping of Records and Books of Account; Unlawful Payments.

(a)          The Sentio Paries will keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Sentio Parties and their Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business will be made. The Company will maintain a system of internal accounting controls that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Sentio Parties and their Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP consistently applied, and that receipts and expenditures of the Sentio Paries are being made only in accordance with authorizations of management of the Sentio Paries; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Sentio Parties’ or their Subsidiaries’ assets that would likely have a material effect on the Sentio Parties’ financial statements.

(b)          The Sentio Parties and their Subsidiaries will not, in connection with the operation of the business of the Sentio Parties and their Subsidiaries, (i) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (ii) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, (iii) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable Laws, (iv) pay or receive or agree to pay or received any bribe, kickback or other similar illegal payment whether in violation of any state and/or federal anti-kickback, self-referral and false claims act or law or otherwise; or (v) intentionally established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose, except for such violations or noncompliant operations that would not likely result in a Material Adverse Effect.

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(c)          At any time prior to the first issuance of the Series A Preferred Shares, the Sentio Parties shall, and shall cause their Subsidiaries, officers, directors, employees, auditors and other agents and representatives (collectively, the “Company Representatives”) to (i) afford the officers, employees, auditors and other agents and representatives of the Investor (collectively, the “Investor Representatives”), during normal business hours upon reasonable advance notice to the Company, reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records, (ii) furnish the Investor with all financial, operating and other data and information as the Investor, through the Investor Representatives, may from time to time reasonably request, and (iii) afford the Investor reasonable opportunity to discuss the Company’s affairs, finances and accounts with the Company’s officers on a regular basis. Notwithstanding the foregoing, nothing in this Section 5.3(c) shall give the Investor or their Affiliates any approval rights over the day-to-day activities of the Company.

Section 5.4.          Other Agreements and Other Financings. The Sentio Parties will not enter into, announce or recommend any agreement, plan, arrangement or transaction the terms of which would restrict, materially delay or conflict with the ability or right of the Sentio Parties or any of their Subsidiaries to perform its obligations under this Agreement or the Related Documents, including, without limitation, the obligation of the Sentio Parties to deliver Securities to the Investor in respect of Put Exercise Notices that may be delivered from time to time pursuant to this Agreement.

Section 5.5.          Certain Actions.

(a)          Except as expressly permitted or required pursuant to this Agreement or any Related Document, at any time prior to the first issuance of either the Series A Preferred Shares or the Series C Preferred Shares, the Sentio Parties and their Subsidiaries shall (i) conduct their respective business in all material respects in the ordinary course of business consistent with past practice, (ii) use commercially reasonable efforts to preserve intact its and its Subsidiaries’ current business organizations, keep available the service of their current officers and employees and preserve their relationship with customers, suppliers, licensors, licensees, advertisers, distributors, Governmental Authorities and others having business dealings with them to the end that their goodwill and ongoing business shall be unimpaired, (iii) not take any action that could cause any representation and warranty contained in Article IV to be untrue in any material respect or cause a covenant to fail to be satisfied in any material respect.

(b)          Without limiting the generality of Section 5.5(a), at any time prior to the first issuance of either the Series A Preferred Shares or the Series C Preferred Shares, the Sentio Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, do any of the following:

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(i)          agree to any action which would restrict, materially delay or conflict with the rights and preferences of the Series A Preferred Shares or the Series C Preferred Shares;

(ii)         declare, pay or set aside for payment any Extraordinary Dividend except (for purposes of this clause (b)) as otherwise required for the Company to continue to satisfy the requirements for qualification and taxation as a REIT under the Code;

(iii)        amend, alter or repeal the provisions of the Charter or Bylaws, whether by merger or consolidation or otherwise, so as to adversely affect any right, preference or voting power of the Series A Preferred Shares or the Series C Preferred Shares;

(iv)        except as permitted in accordance with Section 5.13 hereof, redeem, repurchase or acquire any capital stock of the Sentio Parties or any of their Subsidiaries;

(v)         other than in accordance with the provisions of this Agreement or the Related Documents, authorize, issue or reclassify any capital stock, or debt securities convertible into capital stock, of the Company and the Partnership;

(vi)        other than in accordance with the provisions of this Agreement or the Related Documents, change the authorized number of members of the Board of the Company or the composition of the Board of the Company;

(vii)       take any other action specified under Sections 3.2 or 3.3 of the Investor Rights Agreement which would require the consent of the Investor if such action were taken immediately following the first issuance of either the Series A Preferred Shares or the Series C Preferred Shares; or

(viii)      enter into any arrangement or Contract or otherwise agree or commit to take any of the foregoing actions;

provided that, prior to receipt by the Company of the Change of Control Consents, the Sentio Parties and their respective Subsidiaries will have no obligation to refrain from taking any of the actions described in clauses (i), (vi), (vii) (solely with respect to actions specified in Sections 3.2(b), (c), (d), (f), (h), (i), (j) and (l), Sections 3.3(b) through (d) of the Investor Rights Agreement) and (viii) (solely with respect to arrangements, Contracts, agreements or commitments to take any of the actions otherwise set forth in this proviso) of this Section 5.5(b).

(c)          The Partnership will not, at any time prior to the first issuance of Series B Convertible Preferred Units, amend, alter or repeal the provisions of the Partnership Agreement, whether by merger or consolidation or otherwise, so as to adversely affect any right or preference of the Series B Convertible Preferred Units.

(d)          The Company will not, at any time prior to the first issuance of the Series C Preferred Shares, whether by merger, consolidation, amendment to the Charter, operation of law or otherwise, effect any stock split, recapitalization or similar adjustment in respect of the Series A Preferred Shares unless simultaneously in connection therewith the Company effects a similar adjustment to the terms of the Series C Preferred Shares.

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(e)          The Sentio Parties will not, at any time prior to the first issuance of Securities, make or rescind any material Tax election (unless required by Law or necessary to preserve the Company’s status as a REIT or the status of any of its Subsidiary as a partnership for federal tax purposes or a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be), settle or compromise any material Tax liability, change an annual accounting period, adopt or change any material accounting method with respect to Taxes, enter into any closing agreement, settle or compromise any material proceeding with respect to any material Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, enter into, amend or modify any material Tax Protection Agreement, or take any action that would, or could reasonably be expected to, violate any material Tax Protection Agreement or otherwise give rise to any material liability of such Sentio Party or any Subsidiary thereof with respect thereto, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax.

Section 5.6.          Financial Statements. If the Company no longer is required to file periodic reports with the Commission pursuant to the Exchange Act, the Company will deliver to the Investor financial statements, including notes and schedules thereto, and other information in substantially similar form to the financial statements and other information required to be filed by Form 10-Q and Form 10-K of the Exchange Act and within the time periods required under the Exchange Act; provided, however, that (i) such annual and quarterly reports on Form 10-K and Form 10-Q will not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any “non-GAAP” financial information contained therein or Rule 3-10 or Rule 3-16 of Regulation S-X, (ii) the Company will not be required to comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 or otherwise furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K and (iii) the Company will include the information regarding director, trustee and management compensation required under the Exchange Act to be included in a public company’s quarterly and year-end reports, including the compensation discussion and analysis, summary compensation table and other information required by Part III of Form 10-K.

Section 5.7.          Qualification as a REIT. The Company will use its best efforts to operate in a manner in accordance with the requirements for qualification and taxation as a REIT. In the event of the proposed taking of any action that would cause any representation set forth in Section 4.14(g) to be incorrect if made as of any date following the Effective Date, including the Board in good faith determining by resolution that it is no longer in the best interests of the Company for the Company to continue to so qualify, the Company will obtain the written consent of the Investor prior to the taking of such action, subject to receipt by the Company from the Investor of customary undertakings to maintain such information in confidence and in accordance with Law.

Section 5.8.          Investment Company Act. The Sentio Parties will conduct their affairs in such a manner so as to reasonably ensure that neither the Sentio Parties nor any of their Subsidiaries will be or become an “investment company” required to register under the Investment Company Act.

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Section 5.9.          Securities. The Company will at all times reserve and keep available, free of all preemptive and similar rights: (a) solely for issuance and delivery at a Closing, the requisite aggregate number of authorized but unissued Series A Preferred Shares and Series C Preferred Shares and (b) solely for issuance and delivery upon exercise of exchange of the Securities (or Partnership Units any such Securities are converted into), the number of shares of Common Stock from time to time issuable upon exchange of all Securities (or Partnership Units such Securities are converted into).

Section 5.10.         HSR Act. Upon request of a party hereunder, from time to time, each other party hereunder will cooperate with the requesting party and will promptly furnish to the requesting party all information reasonably requested by the requesting party in order to determine whether any pre-merger notification or similar notification or filing is required pursuant to the HSR Act or any other Law in connection with the consummation of the transactions contemplated by this Agreement and the Related Documents, and will cooperate with and assist the requesting party in connection with resolving any investigation or other inquiry by any governmental entity under the HSR Act or other Law with respect to the transactions contemplated by this Agreement and the Related Documents. Each party will promptly prepare and deliver any pre-merger notification or similar notification or filing that the other parties hereunder determine to be required or advisable.

Section 5.11.         Use of Proceeds. The gross proceeds from the sale of the Securities at each Closing will be used by the Company and/or the Partnership to acquire the Approved Acquisition specified in the Put Exercise Notice related to such Closing, or for such other purpose as Investor may approve in writing. The Parties acknowledge that the minimum denomination of $100,000 applicable to each Put Exercise Notice may result in de minimis amounts of unallocated proceeds upon each Closing.

Section 5.12.         Future Commission Documents. Each Future Commission Document, when such document becomes effective or is filed with the Commission, as the case may be, will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other Laws applicable to it, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.13.         Restriction on Issuance of Company Capital Stock. During the Put Period, and, if exercised, the Extension Period, without the prior written consent of the Investor and the prior approval of the Board, the Company will not issue Company Capital Stock except in conformity with this Agreement. Notwithstanding the foregoing, upon a majority vote by the Board, and without the prior written consent of the Investor, the Company may reinstate a dividend reinvestment program (the “DRIP”) and a limited stock repurchase program (the “SRP”) for existing holders of its Common Stock during the Put Period or the Extension Period. However, unless approved by the Investor, shares of Common Stock sold pursuant to the DRIP may not be issued at a price per share below the greater of $10.02 per share or the then current per share net asset value of the Company. Furthermore, unless approved by the Investor, the number of shares redeemed in any quarter pursuant to the SRP may not exceed the number of shares issued under the DRIP during the preceding quarter, and the price paid by the Company to redeem shares pursuant to the SRP may not exceed the lesser of $10.02 per share or the then current per share net asset value of the Company.

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Section 5.14.         Stockholder Approvals; Proxy Statements.

(a)          The Company agrees to use its reasonable best efforts to obtain the affirmative vote of holders of a majority of the Common Stock entitled to vote on the matter at the 2013 annual meeting of stockholders of the Company (the “2013 Annual Meeting”) to approve an amendment of the Charter to remove the following language from the second sentence of Section 9.13 of the Charter: “provided that, when a privately issued share of Preferred Stock is entitled to vote on a matter with the holders of shares of Common Stock, the relationship between the number of votes per such share of Preferred Stock and the consideration paid to the Corporation for such share shall not exceed the relationship between the number of votes per any publicly offered share of Common Stock and the book value per outstanding share of Common Stock” (the “Charter Amendment”).

(b)           As promptly as reasonably practicable following the Effective Date, the Company will prepare and file with the Commission a proxy statement to be sent to the Company’s stockholders in connection with the 2013 Annual Meeting.

(c)          In the event the Company’s stockholders do not vote to approve the Charter Amendment at the 2013 Annual Meeting, the Investor will have the right to require the Company to use its reasonable best efforts to call a meeting of the stockholders of the Company on an annual basis coinciding with the Company’s annual meeting of stockholders, for the purpose of obtaining the affirmative vote of holders of a majority of the Common Stock entitled to vote on the matter to approve the Charter Amendment (such meetings, “Subsequent Stockholder Meetings”).

(d)          Subject to the Board’s fiduciary duties, the proxy statements for the 2013 Annual Meeting and the proxy statements for Subsequent Stockholder Meetings, if applicable (collectively, the “Proxy Statements”), shall include the Board’s recommendation that the stockholders vote in favor of the Charter Amendment. The Investor agrees to furnish to the Company in writing all information concerning the Investor and its Affiliates as the Company may reasonably request in connection with the 2013 Annual Meeting and the Subsequent Stockholder Meetings, if applicable. The Company shall respond reasonably promptly to any comments received from the Commission with respect to the Proxy Statements, and the Company shall cause the Proxy Statements to be mailed to the Company’s stockholders at the earliest reasonably practicable date. The Company shall provide to the Investor, as promptly as reasonably practicable after receipt thereof, any written comments from the Commission or any written request from the Commission or its staff for amendments or supplements to the Proxy Statements and shall provide the Investor with copies of all correspondence between the Company, on the one hand, and the Commission and its staff, on the other hand, relating to the Proxy Statements. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statements (or, in each case, any amendment or supplement thereto) or responding to any comments of the Commission or its staff with respect thereto, the Company shall provide the Investor with a reasonable opportunity to review and comment on such document or response.

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(e)          In the event that the Charter Amendment is approved by an affirmative vote of holders of a majority of the Common Stock entitled to vote on the matter at the 2013 Annual Meeting, or at a Subsequent Stockholder Meeting, and conditioned upon the receipt of the Required Consents, the Company shall promptly file and cause to be made effective with the State Department of Assessments and Taxation of the State of Maryland the Charter Amendment and those certain articles supplementary classifying certain Preferred Shares as the Series C Preferred Shares and setting forth therein the preferences, rights, privileges, powers, restrictions, limitations and other terms with respect thereto, in the form attached as Exhibit A-2 (the “Series C Articles Supplementary”).

(f)          Upon effectiveness of the Series C Articles Supplementary, the following shall occur:

(i)          If such effectiveness occurs prior to the first Closing Date hereunder, then notwithstanding any provisions in this Agreement to the contrary, the Company shall not be obligated to issue to Investor any Series A Preferred Shares and will, in lieu thereof, be required to issue the same number of Series C Preferred Shares at the same price per share set forth in Section 2.2 hereof.

(ii)         If such effectiveness occurs subsequent to the first Closing Date hereunder, then any Series A Preferred Shares outstanding at such time shall be exchanged by the Company, on a one-for-one basis, for Series C Preferred Shares. Thereafter, notwithstanding any provisions in this Agreement to the contrary, the Company shall not be obligated to issue to Investor any additional Series A Preferred Shares and will, in lieu thereof, be required to issue the same number of Series C Preferred Shares at the same price per share set forth in Section 2.2 hereof.

Section 5.15.         No Solicitation of Acquisition Proposals.

(a)          The Sentio Parties and their Subsidiaries will immediately cease any and all existing discussions (other than to state the Sentio Parties’ obligations set forth in this Section 5.15) or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal.

(b)          Subject to Section 5.15(c), at all times during the period commencing with the Effective Date and continuing until the earlier to occur of the termination of this Agreement pursuant to Section 7.1(a)(iii) and the thirtieth day following the Effective Date, the Sentio Parties and their Subsidiaries will not, and they will direct and use reasonable best efforts to cause their respective directors, officers or other employees, controlled affiliates, or any investment banker (in its capacity as an investment banker), attorney or other authorized agent or representative retained by any of them (collectively, "Representatives") not to, directly or indirectly, (i) solicit, initiate, knowingly facilitate or knowingly induce the making, submission or announcement of, or knowingly encourage or assist, an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (ii) other than in the ordinary course of business, consistent with past practice, and not with the intent of inducing or encouraging any Acquisition Proposal, furnish to any Person (other than the Investor or any designees of the Investor) or waive restrictions on the use of any non-public information relating to the Sentio Parties or any of their Subsidiaries, or afford to any Person (other than the Investor or any designees of the Investor) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Sentio Parties or any of their Subsidiaries, (iii) participate or engage in discussions (other than discussions with respect to the Sentio Parties’ obligations set forth in this Section 5.15) or negotiations with any Person (other than the Investor and its Representatives) with respect to an Acquisition Proposal, (iv) approve, endorse or recommend an Acquisition Proposal, or (v) enter into any Contract contemplating or otherwise relating to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement as contemplated by Section 5.15(c)(ii).

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(c)          Notwithstanding anything to the contrary set forth in this Section 5.14 or elsewhere in this Agreement, prior to the thirtieth day following the Effective Date, the Sentio Parties, their Subsidiaries and their Representatives may, subject to compliance with this Section 5.15(c), (i) participate or engage in discussions or negotiations with any Person or group of Persons that has made a bona fide, unsolicited Acquisition Proposal after the date of this Agreement that the Board (or any committee thereof) determines in good faith, after consultation with its financial advisor and outside legal counsel, either constitutes or would reasonably be expected to lead to a Superior Proposal and/or (ii) furnish to any Person or group of Persons that has made a bona fide, unsolicited Acquisition Proposal after the date of this Agreement that the Board (or any committee thereof) determines in good faith, after consultation with its financial advisor and outside legal counsel, either constitutes or would reasonably be expected to lead to a Superior Proposal, any non-public information relating to the Sentio Parties and/or any of their Subsidiaries and/or afford to any such Person or group of Persons access to the business, properties, assets, books, records or other non public information, or to any personnel, of the Sentio Parties and/or any of their Subsidiaries, in each case under this clause (ii) pursuant to an Acceptable Confidentiality Agreement; provided, however, that in the case of any action taken pursuant to the preceding clauses (i) or (ii), (A) the Board shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to take such action would reasonably be expected to violate the Board's fiduciary duties to the holders of the Common Stock under applicable Law, (B) the Company shall as promptly as reasonably practicable give Investor written notice of the identity of such Person or group of Persons (unless prohibited by the Acceptable Confidentiality Agreement) and, if applicable, providing Investor with a summary of the material terms of the Acquisition Proposal, and (C) promptly after furnishing any non public information or giving access to such Person or group of Persons, the Company shall give such access and furnish such non public information to Investor to the extent such access or information has not been previously furnished to Investor.

(d)          If the Sentio Parties become aware of any receipt by any of the Sentio Parties of (i) any Acquisition Proposal, (ii) any request for information that would reasonably be expected to lead to an Acquisition Proposal, or (iii) any inquiry with respect to, or which would reasonably be expected to lead to, any Acquisition Proposal, the Sentio Parties shall reasonably promptly notify Investor of the terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group of Persons (unless prohibited by an Acceptable Confidentiality Agreement) making any such Acquisition Proposal, request or inquiry. The Sentio Parties shall keep Investor reasonably informed of any material change in the status or terms of any such Acquisition Proposal, request or inquiry as promptly as reasonably practicable.

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(e)          Except as set forth in this Section 5.15(e), the Board shall not (i) authorize, adopt, approve, recommend or declare advisable, or propose to authorize, adopt, approve, recommend or declare advisable (publicly or otherwise), an Acquisition Proposal, or (ii) cause or permit any of the the Sentio Parties to enter into any Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, prior to the thirtieth day following the Effective Date, the Board may, if any of the Sentio Parties receives an Acquisition Proposal that the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, approve, recommend or declare advisable, and authorize any of the Sentio Parties to enter into an Alternative Acquisition Agreement with respect to, such Superior Proposal and terminate this Agreement pursuant to Section 7.1(a)(iii) if:

(i)          the Board determines in good faith, after consultation with outside legal counsel, that failure to do so would be expected to be inconsistent with the directors’ duties under applicable Law and the Sentio Parties shall have complied with all of its obligations under this Section 5.15;

(ii)         the Company and/or the Partnership shall have provided prior written notice to the Investor, at least five days in advance, that it intends to terminate this Agreement pursuant to Section 7.1(a)(iii), which notice shall specify the basis for the termination and the material terms of such Superior Proposal;

(iii)        after providing such notice and prior to terminating this Agreement pursuant to Section 7.1(a)(iii), the Company and/or the Partnership shall have, and shall have caused their Representatives to, negotiate with the Investor in good faith during such five day period (to the extent Investor desires to negotiate) to make such adjustments in the terms and conditions of this Agreement as would permit the Board not to terminate this Agreement pursuant to Section 7.1(a)(iii); and

(iv)        the Board shall have considered in good faith any changes to this Agreement offered in writing by Investor no later than 5:00 p.m., New York City time, on the fifth day of such five day period and shall have determined that such Superior Proposal would continue to constitute a Superior Proposal if such changes offered in writing by Investor were to be given effect; provided that, in the event of any material revisions to the Acquisition Proposal that the Board has determined to be a Superior Proposal, the Company and/or the Partnership shall be required to deliver a new written notice to Investor in respect of such modified Acquisition Proposal and to again comply with the requirements of this Section 5.15(e) with respect to such new written notice, except that references to the five day period in clause (iii) shall be deemed references to a forty-eight (48) hour period.

(f)          Nothing contained in this Section 5.15 or elsewhere shall be deemed to prohibit the Company or the Board or any committee thereof from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders), (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company) or (iii) making any disclosure to its stockholders if, in the good faith judgment of the Board, failure to do so is reasonably likely to result in a breach of applicable Law.

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(g)          the Sentio Parties acknowledge and agree that any violation of the restrictions set forth in this Section 5.15 by any Representatives of the Sentio Parties shall be deemed to be a breach of this Section 5.15 by the Sentio Parties.

(h)          As used in this Agreement:

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any bona fide written offer, proposal, inquiry or indication of interest from or by any Person relating to or involving (i) any acquisition or purchase, direct or indirect, of assets equal to 20% or more of the consolidated assets of the Company or the Partnership or to which 20% or more of the consolidated revenues or earnings of the Company or the Partnership are attributable, (ii) any acquisition or purchase, direct or indirect, of 20% or more of any class of equity or voting securities of the Company, (iii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Person beneficially owning 20% or more of any class of equity or voting securities of the Company, (iv) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company, the Partnership or any of their Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or the Partnership or to which 20% or more of the consolidated revenues or earnings of the Company or the Partnership are attributable, or (v) any combination of the foregoing types of transactions that would result in such Person beneficially owning assets equal to 20% or more of the consolidated assets of the Company or the Partnership or to which 20% or more of the consolidated revenues or earnings of the Company or the Partnership are attributable or 20% or more of any class of equity or voting securities of the Company.

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company or the Partnership than those contained in the Nondisclosure Agreement by and between the Company and the Investor;

“Alternative Acquisition Agreement” means any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement (other than an Acceptable Confidentiality Agreement as permitted pursuant to Section 5.15(c)) relating to an Acquisition Proposal.

“Superior Proposal” means an Acquisition Proposal on terms that the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into account all relevant terms and conditions of such Acquisition Proposal, including any conditions to consummation, the timing of the transaction compared to the Agreement and, if a cash transaction (whether in whole or in part), whether financing is then fully committed or determined in good faith by the Board to be available, is more favorable from a financial point of view to the holders of the Common Stock than the consideration payable pursuant hereto (taking into account any proposal by the Investor to amend the terms of this Agreement pursuant to Section 5.15(e)).

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Section 5.16.         Consents.

(a)          From the Effective Date, the Sentio Parties and their Subsidiaries shall use their reasonable best efforts to obtain the Required Consents and the Advisory Consent in a manner and form reasonably acceptable to the Investor. The Investor shall have the right to actively participate in obtaining the Required Consents and Advisory Consent.

(b)          Notwithstanding anything to the contrary herein, if each of the Required Consents other than the Specified Consent have been received, the Sentio Parties may, and at the written request of the Investor will, deliver to Investor a Put Exercise Notice setting forth a Put Exercise Amount equal to the amount of cash that would, together with available cash (net of customary working capital) of the Company and its subsidiaries, be required to satisfy and discharge in full (including the payment of any exit fee or prepayment premium or penalty) (the “Payoff”) all obligations under the Specified Agreement (the “Payoff Amount”). If a Put Exercise Notice in respect of a Payoff is delivered in accordance with this Section 5.16(b), the Payoff will be automatically deemed an Approved Investment for all purposes hereunder. Concurrently with the Closing of the Put Exercise in respect of the Payoff, the Sentio Parties will use the proceeds therefrom, together with cash on hand, to pay the Payoff Amount and consummate the Payoff.

Section 5.17.         Confidentiality. Each party to this Agreement will hold, and will cause its respective Affiliates and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval or unless disclosure is required by judicial or administrative process or by other requirement of Law or the applicable requirements of any regulatory agency, all non-public records, books, Contracts, instruments, computer data and other data and information (collectively, “Confidential Information”) concerning the other party hereto furnished to it by such other party or its Representatives pursuant to this Agreement (except to the extent that such information was (1) previously known by such party from other sources, (2) in the public domain through no violation of this Section 5.17 by such party or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Confidential Information to any other Person, except its auditors, attorneys, financial advisors, financing sources, other consultants and advisors.

Section 5.18.         Public Announcements. Neither the Investor, on the one hand, nor the Sentio Parties, on the other hand, will issue any press release or public statement with respect to the transactions contemplated by this Agreement and the Related Documents, without the other party’s prior consent, except as may be required by applicable Law. In addition to the foregoing, the Investor and the Sentio Parties will consult to the extent reasonably practicable with each other before issuing, and provide each other with the opportunity to review and comment upon, any such press release or public statement. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

Section 5.19.         Transfer Taxes. All transfer, value-added, documentary, sales, excise, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement (“Transfer Taxes”) shall be paid by the Company or the Partnership, as applicable.

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Section 5.20.         The Leases and Management Agreements. The Sentio Parties and their Subsidiaries will use commercially reasonable efforts to ensure compliance in all material respects by each Landlord, Tenant and Manager as and when due (including within any applicable cure periods) with the terms of the Ground Lease, Lease and Management Agreement to which it is a party and will provide the Investor with copies of any notices of default issued by the Sentio Parties and/or their Subsidiaries after the Effective Date under each Ground Lease, Lease and/or Management Agreement.

Section 5.21.         Conduct of Business. Each of the Sentio Parties, during the Put Period and, if exercised by the Investor, the Extension Period, shall (or, as the case may be, shall cause its applicable Subsidiary to) carry on its business and operations in substantially the same manner as heretofore carried on by it and use commercially reasonable efforts to seek to maintain its business operations intact, maintain existing relationships and goodwill with Governmental Authorities, residents, suppliers, and other Persons with whom the Sentio Parties or their Subsidiaries have a business relationship.

Section 5.22.         Restructuring.

Immediately following the initial issuance of Series B Convertible Preferred Units to the Investor, the Company shall cause HPC LP TRS, LLC (the “OP TRS”) to be deemed to liquidate for tax purposes pursuant to the Company and OP TRS filing Internal Revenue Service (“IRS”) Form 8832 electing “disregarded entity” status for the OP TRS. Upon such deemed liquidation, the Company shall, subject to the Transfer Tax Condition (defined below), contribute 100% of the membership interests in OP TRS to the Partnership in exchange for an additional interest in the Partnership. At the time of such contribution, the only asset of the OP TRS shall be its interest in HC Operating Partnership, LP.

Notwithstanding the forgoing paragraph, the Company and the OP TRS shall have no obligation to file such IRS Form 8832 and the Company shall have no obligation to contribute the membership interests of the OP TRS to the Partnership if material Transfer Taxes would be triggered by such actions (the “Transfer Tax Condition”); provided, however, in such event, the Company shall nonetheless cause the OP TRS to (i) distribute its 0.15% interest in the Partnership to the Company and (ii) distribute 0.75% of its current 0.90% interest in HC Operating Partnership, LP to the Company, which shall contribute such 0.75% interests in HC Operating Partnership, LP to the Partnership in exchange for an additional interest in the Partnership.

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Article VI
OPINIONS OF COUNSEL AND CERTIFICATE; CONDITIONS TO THE SALE AND PURCHASE OF THE SECURITIES

Section 6.1.          Opinions of Counsel and Certificate. Simultaneously with the execution and delivery of this Agreement the Sentio Parties shall deliver to the Investor (a) an opinion of outside counsel to the Sentio Parties, dated the Effective Date, (i) as to tax matters, substantially in the form of Exhibit G (the “Tax Opinion”) and (ii) as to other general matters related to the Agreement and the Related Documents and the transactions contemplated hereby and thereby, substantially in the form of Exhibit H (the “General Closing Opinion” and together with the Tax Opinion, the “Legal Opinions”) (the Legal Opinions may be based upon customary representations made by the Sentio Parties and their Subsidiaries in an officer’s certificate that is reasonably acceptable to the Investor), (b) evidence satisfactory to the Investor that the Board has taken all actions necessary and appropriate to cause (i) to be elected to the Board, effective immediately upon the thirtieth day following the Effective Date, Dan Decker and Billy Butcher and (ii) to be appointed to the Investment Committee of the Board, effective immediately upon the thirtieth day following the Effective Date, Dan Decker and Billy Butcher, (c) (or an Affiliate designated by the Investor) the Transaction Fee by wire transfer of immediately available funds to an account designated by the Investor in writing, (d) provided the Investor has delivered to the Company in advance of the Effective Date a statement setting forth in reasonable detail the amount of Investor Expenses required to be reimbursed to the Investor by the Company or the Partnership pursuant to Section 9.1(a), the amount of such costs and expenses by wire transfer of immediately available funds to an account designated by the Investor in writing, and (e) the executed Investor Rights Agreement, Transition to Internal Management Agreement and all other documents, instruments and writings required to be delivered by the Sentio Parties to the Investor pursuant to this Agreement or otherwise required in connection herewith.

Section 6.2.          Conditions Precedent to the Obligation of the Sentio Parties. The obligation hereunder of the Sentio Parties to issue and sell the Securities to the Investor under any Put Exercise Notice is subject to the satisfaction or (to the extent permitted by applicable law) waiver of each of the conditions set forth below. These conditions are for the benefit of the Sentio Parties and (to the extent permitted by applicable law) may be waived by the Sentio Parties in writing at any time in their sole discretion.

(a)          Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor (A) contained in this Agreement and the Related Documents (other than Section 3.1 and Section 3.2) (i) that are not qualified by “materiality” will have been true and correct in all material respects when made and will be true and correct in all material respects as of the applicable Put Exercise Date and the applicable Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties will be true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” will have been true and correct when made and will be true and correct as of the applicable Put Exercise Date and the applicable Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties will be true and correct as of such other date, and (B) contained in Section 3.1 and Section 3.2 shall be true in all respects as of the applicable Put Exercise Date and the applicable Closing Date with the same force and effect as if made on such dates.

(b)          Performance by the Investor. The Investor will have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Related Documents to be performed, satisfied or complied with by the Investor at or prior to the applicable Put Exercise Date and the applicable Closing Date.

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(c)          HSR Act. If applicable, the waiting period under the HSR Act applicable to the issuance of Securities under such Put Exercise Notice will have expired or been terminated.

(d)          Legal Investment. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Authority and no Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and the Related Documents; provided, however, that each of the Sentio Parties shall have used its reasonable best efforts to prevent the entry of any such injunction or order and to appeal as promptly as possible any injunction or other order that may be entered.

Section 6.3.          Conditions Precedent to the Obligation of the Investor. The obligation hereunder of the Investor to accept a Put Exercise Notice and to acquire and pay for the Securities is subject to the satisfaction or (to the extent permitted by applicable law) waiver, at or before each Put Exercise Date and each Closing Date, of each of the conditions set forth below. These conditions are for the Investor’s sole benefit and (to the extent permitted by applicable law) may be waived by the Investor in writing at any time in its sole discretion.

(a)          Accuracy of the the Sentio Parties’ Representations and Warranties. The representations and warranties of the Sentio Parties (A) contained in this Agreement and the Related Documents (other than Section 4.1, Section 4.2, Section 4.6, and Section 4.7) (i) that are not qualified by “materiality” or “Material Adverse Effect” will have been true and correct in all material respects when made and will be true and correct in all material respects as of the applicable Put Exercise Date and the applicable Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties will be true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” will have been true and correct when made and will be true and correct as of the applicable Put Exercise Date and the applicable Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties will be true and correct as of such other date, (B) contained in Section 4.6 shall be true in all but de minimis respects as of the applicable Put Exercise Date and the applicable Closing Date with the same force and effect as if made on such dates, and (C) contained in Sections 4.1, 4.2 and 4.7 shall be true in all respects as of the applicable Put Exercise Date and the applicable Closing Date with the same force and effect as if made on such dates. If the representations with respect to litigation set forth in Section 4.13 hereof are not true and correct at an applicable Put Exercise Date and applicable Closing Date, then the Sentio Parties will use commercially reasonable efforts to finally settle or resolve the action, suit, proceeding, investigation, or judgment, as applicable, within six (6) months from the applicable Put Exercise Date. If no settlement or resolution can be reached in that time period and the Investor elects not to waive this condition, the Sentio Parties may thereafter elect to terminate the Put Period and seek alternative sources of financing. If the Sentio Parties elect to terminate the Put Period pursuant to this section, the Investor will have the option to (i) require the Company to redeem all of the Investor’s Preferred Shares at a price equal to the Liquidation Preference (as such term is defined in the Articles Supplementary or the Series C Articles Supplementary, as applicable) plus any accrued and unpaid distributions thereon, and (ii) require the Partnership to redeem all of the Investor’s Series B Convertible Preferred Units at the Redemption Price (as such term is defined in the Partnership Agreement).

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(b)          Amendment and Restatement of Partnership Agreement. The Company, HPC LP TRS, LLC, a Delaware limited liability company, and the Investor shall have amended and restated the Partnership Agreement by entering into that certain Second Amended and Restated Limited Partnership Agreement of Sentio Healthcare Properties OP, L.P., in the form attached as Exhibit B hereto.

(c)          Corporate Actions and Filings. The Company shall have provided evidence satisfactory to the Investor of the filing of the Articles Supplementary with the State Department of Assessments and Taxation of the State of Maryland, the adoption by the Company of the Bylaws Amendment and, with respect to any Put Exercise Date or Closing Date following receipt of the Required Consents and the stockholder approvals described in Section 5.14 hereof, evidence satisfactory to the Investor of the filing of the Charter Amendment and the Series C Articles Supplementary with the State Department of Assessments and Taxation of the State of Maryland;

(d)          Performance of the Company; Delivery of Certificates. The Sentio Parties will have (i) performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Related Documents to be performed, satisfied or complied with by it at or prior to the applicable Put Exercise Date and the applicable Closing Date and (ii) delivered to the Investor on the applicable Closing Date a Compliance Certificate substantially in the form attached hereto as Exhibit J.

(e)          No Material Changes to Approved Acquisitions. There shall have been no material changes to the terms of the Approved Acquisition as described in the Put Exercise Notice (or Amended Put Exercise Notice, as applicable) between the date approved by the Investor and the Closing Date.

(f)          Securities Authorized and Delivered. The Securities issuable pursuant to such Put Exercise Notice will have been duly authorized by all necessary action of the Sentio Parties. The Sentio Parties will have timely delivered all the Securities relating to all prior Put Exercise Notices to the Investor.

(g)          Indebtedness. The Approved Acquisition described in the Put Exercise Notice (or Amended Put Exercise Notice, as applicable) contemplates no Indebtedness other than mortgage debt, and such mortgage debt is not in excess of 60% of the cost of the Approved Acquisition at the time of the Approved Acquisition, except that in cases where the Approved Acquisition requires the assumption of existing in place mortgage debt, mortgage debt is not in excess of 75% of the cost of the Approved Acquisition at the time of the Approved Acquisition. Furthermore, the Approved Acquisition will not cause the Company’s or the Partnership’s overall leverage to exceed 60% loan to value (LTV). The mortgage debt will not have recourse (other than bad boy carve-outs) to any entity or asset other than the specific single property securing the mortgage and its single-asset special purpose entity, except that recourse is permitted if and only if it is on a short-term basis (less than 12 months) and the total recourse to the Sentio Parties does not exceed $15 million.

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(h)          Legal Investment. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Authority and no Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and the Related Documents; provided, however, that the Investor shall have used its reasonable best efforts to prevent the entry of any such injunction or order and to appeal as promptly as possible any injunction or other order that may be entered.

(i)          Tax Opinion. The Company will have delivered to the Investor on the applicable Closing Date a Tax Opinion, dated as of such Closing Date.

Article VII
TERMINATION

Section 7.1.          Term; Termination. This Agreement may be validly terminated and the transactions contemplated by this Agreement may be abandoned only as follows:

(a)          Prior to the first Closing Date hereunder:

(i)          by mutual written agreement of the Investor, and the Sentio Parties;

(ii)         by either Party, in the event that (A) such Party has not breached any of its representations, warranties or covenants under this Agreement in any material respect; (B) the other Party shall fail to perform in all material respects any term, covenant or agreement contained in this Agreement or in any Related Document, which failure to perform (if susceptible of cure) has continued uncured for a period of thirty (30) days after the earlier of the receipt of a notice of such failure to perform from non-breaching Party or the breaching Party first becoming aware of such failure; or (C) any representation or warranty of the other Party in this Agreement or any of the Related Documents shall have been false in any material respect upon the date when made or deemed to have been made.

(iii)        by the Sentio Parties, in the event that (A) the Sentio Parties have complied in all material respects with Section 5.15, (B) the Company and/or the Partnership shall have received a Superior Proposal; (C) the Board (or any committee thereof) shall have determined in good faith (after consultation with outside legal counsel) that the failure to enter into a definitive agreement relating to such Superior Proposal would reasonably be expected to be inconsistent with its fiduciary duties to the holders of the Common Stock under applicable Law; (D) the Sentio Parties shall have followed the procedures specified in Section 5.15(e); (E) the Board (or any committee thereof) shall have determined in good faith (after consultation with outside legal counsel), after considering the terms of any proposed amendment or modification to this Agreement, that the failure to enter into a definitive agreement relating to such Superior Proposal would still reasonably be expected to be inconsistent with its fiduciary duties to the Stockholders under applicable Law; and (F) concurrently with the termination of this Agreement, the Company and/or the Partnership enters into such Superior Proposal and pays Investor (or an Affiliate designated by the Investor) all outstanding amounts of the Termination Fee.

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(b)          During the Put Period and, if exercised by the Investor, during the Extension Period hereunder as follows:

(i)          by mutual written agreement of the Investor and the Sentio Parties;

(ii)         by either Party, in the event that (A) such Party has not breached any of its representations, warranties or covenants under this Agreement in any material respect; (B) the other Party shall fail to perform in all material respects any term, covenant or agreement contained in this Agreement or in any Related Document, which failure to perform (if susceptible of cure) has continued uncured for a period of thirty (30) days after the earlier of the receipt of a notice of such failure to perform from non-breaching Party or the breaching Party first becoming aware of such failure; or (C) any representation or warranty of the other Party in this Agreement or any of the Related Documents shall have been false in any material respect upon the date when made or deemed to have been made.

(c)          Unless earlier terminated as provided hereunder, the rights of the Sentio Parties to deliver a Put Exercise Notice and the obligations of the Investor in respect of any Put Exercise Notice pursuant to this Agreement will terminate automatically on the earlier of (i) the first day of the month immediately following the second anniversary of the Effective Date and (ii) the date that the Remaining Put Amount equals zero dollars (the “Put Period”).

(d)          Unless earlier terminated as provided hereunder, the Investor, at the Investor’s discretion, may, by providing written notice to the Sentio Parties a minimum of 90 days prior to the expiration of the Put Period, extend the term of this Agreement for an additional period that will terminate automatically on the earlier of (i) the first day of the month immediately following the third anniversary of the Effective Date and (ii) the date that the Remaining Put Amount equals zero dollars (the “Extension Period”).

(e)          Upon the Investor’s exercise of a third Strike (a “Strike Out”), the Put Period or the Extension Period, as applicable, will terminate. Upon the date of any Strike Out, the Investor’s rights pursuant to Section 4.1 of the Investor Rights Agreement shall terminate and the Investor will have no further right to consent to investments by the Sentio Parties in Qualifying Acquisitions. In addition, if the Exercised Put Amount from the Effective Date through the date of the Strike Out is:

(i)          less than $75,000,000 but greater than $15,000,000, then (A) the Applicable Conversion Price (as defined in the Partnership Agreement) will increase by 5%, (B) the Investor’s rights pursuant to Sections 9.2(d)(iv)(B)(bb) and (cc) of the Partnership Agreement shall terminate, and (C) the Investor shall reimburse to the Sentio Parties $1,000,000 of the Transaction Fee; or

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(ii)         less than $15,000,000, then (A) the Applicable Conversion Price (as defined in the Partnership Agreement) will increase by 5%, (B) the Investor’s rights pursuant to Sections 3.2(f) through (l) and (r) of the Investor Rights Agreement and Sections 9.2(d)(iv)(B)(aa) through (cc) of the Partnership Agreement shall terminate, (C) the Investor shall reimburse to the Sentio Parties $1,500,000 of the Transaction Fee, (D) the Company may redeem, at its option by giving 30 days prior notice to Investor, any or all of the Investor’s Preferred Shares for an amount equal to the Liquidation Preference (as defined in the Articles Supplementary or the Series C Articles Supplementary, as applicable), plus all accrued and unpaid dividends thereon to, but excluding the date of redemption, and (E) the Partnership may redeem, at its option by giving notice as provided in the Partnership Agreement, any or all of the Investor’s Series B Convertible Preferred Units for an amount equal to $100 per unit, plus all accrued and unpaid dividends thereon (including any accumulation in respect of distributions that have not been paid prior to such payment date) to, but excluding the date of redemption. Notwithstanding the foregoing, upon receipt of the Sentio Parties’ redemption notice, the Investor may in its discretion elect to convert all of its Series B Convertible Preferred Units in accordance with the procedures set forth in the Partnership Agreement.

(f)          By the Investor, in the event that any of the Sentio Parties or their respective Subsidiaries is in breach of Section 5.5 (as if such Section 5.5 was in effect from the Effective Time, without regard to the requirement relating to the issuance of Series A Preferred Stock and without regard to the proviso to Section 5.5(b)).

(g)          By either party following the Required Consent End Date if the Required Consents shall not have been obtained by such date; provided that the right to terminate this Agreement pursuant to this Section 7.1(g) shall not be available to either party whose failure to fulfill any obligation under this Agreement has primarily caused the failure of the Required Consents to be obtained prior to the Required Consent End Date.

(h)          This Agreement will remain in full force and effect unless terminated pursuant to Section 7.1, (a), (b), (c), (d), (e), (f) or (g) above or otherwise by written agreement of the Sentio Parties and the Investor. Any termination will in all cases be deemed to provide that Section 7.1(e), (f), (g) and (h), Article VIII and Article IX will remain in full force and effect.

Section 7.2.          Effect of Termination. Except as otherwise provided in Section 7.1(e) and this Section 7.2 of this Agreement, no termination of this Agreement by any party will affect any cash fees paid or payable to the Investor or its counsel pursuant to Section 9.1, in each case all of which fees will be non-refundable, regardless of whether any Put Exercise Notices are issued by the Sentio Parties or any Closing takes place. In the event of a termination of this Agreement pursuant to Section 7.1(g), Investor shall reimburse the Sentio Parties an amount in cash equal to (x) the Transaction Fee minus (y) the aggregate amount of all Investor Expenses (without regard to the Expense Reimbursement Cap) for which Investor has not received reimbursement from the Sentio Parties prior to such termination; provided that if, within twelve (12) months following such termination, any of the Sentio Parties or their respective affiliates announce, enter into or consummate a transaction which would be considered an Acquisition Proposal, the Sentio Parties shall pay to the Investor or an Affiliate designated by the Investor $4,000,000 less any amounts previously paid by the Sentio Parties to Investor (or its designee) in respect of reimbursements for Investor Expenses and Transaction Fees not previously refunded to the Sentio Parties by the Investor. In the event of a termination of this Agreement pursuant to Section 7.1Section 7.1(f), the Sentio Parties shall pay to the Investor or an Affiliate designated by the Investor the Termination Fee. Nothing in this Section 7.2 will be deemed to release the Sentio Parties or the Investor from any liability for any breach under this Agreement or to impair the rights of the Sentio Parties or the Investor to compel specific performance by the other of their obligations under this Agreement.

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Article VIII
INDEMNIFICATION

Section 8.1.          Indemnification by the Sentio Parties. The Sentio Parties will indemnify, defend and hold harmless the Investor, each Affiliate of the Investor, each member, manager, partner, shareholder or equity owner of the Investor or such Affiliate, and each officer, director, trustee, employee, representative, agent and advisor of and to any of the foregoing, and each Person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each, an “Investor Indemnified Party”) from and against all losses, claims, damages, settlements, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys’ fees) (“Damages”) to which the Investor and each such other Person may become subject (a) resulting from or arising out of any breach of any representation or warranty, covenant or agreement in this Agreement or a Related Document by the Sentio Parties or (b) under the Securities Act or otherwise, insofar as such Damages (or actions in respect thereof) arise out of or are based upon any violation of United States federal or state securities laws by the Sentio Parties or any of their respective Subsidiaries, Affiliates, officers, trustees, directors, partners or employees; provided, however, that (A) the Sentio Parties will not be liable to the Investor Indemnified Parties under Section 8.1 to the extent that a court of competent jurisdiction will have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and solely from (x) any acts or failures to act, undertaken or omitted to be taken by the Investor through the Investor’s gross negligence, bad faith or willful misconduct or (y) to the extent, but only to the extent, that such Damages are directly attributable to the breach by the Investor of any Investor representation, warranty, covenant or agreement contained in this Agreement and (B) the indemnity obligations of the Sentio Parties pursuant to Section 8.1 will not apply to any Damages to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Sentio Parties by or on behalf of the Investor expressly for use in any report, schedule, registration, form, statement, information or other document furnished or filed by the Company with the Commission or any amendment thereof.

Subject to Section 8.4 and the proviso in Section 8.1 above, the Company and/or the Partnership will reimburse the Investor Indemnified Parties promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by the Investor or such Investor Indemnified Parties in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification.

Section 8.2.          Indemnification by the Investor. The Investor will indemnify, defend and hold harmless the Sentio Parties, each Affiliate thereof, each member, manager, partner, shareholder or equity owner of the Company, the Partnership or such Affiliate, and each officer, director, trustee, employee, representative, agent and advisor of and to any of the foregoing, and each Person, if any, who controls the Sentio Parties within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each, a “Sentio Indemnified Party” and together with the Investor Indemnified Party, an “Indemnified Party”) from and against all Damages to which the Sentio Parties and each such other Person may become subject resulting from or arising out of any breach of any representation or warranty, covenant or agreement in this Agreement or a Related Document by the Investor.

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Subject to Section 8.4, the Investor will reimburse the Sentio Indemnified Parties promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by the Sentio Parties or such Sentio Indemnified Parties in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification.

Section 8.3.          Indemnification Procedures. Promptly after an Indemnified Party receives notice of a claim or the commencement of an action for which the Indemnified Party intends to seek indemnification under Section 8.1 or Section 8.2, as applicable, the Indemnified Party will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 8.1 or Section 8.2, as applicable, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought to the extent required hereunder, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an Indemnified Party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the Indemnified Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Indemnified Party (which counsel will be reasonably acceptable to the indemnifying parties), one or more of the Indemnified Parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel, and one local counsel, for the Investor Indemnified Parties. Each Indemnified Party, as a condition to receiving indemnification as provided in Section 8.1 or Section 8.2, as applicable, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the Indemnified Party, effect any settlement of a pending or threatened action with respect to which an Indemnified Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Indemnified Party from all liability and claims which are the subject matter of the pending or threatened action.

Section 8.4.          Remedies Not Exclusive. The remedies provided for in Article VII and this Article VIII are not exclusive and will not limit any rights or remedies which may otherwise be available to the Investor, the Company or any other Indemnified Party, as applicable, at law or in equity.

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Section 8.5.          Adjustment to Purchase Price. Any indemnity payment under this Agreement shall be treated as an adjustment to the purchase price for all Tax purposes, except as otherwise required by applicable Law.

Article IX
MISCELLANEOUS

Section 9.1.          Fees and Expenses.

(a)          The Sentio Parties agree to pay on demand all reasonable costs and expenses of the Investor in connection with the preparation, execution and delivery of this Agreement and the Related Documents, and in connection with the consummation of the transactions contemplated hereby and thereby, as well as all reasonable costs and expenses of the Investor in connection with the amendment, waiver or enforcement of this Agreement or any Related Document, including, but not limited to, fees and expenses of attorneys, accountants, investment bankers and consultants in connection with the transactions contemplated pursuant to this Agreement (the “Investor Expenses”); provided, however, that such costs and expenses paid by the Sentio Parties will not exceed $1,000,000 (the “Expense Reimbursement Cap”) except as set forth in Section 7.2 hereof or as otherwise agreed by the Sentio Parties and the Investor.

(b)          The Sentio Parties agree to pay to the Investor (or an Affiliate designated by the Investor) on the Effective Date a transaction fee in the amount of $2,000,000 upon the execution of this Agreement (the “Transaction Fee”).

Section 9.2.          Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(a)          Each Party acknowledges and agrees that irreparable damage would occur to the other parties hereunder in the event that any of the provisions of this Agreement or the Related Documents were not performed by such party in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party will be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and the Related Documents by any other party and to enforce specifically the terms and provisions hereof and thereof this being in addition to any other remedy to which the parties may be entitled by law or equity. Notwithstanding the foregoing, the parties hereby further acknowledge and agree that, prior to the termination of the Put Period, the Sentio Parties shall be entitled to seek specific performance to cause the Investor to draw down the proceeds of the Equity Financing in an amount equal to the Put Exercise Amount in respect of each Closing, such amount not to exceed the Remaining Put Amount, and to cause the Investor to consummate such Closing on the terms and subject to the conditions in this Agreement, if, but only if, (i) all conditions in Sections 6.1 and 6.3 (other than those conditions that by their nature are to be satisfied at such Closing) have been satisfied in respect of such Closing, (ii) the Investor fails to consummate such Closing by the date such Closing is required to have occurred pursuant to Section 2.4, and (iii) each of the Sentio Parties has irrevocably confirmed that if specific performance is granted and the Equity Financing is so funded, then such Closing will occur. For the avoidance of doubt, under no circumstances can the Sentio Parties seek specific performance against the Investor to cause Investor to draw down proceeds of the Equity Financing in excess of an aggregate amount of one hundred fifty million dollars ($150,000,000).

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(b)          Each of the Sentio Parties and the Investor (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court and other courts of the United States sitting in New York City in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and the Related Documents and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Sentio Parties and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service will constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.2 will affect or limit any right to serve process in any other manner permitted by law.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE RELATED DOCUMENTS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.2.

Section 9.3.          Entire Agreement; Amendment. This Agreement, together with the exhibits referred to herein, and the Related Documents, represents the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth herein. No provision of this Agreement may be amended other than by a written instrument signed by all parties hereto. All exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 9.4.          Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder will be in writing and will be effective (a) upon hand delivery or facsimile (with facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever will first occur. The address for such communications will be:

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If to the Company:

Sentio Healthcare Properties, Inc.

189 South Orange Avenue, Suite 1700

Orlando, FL 32801

Telephone Number: (407) 999-7679

Fax: (407) 999-5210

Attention: John Mark Ramsey

With copies to (which will not constitute notice):

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, NC 27612

Telephone Number: (919) 786-2000

Fax: (919) 786-2200

Attention: Damon McLean, Esq.

If to the Partnership:

Sentio Healthcare Properties OP, L.P.

189 South Orange Avenue, Suite 1700

Orlando, FL 32801

Telephone Number: (407) 999-7679

Fax: (407) 999-5210

Attention: John Mark Ramsey

With copies to (which will not constitute notice):

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, NC 27612

Telephone Number: (919) 786-2000

Fax: (919) 786-2200

Attention: Damon McLean, Esq.

If to the Investor:

Sentinel RE Investment Holdings, L.P.

c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street, Suite 4200

New York, NY 10019

Telephone Number: (212) 750-8300

Fax: (212) 750-0003

Attention: Billy Butcher and General Counsel

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With copies to (which will not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Tel: (212) 455-2772

Fax: (212) 455-2502

Attention: Sean Rodgers, Esq.

Either party hereto may from time to time change its address for notices by giving at least 10 days advance written notice of such changed address to the other parties hereto.

Section 9.5.          Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof nor will any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.

Section 9.6.          Headings. The article, section and subsection headings in this Agreement are for convenience only and will not constitute a part of this Agreement for any other purpose and will not be deemed to limit or affect any of the provisions hereof.

Section 9.7.          Assignment. Neither this Agreement nor any rights of the Investor, the Company, or the Partnership hereunder may be assigned to any other Person without the prior written consent of the other parties, and any purported assignment without such consent will be void ab initio; provided that this Agreement and any rights of the Investor may be assigned to any Affiliate of the Investor without the written consent of the Company or the Partnership; provided further that no such assignment without the consent of the Company or the Partnership will relieve Investor of its obligations hereunder.

Section 9.8.          Governing Law. This Agreement will be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 9.9.          Survival. The representations, warranties, covenants and agreements of the Sentio Parties and the Investor contained in this Agreement will survive the execution and delivery hereof until the termination of this Agreement.

Section 9.10.         Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic transmission).

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Section 9.11.    Interpretation. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference will be to an Article of, a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” will include the Disclosure Schedule. The term “made available” or “furnished” and words of similar import means, with respect to the Sentio Parties, that the relevant documents, instruments or materials were posted and made available to Investor on the due diligence data site created for the process giving rise to this Agreement and remained available thereon and accessible by Investor and its advisors as of February 4, 2013, or furnished in writing by a representative of the Sentio Parties to a representative of the Investor at least two Business Days prior to the date of this Agreement. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract, instrument or Law defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties and are for the benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may not be intended as a statement of fact but may instead represent an allocation among the parties of the risks associated with particular matters regardless of the knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or any other date. With regard to all dates and time periods set forth or referred to in this Agreement or any Related Document, time is of the essence.

46

Section 9.12.    Disclosure Schedule. The information set forth on the Disclosure Schedule will be deemed to provide disclosure only with respect to the particular section or subsection of this Agreement to which the information set forth in the Disclosure Schedule relates provided that disclosure made with respect to any section or subsection, also will be deemed to be disclosure against other sections or subsections of this Agreement to the extent that it is reasonably apparent that such disclosure is applicable to such other section or subsections.

Section 9.13.    Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction will determine that any one or more of the provisions or part of the provisions contained in this Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision or part of a provision of this Agreement, and this Agreement will be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 9.14.    Further Assurances. From and after the date of this Agreement, upon the request of the Investor, the Company or the Partnership, each of the Company, the Partnership and the Investor will execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 9.15.    Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

Section 9.16.    Competitive Investments. The Sentio Parties acknowledge and agree that the Investor and its Affiliates may have investments in or may invest in, and/or provide management advice to, companies that may be competitive with the Sentio Parties or their Affiliates and that the execution of this Agreement and the Related Documents will in no way be construed to prohibit or restrict the Investor’s or its Affiliates’ ability to maintain, make or consider such investment or give such advice.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first above written.

THE COMPANY

Sentio Healthcare Properties, Inc.

By: /s/ John Mark Ramsey
Name: John Mark Ramsey
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first above written.

THE PARTNERSHIP

Sentio Healthcare Properties OP, L.P.

By: Sentio Healthcare Properties, Inc.,
its general partner

By: /s/ John Mark Ramsey
Name: John Mark Ramsey
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first above written.

THE INVESTOR

SENTINEL RE INVESTMENT
HOLDINGS LP

By: Sentinel RE Investment Holdings GP
LLC, as general partner

By: /s/ Billy Butcher
Name: Billy Butcher
Title: Vice President

ANNEX A

DEFINITIONS

TO THE SECURITIES PURCHASE AGREEMENT

“2013 Annual Meeting” will have the meaning assigned to such term in Section 5.14(a) hereof.

“Acceptable Confidentiality Agreement” will have the meaning assigned to such term in Section 5.15(h) hereof.

“Acquisition Proposal” will have the meaning assigned to such term in Section 5.15(h) hereof.

“Advisory Consent” will have the meaning assigned to such term in Schedule 5.16(a).

“Affiliate” of any particular Person means any other Person controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Put Right” will have the meaning assigned to such term in Section 1.1 hereof.

“Agreement” will have the meaning assigned to such term in the Preamble.

“Alternative Acquisition Agreement” will have the meaning assigned to such term in Section 5.15(h) hereof.

“Amended Put Exercise Notice” will have the meaning assigned to such term in Section 2.1(c) hereof.

“Approved Acquisition” will mean any Qualifying Acquisition with respect to which the Investor does not exercise a Strike.

“Articles Supplementary” will mean those certain Articles Supplementary classifying certain Preferred Shares as the Series A Preferred Shares and setting forth therein the preferences, rights, privileges, powers, restrictions, limitations and other terms with respect thereto, in the form attached as Exhibit A-1 hereto.

“Board” will mean the Board of Directors of the Company.

“Business Day” will mean a day which is not a Saturday, Sunday or a day on which national banks in New York, New York are closed.

“Bylaws” will mean the Company’s Bylaws as amended, supplemented, restated or otherwise modified from time to time.

i

“Bylaws Amendment” will mean amendments to the Bylaws required to effect the rights, preferences, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of the Series A Preferred Shares and the Series C Preferred Shares and the Investor Rights Agreement, in form and substance reasonably acceptable to the Investor.

“Change of Control Consents” means each of the Required Consents set forth on Section 5.5(b) of the Disclosure Schedules.

“Charter” will mean the Company’s Articles of Incorporation as amended, supplemented, restated or otherwise modified from time to time.

“Charter Amendment” will have the meaning assigned to such term in Section 5.14(a) hereof.

“Closing” will have the meaning assigned to such term in Section 2.4 hereof.

“Closing Date” will have the meaning assigned to such term in Section 2.4 hereof.

“Code” will mean the Internal Revenue Code of 1986, as amended.

“Commission” will mean the Securities and Exchange Commission or any successor entity.

“Commission Documents” will mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed by the Company with the Commission pursuant to the requirements of the Securities Act or the Exchange Act, including all material filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which have been filed by the Company prior to the Effective Date, and (2) all information contained in such filings and all documents and disclosures that have been incorporated by reference therein.

“Common Stock” will mean the Company’s common stock, par value $0.01 per share.

“Company” will have the meaning assigned to such term in the Preamble.

“Company Capital Stock” will mean, collectively, the Common Stock, the Series A Preferred Shares and all other classes and series of shares of capital stock provided for in the Charter, as may be amended from time to time.

“Contract” will mean any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, license agreement, management agreement or other contract, agreement, obligation, commitment or instrument, whether written or oral (each, including all amendments thereto), to which the Company or any of its Subsidiaries is a party or that creates rights or obligations that are enforceable by or against the Company.

“Damages” will have the meaning assigned to such term in Section 8.1 hereof.

“Disclosure Schedule” will have the meaning assigned to such term in Article IV.

ii

“DRIP” will mean the Company’s dividend reinvestment program for existing holders of its Common Stock.

“Effective Date” will mean the date of this Agreement.

“Environmental Law” will mean any federal, state or local Law relating to the (i) preservation, protection, conversation, pollution, contamination of, or releases or threatened releases of hazardous substances into the air, surface water, ground water or land or the clean up, abatement, removal, remediation or monitoring of such pollution, contamination or hazardous substances; (ii) generation, recycling, reclamation, handling, treatment, storage, disposal or transportation of hazardous substances or solid waste and (iii) the safety or health of employees or other Persons related to exposure to hazardous substances, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601- 9675, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 5101- 5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901- 6992k, the Emergency Planning and Community Right- to- Know Act of 1986, 42 U.S.C. Sections 11001- 11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601- 2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136- 136y, the Clean Air Act, 42 U.S.C. Sections 7401- 7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251- 1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f- 300j- 26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651- 678, and any analogous state Laws, as any of the above have been amended from time to time and the regulations promulgated pursuant to each of the foregoing.

“Environmental Permit” will mean any permit, license, approval or other authorization under any Environmental Law.

“Equity Financing” means the commitments of KKR Fund Holdings L.P. and KKR Financial Holdings LLC, pursuant to those certain equity commitment letters, dated as of the date hereof, between the Investor on the one hand and KKR Fund Holdings L.P. and KKR Financial Holdings LLC, respectively, on the other hand, and subject to the terms and conditions set forth therein, to invest in Investor the cash amounts set forth therein.

“ERISA” will mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” will mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Executive Order” will have the meaning assigned to such term in Section 3.8(a) hereof.

“Exercised Put Amount” will mean, (i) which respect to any Closing, the actual liquidation preference amount of Securities issued and sold to the Investor at such Closing, and (ii) with respect to a given period of time, the aggregate of the actual liquidation preference amounts of Securities issued and sold to the Investor at Closings occurring during such period of time.

“Expense Reimbursement Cap” will have the meaning assigned to such term in Section 9.1(a) hereof.

iii

“Extension Period” will have the meaning assigned to such term in Section 7.1(d) hereof.

“Extraordinary Dividend” will mean any dividend or other distribution on shares of Common Stock other than regular quarterly dividends on the Common Stock.

“Fair Market Value” will mean, as of any date of determination, the price at which such asset would change hands between a hypothetical willing buyer and a hypothetical willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts, as determined by the Company in a manner consistent with the methodology and analytics used by the Company’s executive management in the preparation of the Company’s financial statements in accordance with historical cost GAAP; provided, however, that if a financing agreement includes a definition, methodology or formula for determining fair market value of the securities or other financial assets used as collateral to secure the obligations thereunder, then such definition, methodology or formula will be used to determine the Fair Market Value of such securities or other financial assets hereunder.

“First Anniversary” will have the meaning assigned to such term in Section 2.1(g) hereof.

“Future Commission Documents” will mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed by the Company with the Commission pursuant to the requirements of the Securities Act or the Exchange Act, including all material filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which are filed by the Company after the Effective Date, and (2) all information contained in such filings and all documents and disclosures that have been incorporated by reference therein.

“GAAP” will mean generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination.

“General Closing Opinion” will have the meaning assigned to such term in Section 6.1 hereof.

“General Partner” will mean the Sentio Healthcare Properties, Inc., the general partner of the Partnership.

“Governmental Authority” will mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative.

iv

“Ground Lease” means with respect to each real property leased or subleased by the Sentio Parties or any of their Subsidiaries, all leases, subleases, licenses, service agreements, concessions or other agreements granting an interest in the real property to the Sentio Parties or any of their Susbsidiaries for the use and occupancy of any portion of any such real property. For the avoidance of doubt, the Ground Lease Agreement, between Floyd Healthcare Management, Inc., as lessor and Rome LTH Partners, LP, as lessee, dated as of December 18, 2009 (as amended, supplemented or modified) and the Lease, Transfer and Reversion Agreement, between the Hospitality Authority of Floyd Country, as lessor, and Floyd Healthcare Management, Inc., as lessee, dated as of December 16, 1996 (as amended, supplemented or modified) shall be deemed Ground Leases.

“Health Care Facility” means each assisted living facility, Alzheimer care facility, skilled nursing facility, rehabilitation hospital and long term acute care hospital owned by any of the Sentio Parties or their Subsidiaries.

“Health Care License” means the license held by the Company, its Subsidiaries, each Tenant/or Manager, as applicable, under the state law governing the licensure of each Health Care Facility as an assisted living, Alzheimer’s care, skilled nursing, rehabilitation hospital and/or long term acute care hospital, as applicable.

“Health Care Survey” means a licensure and/or life safety code survey conducted with respect to the operation of any Health Care Facility.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” of a Person, at a particular date, will mean the sum (without duplication) outstanding at such date of (a) all indebtedness or liability of such Person for borrowed money and indebtedness in the form of mezzanine debt; (b) obligations evidenced by bonds, debentures, notes or other similar instruments; (c) obligations for the deferred purchase price of property or services; (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or otherwise to assure a creditor against loss; (g) obligations secured by any Liens, whether or not the obligations have been assumed; and (h) all preferred shares or other preferred equity issued by such Person and required by the terms thereof to be redeemed on a scheduled date or dates, or for which mandatory sinking fund payments are due, by a fixed date.

“Indemnified Party” will have the meaning assigned to such term in Section 8.2 hereof.

“Independent Directors” will have the meaning assigned to such term in the Company’s Organizational Documents.

“Intellectual Property” will mean, collectively, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trade dress, logos, copyrights and other intellectual property of the Sentio Parties and their Subsidiaries.

“Investment Company Act” will have the meaning assigned to such term in Section 4.22 hereof.

v

“Investor” will have the meaning assigned to such term in the Preamble.

“Investor Expenses” will have the meaning assigned to such term in Section 9.1(a).

“Investor Indemnified Party” will have the meaning assigned to such term in Section 8.1 hereof.

“Investor Rights Agreement” will have the meaning assigned to such term in the Preamble hereof.

“IRS” will have the meaning assigned to such term in Section 5.22 hereof.

“Joint Venture Agreement” means any partnership, limited liability company agreement, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture which is not a wholly-owned Subsidiary of either of the Sentio Parties.

“Knowledge” means, (i) for the Company, with respect to any matter in question, the actual knowledge of John Mark Ramsey, Sharon C. Kaiser, Scott Larche, Kevin Thomas and any of their successors and (ii) for the Investor, with respect to any matter in question, the actual knowledge of Billy Butcher, Peter Sundheim and Ralph Rosenberg.

“Laws” will have the meaning assigned to such term in Section 3.3 hereof.

“Landlord” means any entity which is not the Company, the Partnership or a Subsidiary and which, from which, pursuant to a Ground Lease, the Company, the Partnership and/or any of their Subsidiaries leases or subleases any Health Care Facility or MOB.

“Lease” means with respect to all the real property owned or operated by the Sentio Parties or any of their Subsidiaries, all leases, subleases, licenses, service agreements, concessions or other agreements granting an interest to any Person for the use and occupancy of any portion of any of the real property owned, leased, subleased or operated by any of the Sentio Parties or their respective Subsidiaries which are in effect or executed as of the date of this Agreement or which become effective or executed after the date of this Agreement, together with all security deposits thereunder, if any, but excluding Resident Agreements.

“Legal Opinions” will have the meaning assigned to such term in Section 6.1 hereof.

“Lien” will mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, Lien (statutory or other), charge, preference, priority or other security interest or preferential arrangement in the nature of a security interest (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means any Contract under which indebtedness for borrowed money is outstanding or may be incurred or that provides for a guarantee of the obligations of any Person or pursuant to which any property or asset of any of the Sentio Parties or their Subsidiaries is mortgaged, pledged or otherwise subject to a Lien, or any Contract restricting the incurrence of indebtedness or the incurrence of Liens or restricting the payment of dividends or the transfer of any property of any of the Sentio Parties or their Subsidiaries.

vi

“Management Agreement” means a Management Agreement to which any of the Sentio Parties or their Subsidiaries is a party with a Manager with respect to a Health Care Facility.

“Manager” means any entity which is not the Company, the Partnership or a Subsidiary and which, pursuant to a Management Agreement, manages on behalf of the Company and/or its Subsidiaries any Health Care Facility which is owned and/or leased by the Company, the Partnership and/or its Subsidiaries. For the avoidance of doubt, all references herein to a Manager shall be limited to the Health Care Facility managed by such Manager pursuant to the applicable Management Agreement.

“Material Adverse Effect” will mean any condition, occurrence, state of facts or event having any effect on the business, operations, properties, assets or condition (financial or otherwise) of any of the Sentio Parties that is material and adverse to the Sentio Parties and their Subsidiaries, taken as a whole, or any condition, occurrence, state of facts or event that prohibits or otherwise materially interferes with or materially delays the ability of the Sentio Parties to perform any of their material obligations under this Agreement or the Related Documents. A Material Adverse Effect will not include any of the following: (i) changes in general political, economic or financial market conditions that do not disproportionately affect the Sentio Parties and their Subsidiaries; (ii) changes in industry conditions that do not disproportionately affect the Sentio Parties and their Subsidiaries; (iii) changes resulting from the parties’ compliance with the terms of this Agreement and the Related Documents; (iv) changes in GAAP that do not disproportionately affect the Sentio Parties and their Subsidiaries; (v) changes in Laws that do not disproportionately affect the Sentio Parties and their Subsidiaries; (vi) acts of God or (vii) acts of terrorism or war.

“Material Leases” means the following Leases (i) the triple net lease at Care Meridian, (ii) The Speciality Hospital and Floyd Healthcare Management triple net leases at Floyd Medical Center, (iii) the triple net lease at Baylor Rehab, (iv) the triple net lease at Mesa Vista and (v) the leases with Medical Edge at Hedgecoxe.

“MOB” means each medical office building owned by the Sentio Parties or its Subsidiaries.

“OP TRS” will have the meaning assigned to such a term in Section 5.22 hereof.

“Organizational Documents” will mean, (a) with respect to a corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

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“Partnership” will mean Sentio Healthcare Properties OP, L.P., a Delaware limited partnership.

“Partnership Agreement” will mean the agreement of limited partnership of Sentio Healthcare Properties OP, L.P., a Delaware limited partnership, as the same may be amended and restated from time to time.

“Partnership Units” will have the meaning assigned to such term in the Partnership Agreement.

“Patriot Act” will have the meaning assigned to such term in Section 3.8(a) hereof.

“Payoff Amount” will have the meaning assigned to such term on Schedule 5.16(b).

“Permit” means any permit, license, franchise, certification, authorization, approval, notice or registration of, by or to any Governmental Authority or pursuant to any Law.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” will mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by an the Company or any Subsidiary thereof or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary thereof, is under common control, as described in Section 414(b) or (c) of the Code.

“Preferred Share Put Right” will have the meaning assigned to such term in Section 1.1 hereof.

“Preferred Shares” will mean the preferred shares, par value $0.01 per share, of the Company.

“Preferred Unit Put Right” will have the meaning assigned to such term in Section 1.1 hereof.

“Prohibited Person” will have the meaning assigned to such term in Section 3.8(b) hereof.

“Proxy Statements” will have the meaning assigned to such term in Section 5.14(d) hereof.

“Put Exercise” will mean the transactions contemplated under Section 2.1 through Section 2.4 hereof.

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“Put Exercise Amount” will mean the amount, in denominations of $100,000, of a Put Exercise request by the Sentio Parties in a Put Exercise Notice delivered pursuant to Section 2.1 hereof.

“Put Exercise Date” will have the meaning assigned to such term in Section 2.1(a) hereof.

“Put Exercise Notice” will have the meaning assigned to such term in Section 2.1(a) hereof.

“Put Period” will have the meaning assigned to such term in Section 7.1(c) hereof.

“Qualifying Acquisition” will mean any single real estate properties or multiple real estate property portfolios that meet the acquisition criteria set forth in Exhibit F hereto.

“REIT” means a Person satisfying the requirements for qualification and taxation as a real estate investment trust for United States federal income tax purposes pursuant to Section 856 through 860 of the Code.

“Related Documents” will mean the Investor Rights Agreement and the Transition to Internal Management Agreement.

“Remaining Put Amount” will mean, as of a given date, the difference between (i) the Aggregate Put Right and, (ii) the aggregate Exercised Put Amount from the Effective Date through such date.

“Representative” will have the meaning assigned to such term in Section 5.15(b) hereof.

“Required Consents” will have the meaning assigned to such term in Schedule 5.16(a) of the Disclosure Schedules.

“Required Consent End Date” will mean November 10, 2013.

“Resident Agreements” means with respect to all the real property owned or operated by the Sentio Parties or any of their respective Subsidiaries, those leases, occupancy, residency, and similar written agreements entered into with residents at any of the real property owned or operated by any of the Sentio Parties or their respective Subsidiaries, and all amendments, modifications, supplements, renewals, and extensions thereof (including any agreements relating to any notes, mortgages or other security granted to the Sentio Parties or their respective Subsidiaries in connection with any concessions of rent).

“Rights-of-Way” will have the meaning assigned to such term in Section 4.12 hereof.

“Second Anniversary” will have the meaning assigned to such term in Section 2.1(h) hereof.

“Securities” will have the meaning assigned to such term in the Preamble hereof.

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“Securities Act” will mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Sentio Indemnified Party” will have the meaning assigned to such term in Section 8.2 hereof.

“Series A Preferred Shares” will have the meaning assigned to such term in the Preamble hereof.

“Series B Convertible Preferred Units” will have the meaning assigned to such term in the Preamble hereof.

“Series C Articles Supplementary” will have the meaning assigned to such term in Section 5.14 hereof.

“Series C Preferred Shares” will have the meaning assigned to such term in the Preamble hereof.

“Specified Consent” will have the meaning assigned to such term on Schedule 5.16(b).

“SRP” will mean the Company’s stock repurchase program for existing holders of its Common Stock.

“Strike” will mean a refusal by the Investor, other than as a result of the Sentio Parties’ failure to comply with the conditions set forth in Section 6.3 hereof, to accept a Put Exercise Notice relating to a Qualifying Acquisition, and to purchase from the Sentio Parties the Securities issuable pursuant to and as set forth in such Put Exercise Notice; provided that no such refusal will qualify as a strike if the Qualifying Acquisition proposed in such Put Exercise Notice would require, in connection with the transactions contemplated thereby, a material third party consent or the receipt or modification of, or delivery of any notice in connection with, a Permit, unless the Investor’s obligations in respect of such Qualifying Acquisition (including Investors obligation to pay the applicable Put Exercise Amount and consummate the Closing thereof) are expressly conditioned in the applicable Put Exercise Notice upon the satisfaction of such consent or Permit requirements prior to the Closing thereof.

“Strike Out” will mean the exercise of a third Strike by the Investor.

“Subsequent Stockholder Meetings” will have the meaning assigned to such term in Section 5.14(c) hereof.

“Subsidiary” means any Person of which a majority of (a) the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions, or (b) equity interests of such Person, in each of clause (a) or (b), are owned directly or indirectly by the Sentio Parties.

“Superior Proposal” will have the meaning assigned to such term in Section 5.15(h) hereof.

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“Tax” means all United States federal, state, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, profits, estimated, severance, occupation, production, capital gains, capital stock, goods and services, environmental, employment, withholding, stamp, value added, alternative or add-on minimum, sales, transfer, use, license, payroll and franchise taxes or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties , fines, related liabilities or additions to tax attributable to such taxes, charges, fees, levies or other assessments.

“Tax Authority” means any Governmental Authority responsible having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax Opinion” will have the meaning assigned to such term in Section 6.1 hereof.

“Tax Protection Agreements” will have the meaning assigned to such term in Section 4.14(r).

“Tax Return” means any report, return, declaration or other information required to be supplied to any Tax Authority in connection with Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

“Tenant” means any entity which is not the Company, the Partnership or a Subsidiary and which, pursuant to a Lease, leases from the Company, the Partnership and/or any of their Subsidiaries any Health Care Facility or MOB. For the avoidance of doubt, all references herein to a Tenant shall be limited to the Health Care Facility or MOB leased by such Tenant from the Company, the Partnership or a Subsidiary.

“Termination Fee” will mean an amount equal to the sum of: (i) $1,000,000, and (ii) the positive difference (if any) between the Expense Reimbursement Cap and the amount of costs and expenses actually reimbursed to the Investor by the Company pursuant to Section 9.1(a). For avoidance of doubt, in the event the Company is obligated to pay the Termination Fee, the Investor shall also be entitled to retain the full amount of (A) all costs and expenses actually reimbursed to the Investor by the Company pursuant to Section 9.1(a), and (B) the Transaction Fee.

“Third Anniversary” will have the meaning assigned to such term in Section 2.1(i) hereof.

“Transaction Fee” will have the meaning assigned to such term in Section 9.1(b) hereof.

“Transfer Tax Condition” will have the meaning assigned to such term in Section 5.22 hereof.

“Transfer Taxes” will have the meaning assigned to such term in Section 5.19 hereof.

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“Transition to Internal Management Agreement” will have the meaning assigned to such term in the Preamble hereof.

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.

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ANNEX B

DISCLOSURE SCHEDULE

TO THE SECURITIES PURCHASE AGREEMENT

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EXHIBIT A-1

SENTIO HEALTHCARE PROPERTIES, INC.

[FORM OF] articles supplementary
3% SENIOR CUMULATIVE PREFERRED STOCK, SERIES A

Sentio Healthcare Properties, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Corporation”), hereby certifies to the State Department of Assessment and Taxation of Maryland that:

FIRST:           Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board”) by Article V of the charter of the Corporation (which, as amended and supplemented from time to time, together with these Articles Supplementary, is referred to herein as the “Charter”) and Section 2-208 of the Maryland General Corporation Law, the Board has duly classified and designated [●] of the authorized but unissued shares of preferred stock of the Corporation, $0.01 par value per share (the “Preferred Stock”), as shares of a separate class of Preferred Stock, designated as “Senior Cumulative Preferred Stock, Series A”, with such preferences and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as appear below, which, upon any restatement of the Charter, shall become a part of Article V of the Charter (or any successor provision thereto), with any appropriate renumbering or relettering of the sections or subsections thereof:

SENIOR CUMULATIVE PREFERRED STOCK, SERIES A

1.          Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the “Senior Cumulative Preferred Stock, Series A” (“Series A Preferred Stock”). The Series A Preferred Stock shall have a $0.01 par value per share.

2.          Number of Shares. The number of shares constituting such Series A Preferred Stock shall be [●].

3.          Ranking.    The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation, rank senior to the Common Stock and each other class or series of capital stock authorized, issued, outstanding or established after February [●], 2013, by the Corporation the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation. Any shares of such capital stock that rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation are collectively referred to as “Parity Securities”, and any shares of such capital stock that rank junior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation are collectively referred to as “Junior Securities”. Except as may be provided in the Investor Rights Agreement, the Corporation has the right to authorize and/or issue additional shares or classes or series of Junior Securities without the consent of the Holders.

4.          Dividend Rights.

(a)          (i)          The Holders shall be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of any funds legally available therefor and in preference to dividends on any Junior Securities, dividends of the type and in the amount determined as set forth in this Section 4, and no more. Such dividends shall be payable annually in arrears on each anniversary of [●], 2013 (each, a “Dividend Payment Date”) or, if any such day is not a Business Day, the preceding Business Day.

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(ii)         The Holders shall be entitled to cumulative dividends from the date of issuance payable in cash at a rate per annum equal to 3 percent of the Liquidation Preference for each share of Series A Preferred Stock issued. Dividends payable on the Series A Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months and shall be deemed to accumulate on a daily basis.

(iii)        To the extent not paid pursuant to this Section 4(a), dividends on the Series A Preferred Stock shall accumulate for each Dividend Period, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Accrued but unpaid dividends for any past Dividend Periods may be declared by the Board and paid on any date fixed by the Board, whether or not a regular Dividend Payment Date, to the Holders of record on the books of the Corporation on such record date as may be fixed by the Board.

(b)          If and to the extent the Corporation does not pay in full the entire dividend contemplated by Section 4(a) in cash on a Dividend Payment Date in accordance with Section 4(a) hereof, the unpaid amount of such dividend (calculated using the dividend rate set forth in Section 4(a)(ii)), until paid, shall be added to the Liquidation Preference in accordance with the definition thereof.

(c)          Whenever dividends on the Series A Preferred Stock are in arrears, the Corporation shall not declare or pay, or set apart for payment, dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities, other than dividends paid in Junior Securities.

(d)          Each dividend will be payable to the Holders of record as they appear in the records of the Corporation at the close of business on the same record date (each, a “Record Date”), which shall be the fifth Business Day prior to the relevant Dividend Payment Date or (ii) in the case of dividends declared by the Board pursuant to Section 4(a)(iii), no more than 60 days prior to the payment date thereof.

5.        Liquidation.

(a)          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Corporation or proceeds thereof legally available for distribution to stockholders of the Corporation, after satisfaction of all liabilities, if any, to creditors of the Corporation and subject to Section 5(b) and before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Securities, a liquidating distribution in an amount equal to the Liquidation Preference per share, together with an amount equal to all dividends or other distributions, if any, that have been accrued or declared but not paid (or included in an increase to the Liquidation Preference) on the shares of Series A Preferred Stock prior to the date of payment of such distribution (including any accumulation in respect of dividends that have not been declared prior to such payment date). After payment of the full amount of such liquidation distribution, the Holders shall not be entitled to any further participation in any distribution of assets by the Company. A Reorganization Event (as defined in Section 8) shall be deemed a Liquidation, unless in accordance with the last sentence of Section 8(a) a majority of the outstanding shares of Series A Preferred Stock elect in a writing delivered to the Company prior to the closing of such Reorganization Event to not treat such Reorganization Event as a Liquidation pursuant to Section 8(a). The Corporation shall mail written notice of any such Liquidation, not less than 20 days prior to the payment date stated therein, to each holder of Series A Preferred Stock. If a Reorganization Event involves consideration other than cash, the liquidating distribution amounts described above shall be calculated using the Market Value of such non-cash consideration.

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(b)          In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and any outstanding Parity Securities, the Holders and the owners of the Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

6.          Maturity. The Series A Preferred Stock shall be perpetual.

7.          Redemption. Except as may be provided in Sections 6.3(a) and 7.1(e)(ii) of the Securities Purchase Agreement, Sections 3.2(v), 6.1(c) and 6.1(d) of the Investor Rights Agreement or Section 9.2(d)(iv)(C) of the Partnership Agreement, the Series A Preferred Stock shall not be subject to mandatory redemption, sinking fund or other similar provisions.

8.          Reorganization Events.

(a)          In the event that, with respect to the shares of Series A Preferred Stock of any Holder there occurs:

(i)          any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii)         any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(iii)        any reclassification of the outstanding Common Stock into securities, including securities other than the Common Stock; or

(iv)         any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 8(a), a “Reorganization Event”); then, in the case of a Reorganization Event described in Section 8(a)(i) or (ii) that involves only cash consideration such Reorganization Event shall be a deemed Liquidation as described in Section 5. For each other Reorganization Event, the holders of a majority of the outstanding shares of Series A Preferred Stock may elect to not treat such Reorganization Event as a deemed Liquidation but instead convert their shares of Series A Preferred Stock into a new class of preferred stock in the surviving corporation or the acquiring person, as applicable, having the same then applicable Liquidation Preference and as nearly identical terms as possible to the terms of the Series A Preferred Stock.

(b)          In the event that (i) the Holders do not make the election described in Section 8(a) above and (ii) holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Holders shall also be entitled to make an election with respect to such consideration.

(c)          The above provisions of this Section 8 shall similarly apply to successive Reorganization Events.

(d)          The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event (other than a Reorganization Event described in Section 8(a)(i) or (ii) that involves only cash consideration) unless such agreement (i) provides for the election to receive shares of the newly created preferred stock as described in Section 8(a) above and (ii) absent such election by the Holders, provides for or does not interfere with the deemed Liquidation described in Section 5.

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9.          Voting Rights.

(a)          Except as provided by law or as otherwise expressly provided herein (including, without limitation, as expressly provided in this Section 9) or in the Transaction Documents, the Holder of each share of Series A Preferred Stock shall have no voting rights.

(b)           So long as any shares of Series A Preferred Stock are outstanding, the affirmative vote or consent of a majority of the shares of Series A Preferred Stock at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by law:

(i)          any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Charter or bylaws of the Corporation that would alter or change the preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock so as to affect them adversely;

(ii)         increase or decrease the total number of authorized shares of Series A Preferred Stock or issue additional shares of Series A Preferred Stock;

(iii)        authorize or issue, or obligate itself to issue, any equity security (including any security convertible into or exercisable for any such equity security) that constitutes a Parity Security or that has a preference over the Series A Preferred Stock with respect to dividend rights and rights on liquidation, winding up and dissolution of the Corporation;

(iv)         redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any Series A Preferred Stock or any Parity Securities or Junior Securities (including Common Stock) except (A) pursuant to the Corporation’s stock repurchase program during the periods, in the manner and subject to the terms, conditions and limitations expressly contemplated by Section 5.13 of the Securities Purchase Agreement and (B) redemption, purchase or other acquisition of Series A Preferred Stock expressly contemplated hereby or by the Securities Purchase Agreement, the Investor Rights Agreement or the Partnership Agreement, in each case as in effect on the date upon which shares of Series A Preferred Stock are first issued or as amended with the consent of a majority of the Holders of the Series A Preferred Stock;

(v)         prior to the termination of the Investor Rights Agreement in accordance with its terms, each of the actions the Corporation has covenanted and agreed not to take without the prior approval of certain Holders of Series A Preferred Stock pursuant to Section 3.2 or Section 3.3 of the Investor Rights Agreement.

(c)          (i)          The Holders of the Series A Preferred Stock, voting together as a separate class, are entitled to elect the following number of directors to the Board (in addition to any Additional Preferred Stock Directors) at any special or annual meeting of stockholders of the Corporation called for the purpose of electing directors or at any special meeting of the Holders of Series A Preferred Stock or by written consent in lieu thereof:

(A)         subject to the proviso to this Section 9(c)(i), at any time that the Board is comprised of nine or fewer directors (including vacancies, but excluding Additional Preferred Stock Directors) and the Holders’ Percentage Interest is less than 40%, the Holders of the Series A Preferred Stock are entitled to elect two directors to the Board;

(B)         at any time that the Board is comprised of ten or more directors (including vacancies, but excluding Additional Preferred Stock Directors) and the Holders’ Percentage Interest is less than 40%, the Holders of the Series A Preferred Stock are entitled to elect directors representing 30% of the Board (including vacancies, but excluding Additional Preferred Stock Directors), rounded up to the nearest whole number;

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(C)         at any time that the Holders’ Percentage Interest is 40% or more, but less than 50.01%, the Holders of the Series A Preferred Stock are entitled to elect directors representing 40% of the Board (including vacancies, but excluding Additional Preferred Stock Directors), rounded up to the nearest whole number; and

(D)         at any time that the Holders’ Percentage Interest is 50.01% or more, the Holders of the Series A Preferred Stock are entitled to elect directors representing 60% of the Board (including vacancies, but excluding Additional Preferred Stock Directors), rounded up to the nearest whole number;

provided that, the Holders of the Series A Preferred Stock will be entitled to elect at least three directors to the Board (without limiting their right to elect more directors pursuant to the foregoing provisions of this Section 9(c)(i)) upon and after receipt by the Corporation of a written request therefor from a majority of such Holders.

(ii) If and when dividends on the Series A Preferred Stock have not been declared and paid in full for at least two consecutive Dividend Payment Dates or their equivalents, the authorized number of directors then constituting the Board shall automatically be increased by two and, notwithstanding anything to the contrary herein or in the bylaws of the Corporation, the Holders of Series A Preferred Stock, voting together as a single class, shall be entitled to elect directors to fill such newly created board vacancies (such new directors, the “Additional Preferred Stock Directors”). Thereafter, at such time as full dividends have been paid in respect of the Series A Preferred Stock (including amounts accumulated and previously undeclared or unpaid thereon) for at least two consecutive Dividend Payment Dates, the rights of the holders of Series A Preferred Stock to elect the Additional Preferred Stock Directors shall cease, the term of the Additional Preferred Stock Directors shall automatically expire, the Additional Preferred Stock Directors shall be automatically removed from the Board immediately thereafter and the authorized number of directors then constituting the Board shall be automatically reduced by two to eliminate the vacancies created by such removals, in each case unless as otherwise set forth in the Transaction Documents.

(iii)        At any time after the holders of Series A Preferred Stock have power to vote for Preferred Stock Directors and such power is continuing, the Secretary of the Corporation may, and upon the written request of Holders of a majority of the outstanding shares of Series A Preferred Stock (addressed to the Secretary of the Corporation) must, call a special meeting of the Holders of Series A Preferred Stock for the election of the Preferred Stock Directors. Notice for such special meeting will be given in the manner provided in the bylaws of the Corporation for a special meeting of the stockholders, or as required by law, and shall set forth reasonable procedures for the nomination of Preferred Stock Directors by Holders of the Series A Preferred Stock. If the Secretary of the Corporation is required to call a meeting but does not do so within 20 days after receipt of any such request, then any Holder of Series A Preferred Stock may (at the Corporation’s expense, and on behalf of, and in the name of, the Secretary of the Corporation) call such meeting, upon providing notice pursuant to the preceding sentence and, for that purpose, will be granted access to the Corporation’s share transfer books and to any other materials used to determine the current names and addresses of its holders of capital stock in connection with providing notice of and conducting a special meeting pursuant to the Corporation’s bylaws. For purposes of any election of one or more Preferred Stock Directors, the holders of the Series A Preferred Stock shall vote alone as a separate class and no other class or series of capital stock shall be entitled to participate in such election. Except as otherwise provided in Section 9(c)(ii), each Preferred Stock Director elected at any meeting of the holders of the Series A Preferred Stock or the holders of capital stock shall hold office until the next annual meeting of holders of capital stock and until his successor shall have been elected and qualified or until his earlier resignation, removal from office by the holders of shares of Series A Preferred Stock or death. In case any vacancy occurs among the Preferred Stock Directors, a successor shall be elected by a majority of the then remaining Preferred Stock Directors or, if none remains in office, by the vote of the Holders of a majority of the voting power of the then outstanding shares of Series A Preferred Stock. The Preferred Stock Directors shall each be entitled to one vote per director on any matter presented to the Board for a vote.

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10.         Replacement Certificates. The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

11.         Miscellaneous.

(a)          All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of the Charter) with postage prepaid, addressed: (i) if to the Corporation, to its office at 189 South Orange Avenue, Suite 1700, Orlando, Florida, Attention: Chief Executive Officer, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation, or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b)          The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c)          No share of Series A Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted; provided, however, that the Investor Rights Agreement provides the Holders of the Series A Preferred Stock with a participation right in the case of any issuance of new equity securities by the Company, subject to and in accordance with the terms and conditions set forth therein.

(d)          The shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein, in the Transaction Documents or in the Charter or as provided by applicable law.

(e)          Without the approval of the holders of a majority of the then outstanding shares of Series A Preferred Stock, the Corporation will not, by amendment of the Charter or through any recapitalization, reorganization, transfer of assets, consolidation, merger, statutory share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of these Articles Supplementary and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against impairment.

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12.         Definitions. Unless the context or use indicates another meaning or intent, the following capitalized terms shall have the meanings set forth below, whether used in the singular or the plural:

“Additional Preferred Stock Director” has the meaning set forth in Section 9(c).

“Assumed Conversion Rate” means a fraction, the denominator of which is the Market Value of each share of Common Stock, and the numerator of which is the Liquidation Preference for each share of Series A Preferred Stock.

“Board” means the Board of Directors of the Corporation.

“Business Day” means each day of the calendar year other than a Saturday, Sunday or any other day on which banks are required or authorized to close in the State of New York.

“Dividend Payment Date” has the meaning set forth in Section 4(a).

“Holder” means the Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and for all other purposes.

“Holders’ Percentage Interest” means, as of any determination date, a fraction, expressed as a percentage, equal to (x) the number of shares of Common Stock then held by the Holders, the Permitted Transferees and their respective Affiliates divided by (y) the number of shares of Common Stock then outstanding. Solely for purposes of this definition, Common Stock will be deemed to be “held” by any Person or “outstanding”, in each case, if such Common Stock would be held by such Person or outstanding after giving effect to the conversion or exchange, in accordance with their terms, of any and all securities then convertible or exchangeable, directly or indirectly, into Common Stock, but without giving effect to any limitations on such conversion or exchange applicable as a result of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or any comparable limitations. Solely for purposes of determining the Holders’ Percentage Interest, each share of Series A Preferred Stock will be deemed convertible into shares of Common Stock at the Assumed Conversion Rate.

“Independent Investment Banking Firm” means an investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Person engaging such firm, qualified to perform the task for which it has been engaged.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of February [●], 2013, by and among the Corporation, Sentinel RE Investment Holdings LP and Sentio Healthcare Properties OP, L.P., as may be amended from time to time.

“Issuance Price” means the issuance price for any share of Series A Preferred Stock.

“Junior Securities” has the meaning set forth in Section 3.

“Liquidation Preference” means, with respect to the Series A Preferred Stock, the actual Issuance Price of each share of Series A Preferred Stock (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock), as further adjusted pursuant to Section 4(b) from time to time.

“Market Value” means, as of any determination date, with respect to Common Stock (or other relevant capital stock, equity interest or other property) the fair market value thereof as determined by an Independent Investment Banking Firm selected by a majority of the Preferred Stock Directors and reasonably acceptable to the Corporation. The Corporation shall bear the fees and expenses of any Independent Investment Banking Firm involved in the determination of Market Value.

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“Partnership Agreement” means the Second Amended and Restated Limited Partnership Agreement of Sentio Healthcare Properties OP, L.P., a Delaware limited partnership, made and entered into effective as of [●], 2013, as may be amended from time to time.

“Permitted Transferee” has the meaning set forth in the Investor Rights Agreement.

“Person” means any individual, corporation, association, partnership (general or limited), bank, savings association, joint venture, trust, estate, limited liability company or other legal entity or organization.

“Preferred Stock Director” means any director subject to election by the Holders of the Series A Preferred Stock, voting together as a separate class, pursuant to Section 9(c) hereof including, without limitation, the Additional Preferred Stock Directors.

“Record Date” has the meaning set forth in Section 4(d).

“Reorganization Event” has the meaning set forth in Section 8(a).

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of February [●], 2013, by and among the Corporation, Sentio Healthcare Properties OP, L.P. and Sentinel RE Investment Holdings LP, as may be amended from time to time.

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Transaction Documents” means the Securities Purchase Agreement and the Investor Rights Agreement.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf on this [●] day of [●], 2013, by its [●], who acknowledges that these Articles Supplementary are the act of the Corporation and that, to the best of [his][her] knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles Supplementary are true in all material respects.

SENTIO HEALTHCARE PROPERTIES, INC.

Name:	[●]
Title:	[●]

ATTEST

Name:	[●]
Title:	[●]

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EXHIBIT A-2

SENTIO HEALTHCARE PROPERTIES, INC.
[FORM OF] articles supplementary
3% SENIOR CUMULATIVE PREFERRED STOCK, SERIES C

Sentio Healthcare Properties, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Corporation”), hereby certifies to the State Department of Assessment and Taxation of Maryland that:

FIRST:           Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board”) by Article V of the charter of the Corporation (which, as amended and supplemented from time to time, together with these Articles Supplementary, is referred to herein as the “Charter”) and Section 2-208 of the Maryland General Corporation Law, the Board has duly classified and designated [●] of the authorized but unissued shares of preferred stock of the Corporation, $0.01 par value per share (the “Preferred Stock”), as shares of a separate class of Preferred Stock, designated as “Senior Cumulative Preferred Stock, Series C”, with such preferences and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as appear below, which, upon any restatement of the Charter, shall become a part of Article V of the Charter (or any successor provision thereto), with any appropriate renumbering or relettering of the sections or subsections thereof:

SENIOR CUMULATIVE PREFERRED STOCK, SERIES C

1.          Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the “Senior Cumulative Preferred Stock, Series C” (“Series C Preferred Stock”). The Series C Preferred Stock shall have a $0.01 par value per share.

2.          Number of Shares. The number of shares constituting such Series C Preferred Stock shall be [●].

3.          Ranking.    The Series C Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation, rank senior to the Common Stock and each other class or series of capital stock authorized, issued, outstanding or established after February [●], 2013, by the Corporation the terms of which do not expressly provide that it ranks on a parity with or senior to the Series C Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation. Any shares of such capital stock that rank on a parity with the Series C Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation are collectively referred to as “Parity Securities”, and any shares of such capital stock that rank junior to the Series C Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation are collectively referred to as “Junior Securities”. Except as may be provided in the Investor Rights Agreement, the Corporation has the right to authorize and/or issue additional shares or classes or series of Junior Securities without the consent of the Holders.

4.          Dividend Rights.

(a)          (i)          The Holders shall be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of any funds legally available therefor and in preference to dividends on any Junior Securities, dividends of the type and in the amount determined as set forth in this Section 4, and no more. Such dividends shall be payable annually in arrears on each anniversary of [●], 2013 (each, a “Dividend Payment Date”) or, if any such day is not a Business Day, the preceding Business Day.

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(ii)         The Holders shall be entitled to cumulative dividends from the date of issuance payable in cash at a rate per annum equal to 3 percent of the Liquidation Preference for each share of Series C Preferred Stock issued. Dividends payable on the Series C Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months and shall be deemed to accumulate on a daily basis.

(iii) To the extent not paid pursuant to this Section 4(a), dividends on the Series C Preferred Stock shall accumulate for each Dividend Period, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Accrued but unpaid dividends for any past Dividend Periods may be declared by the Board and paid on any date fixed by the Board, whether or not a regular Dividend Payment Date, to the Holders of record on the books of the Corporation on such record date as may be fixed by the Board.

(b)          If and to the extent the Corporation does not pay in full the entire dividend contemplated by Section 4(a) in cash on a Dividend Payment Date in accordance with Section 4(a) hereof, the unpaid amount of such dividend (calculated using the dividend rate set forth in Section 4(a)(ii)), until paid, shall be added to the Liquidation Preference in accordance with the definition thereof.

(c)          Whenever dividends on the Series C Preferred Stock are in arrears, the Corporation shall not declare or pay, or set apart for payment, dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities, other than dividends paid in Junior Securities.

(d)          Each dividend will be payable to the Holders of record as they appear in the records of the Corporation at the close of business on the same record date (each, a “Record Date”), which shall be (i) the fifth Business Day prior to the relevant Dividend Payment Date or (ii) in the case of dividends declared by the Board pursuant to Section 4(a)(iii), no more than 60 days prior to the payment date thereof.

5.          Liquidation.

(a)          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Corporation or proceeds thereof legally available for distribution to stockholders of the Corporation, after satisfaction of all liabilities, if any, to creditors of the Corporation and subject to Section 5(b) and before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Securities, a liquidating distribution in an amount equal to the Liquidation Preference per share, together with an amount equal to all dividends or other distributions, if any, that have been accrued or declared but not paid (or included in an increase to the Liquidation Preference) on the shares of Series C Preferred Stock prior to the date of payment of such distribution (including any accumulation in respect of dividends that have not been declared prior to such payment date). After payment of the full amount of such liquidation distribution, the Holders shall not be entitled to any further participation in any distribution of assets by the Company. A Reorganization Event (as defined in Section 8) shall be deemed a Liquidation, unless in accordance with the last sentence of Section 8(a) a majority of the outstanding shares of Series C Preferred Stock elect in a writing delivered to the Company prior to the closing of such Reorganization Event to not treat such Reorganization Event as a Liquidation pursuant to Section 8(a). The Corporation shall mail written notice of any such Liquidation, not less than 20 days prior to the payment date stated therein, to each holder of Series C Preferred Stock. If a Reorganization Event involves consideration other than cash, the liquidating distribution amounts described above shall be calculated using the Market Value of such non-cash consideration.

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(b)          In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series C Preferred Stock and any outstanding Parity Securities, the Holders and the owners of the Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

6.          Maturity. The Series C Preferred Stock shall be perpetual.

7.          Redemption.

(a)          Except as may be provided in this Section 7 or otherwise in Sections 6.3(a) and 7.1(e)(ii) of the Securities Purchase Agreement, Sections 3.2(v), 6.1(c) and 6.1(d) of the Investor Rights Agreement or Section 9.2(d)(iv)(C) of the Partnership Agreement, the Series C Preferred Stock shall not be subject to mandatory redemption, sinking fund or other similar provisions.

(b)          (i)          (A) The Corporation may (but is not required to) redeem the all, but not less than all, of the then outstanding Series C Preferred Stock at the Redemption Price (allocated pro rata among the Holders of Series C Preferred Stock) if (A) the Market Value of the Series C Preferred Stock exceeds 9.6% of the Market Value of all of the then-outstanding capital stock of the Corporation (the “Redemption Threshold”) and (B) solely as a result of any Holder’s ownership of such Series C Preferred Stock, the Company would, in the reasonable judgment of the Board, fail to qualify as a REIT (any such Holder, a “Disqualifying Holder”).

(B) Notwithstanding the foregoing, the Corporation’s right of redemption hereunder shall not be exercisable if the Disqualifying Holder executes and delivers to the Corporation an ownership limit waiver certificate in the form set forth in Exhibit C to the Partnership Agreement (an “Ownership Limit Waiver”) or a TRS Notice (as defined below).

(C) If such Holder is unable to execute and deliver the Ownership Limit Waiver, such Holder (or its Affiliate) shall have the option of exercising its rights under Section 8.5(c) of the Partnership Agreement (a “TRS Notice”), in which case the Corporation no longer shall have the right to redeem the then-outstanding shares of Series C Preferred Stock;

(ii)         The Corporation shall determine the Market Value of all of the then-outstanding Series C Preferred Stock and the Market Value of all of the then-outstanding capital stock of the Corporation annually (each date of such determination, a “Market Value Determination Date”), with the first such Market Value Determination Date occurring during the calendar month in which the one-year anniversary of the initial issuance of the Series C Preferred Stock occurs. The Corporation will cause any Independent Investment Banking Firm responsible for conducting the foregoing Market Value determinations to prepare and deliver to the Corporation concurrently with such Market Value determinations a determination of the cash portion of the aggregate Redemption Price payable in respect of any redemption under this Section 7(b) resulting from such Market Value determinations; provided that no such determination of Redemption Price is required if such Market Value determinations indicate that the Redemption Threshold has not been exceeded.

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(iii)        (A)         Notice of every redemption of shares of Series C Preferred Stock hereunder shall be given by first class mail or other reasonable means to the Holders of the shares of Series C Preferred Stock to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be no more than ten days following the Market Value Determination Date giving rise to such redemption and no less than thirty days and no more than sixty days before the Redemption Date. Any notice mailed or delivered as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice, or any defect in such notice or in the mailing or delivery thereof, to any holder of shares of Series C Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock. Each such notice of redemption given to a holder shall state: (1) the date upon which the shares of Series C Preferred Stock are to be redeemed (the “Redemption Date”); (2) the Redemption Price payable to such Holder; and (3) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price.

(B)         As promptly as reasonably practicable after any Market Value Determination Date, and in any event no later than the date of delivery of a notice of redemption pursuant to Section 7(b)(iii)(A), the Corporation shall notify the applicable Disqualifying Holder of its rights, pursuant to Sections 7(b)(i)(B) and (C) hereunder, to deliver an Ownership Limit Waiver and a TRS Notice to the Corporation. If, at any time prior to the Redemption Date, the Disqualifying Holder delivers a duly executed Ownership Limit Waiver or a TRS Notice, the Corporation will promptly deliver a notice of cancellation of redemption to the Holders of Series C Preferred Stock and return any certificates representing shares of Series C Preferred Stock then or thereafter delivered to the Corporation for surrender on the Redemption Date so cancelled.

(iv)         The portion of the aggregate Redemption Price payable to each Holder for the shares of Series C Preferred Stock held by such Holder shall be payable to such Holder on the Redemption Date against surrender of the certificate(s) evidencing such shares to the Corporation or its agent or the delivery by such Holder of an executed affidavit of lost or destroyed certificates in form and substance reasonably acceptable to the Corporation. The cash portion of the Redemption Price payable to each Holder of Series C Preferred Stock shall be paid by wire transfer of immediately available funds to the account or accounts specified by such Holder to the Corporation in writing.

8.          Reorganization Events.

(a)          In the event that, with respect to the shares of Series C Preferred Stock of any Holder there occurs:

(i)          any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii)         any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(iii)        any reclassification of the outstanding Common Stock into securities, including securities other than the Common Stock; or

(iv)         any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 8(a), a “Reorganization Event”); then, in the case of a Reorganization Event described in Section 8(a)(i) or (ii) that involves only cash consideration such Reorganization Event shall be a deemed Liquidation as described in Section 5. For each other Reorganization Event, the holders of a majority of the outstanding shares of Series C Preferred Stock may elect to not treat such Reorganization Event as a deemed Liquidation but instead convert their shares of Series C Preferred Stock into a new class of preferred stock in the surviving corporation or the acquiring person, as applicable, having the same then applicable Liquidation Preference and as nearly identical terms as possible to the terms of the Series C Preferred Stock.

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(b)          In the event that (i) the Holders do not make the election described in Section 8(a) above and (ii) holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Holders shall also be entitled to make an election with respect to such consideration.

(c)          The above provisions of this Section 8 shall similarly apply to successive Reorganization Events.

(d)          The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event (other than a Reorganization Event described in Section 8(a)(i) or (ii) that involves only cash consideration) unless such agreement (i) provides for the election to receive shares of the newly created preferred stock as described in Section 8(a) above and (ii) absent such election by the Holders, provides for or does not interfere with the deemed Liquidation described in Section 5.

9.          Voting Rights.

(a)          Except as provided by law or as otherwise expressly provided herein (including, without limitation, as expressly provided in this Section 9) or in the Transaction Documents, the Holder of each share of Series C Preferred Stock shall have the right to one vote for each share of As-Converted Common Stock held by such Holder and (without duplication) its Affiliates and with respect to such vote, such Holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock as a single class, with respect to any question upon which holders of Common Stock have the right to vote including, without limitation, the election of directors.

(b)           So long as any shares of Series C Preferred Stock are outstanding, the affirmative vote or consent of a majority of the shares of Series C Preferred Stock at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by law:

(i)          any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Charter or the bylaws of the Corporation that would alter or change the preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series C Preferred Stock so as to affect them adversely;

(ii)         increase or decrease the total number of authorized shares of Series C Preferred Stock or issue additional shares of Series C Preferred Stock;

(iii)        authorize or issue, or obligate itself to issue, any equity security (including any security convertible into or exercisable for any such equity security) that constitutes a Parity Security or that has a preference over the Series C Preferred Stock with respect to dividend rights and rights on liquidation, winding up and dissolution of the Corporation;

(iv)         redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any Series C Preferred Stock or any Parity Securities or Junior Securities (including Common Stock) except (A) pursuant to the Corporation’s stock repurchase program during the periods, in the manner and subject to the terms, conditions and limitations expressly contemplated by Section 5.13 of the Securities Purchase Agreement and (B) redemption, purchase or other acquisitions of Series C Preferred Stock expressly contemplated hereby or by the Securities Purchase Agreement, the Investor Rights Agreement or the Partnership Agreement, in each case as in effect on the date upon which shares of Series C Preferred Stock are first issued or as amended with the consent of a majority of the Holders of the Series C Preferred Stock;

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(v)           prior to the termination of the Investor Rights Agreement in accordance with its terms, each of the actions the Corporation has covenanted and agreed not to take without the prior approval of certain Holders of Series C Preferred Stock pursuant to Section 3.2 or Section 3.3 of the Investor Rights Agreement.

(c)          (i)          The Holders of the Series C Preferred Stock, voting together as a separate class, are entitled to elect the following number of directors to the Board (in addition to any Additional Preferred Stock Directors) at any special or annual meeting of stockholders of the Corporation called for the purpose of electing directors or at any special meeting of the Holders of Series C Preferred Stock or by written consent in lieu thereof:

(A)         subject to the proviso to this Section 9(c)(i), at any time that the Board is comprised of nine or fewer directors (including vacancies, but excluding Additional Preferred Stock Directors), the Holders of the Series C Preferred Stock are entitled to elect two directors to the Board; and

(B)         at any time that the Board is comprised of ten or more directors (including vacancies, but excluding Additional Preferred Stock Directors), the Holders of the Series C Preferred Stock are entitled to elect directors representing 30% of the Board (including vacancies, but excluding Additional Preferred Stock Directors), rounded up to the nearest whole number;

provided that, the Holders of the Series C Preferred Stock will be entitled to elect at least three directors to the Board (without limiting their right to elect more directors pursuant to the foregoing provisions of this Section 9(c)(i)) upon and after receipt by the Corporation of a written request therefor from a majority of such Holders.

(ii) If and when dividends on the Series C Preferred Stock have not been declared and paid in full for at least two consecutive Dividend Payment Dates or their equivalents, the authorized number of directors then constituting the Board shall automatically be increased by two and, notwithstanding anything to the contrary herein or in the bylaws of the Corporation, the Holders of Series C Preferred Stock, voting together as a single class, shall be entitled to elect directors to fill such newly created board vacancies (such new directors, the “Additional Preferred Stock Directors”). Thereafter, at such time as full dividends have been paid in respect of the Series C Preferred Stock (including amounts accumulated and previously undeclared or unpaid thereon) for at least two consecutive Dividend Payment Dates, the rights of the holders of Series C Preferred Stock to elect the Additional Preferred Stock Directors shall cease, the term of the Additional Preferred Stock Directors shall automatically expire, the Additional Preferred Stock Directors shall be automatically removed from the Board immediately thereafter and the authorized number of directors then constituting the Board shall be automatically reduced by two to eliminate the vacancies created by such removals, in each case unless as otherwise set forth in the Transaction Documents.

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(iii)        At any time after the holders of Series C Preferred Stock have power to vote for Preferred Stock Directors and such power is continuing, the Secretary of the Corporation may, and upon the written request of Holders of a majority of the outstanding shares of Series C Preferred Stock (addressed to the Secretary of the Corporation) must, call a special meeting of the Holders of Series C Preferred Stock for the election of the Preferred Stock Directors. Notice for such special meeting will be given in the manner provided in the bylaws of the Corporation for a special meeting of the stockholders, or as required by law, and shall set forth reasonable procedures for the nomination of Preferred Stock Directors by Holders of the Series C Preferred Stock. If the Secretary of the Corporation is required to call a meeting but does not do so within 20 days after receipt of any such request, then any Holder of Series C Preferred Stock may (at the Corporation’s expense and on behalf of and in the name of the Secretary of the Corporation) call such meeting, upon providing notice pursuant to the preceding sentence and, for that purpose, will be granted access to the Corporation’s share transfer books and to any other materials used to determine the current names and addresses of its holders of capital stock in connection with providing notice of and conducting a special meeting pursuant to the Corporation’s bylaws. For purposes of any election of one or more Preferred Stock Directors, the holders of the Series C Preferred Stock shall vote alone as a separate class and no other class or series of capital stock shall be entitled to participate in such election. Except as otherwise provided in Section 9(c)(ii), each Preferred Stock Director elected at any meeting of the holders of the Series C Preferred Stock or the holders of capital stock shall hold office until the next annual meeting of holders of capital stock and until his successor shall have been elected and qualified or until his earlier resignation, removal from office by the holders of shares of Series C Preferred Stock or death. In case any vacancy occurs among the Preferred Stock Directors, a successor shall be elected by a majority of the then remaining Preferred Stock Directors or, if none remains in office, by the vote of the Holders of a majority of the voting power of the then-outstanding shares of Series C Preferred Stock. The Preferred Stock Directors shall each be entitled to one vote per director on any matter presented to the Board for a vote.

10.       Replacement Certificates. The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

11.       Miscellaneous.

(a)          All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of the Charter) with postage prepaid, addressed: (i) if to the Corporation, to its office at 189 South Orange Avenue, Suite 1700, Orlando, Florida 32801, Attention: Chief Executive Officer, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation, or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b)          The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred Stock or shares of Common Stock or other securities issued on account of Series C Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series C Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c)          No share of Series C Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted; provided, however, that the Investor Rights Agreement provides the Holders of the Series C Preferred Stock with a participation right in the case of any issuance of new equity securities by the Company, subject to and in accordance with the terms and conditions set forth therein.

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(d)          The shares of Series C Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein, in the Transaction Documents or in the Charter or as provided by applicable law.

(e)          Without the approval of the holders of a majority of the then outstanding shares of Series C Preferred Stock, the Corporation will not, by amendment of the Charter or through any recapitalization, reorganization, transfer of assets, consolidation, merger, statutory share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of these Articles Supplementary and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series C Preferred Stock against impairment.

12.         Definitions. Unless the context or use indicates another meaning or intent, the following capitalized terms shall have the meanings set forth below, whether used in the singular or the plural:

“Additional Preferred Stock Director” has the meaning set forth in Section 9(c).

“As-Converted Common Stock” means, as of any determination date and with respect to any Holder, the number of shares of Common Stock then held by such Holder and its Affiliates after giving effect to the conversion or exchange, in accordance with their terms, of any and all securities then convertible or exchangeable, directly or indirectly, into Common Stock, but without giving effect to any limitations on such conversion or exchange applicable as a result of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or any comparable limitations; provided that such number shall be a whole number and any fractional shares of As-Converted Common Stock resulting from giving effect to such conversion and exchange (after aggregating all such fractional shares that would be held by each Holder and its Affiliates after such conversion or exchange) shall be rounded to the nearest whole number (with one-half being rounded upward).

“Assumed Conversion Rate” means a fraction, the denominator of which is the Market Value of each share of Common Stock, and the numerator of which is the Liquidation Preference for each share of Series C Preferred Stock.

“Board” means the Board of Directors of the Corporation.

“Business Day” means each day of the calendar year other than a Saturday, Sunday or any other day on which banks are required or authorized to close in the State of New York.

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

“Dividend Payment Date” has the meaning set forth in Section 4(a).

“Holder” means the Person in whose name the shares of the Series C Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series C Preferred Stock for the purpose of making payment and for all other purposes.

“Holders’ Percentage Interest” means, as of any determination date, a fraction, expressed as a percentage, equal to (x) the number of shares of Common Stock then held by the Holders, the Permitted Transferees and their respective Affiliates divided by (y) the number of shares of Common Stock then outstanding. Solely for purposes of this definition, Common Stock will be deemed to be “held” by any Person or “outstanding”, in each case, if such Common Stock would be held by such Person or outstanding after giving effect to the conversion or exchange, in accordance with their terms, of any and all securities then convertible or exchangeable, directly or indirectly, into Common Stock, but without giving effect to any limitations on such conversion or exchange applicable as a result of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or any comparable limitations. Solely for purposes of determining the Holders’ Percentage Interest, each share of Series C Preferred Stock will be deemed convertible into shares of Common Stock at the Assumed Conversion Rate.

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“Independent Investment Banking Firm” means an investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Person engaging such firm, qualified to perform the task for which it has been engaged.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of February [●], 2013, by and among the Corporation, Sentinel RE Investment Holdings LP and Sentio Healthcare Properties OP, L.P., as may be amended from time to time.

“Issuance Price” means the issuance price for any share of Series C Preferred Stock.

“Junior Securities” has the meaning set forth in Section 3.

“Liquidation Preference” means, with respect to the Series C Preferred Stock, the actual Issuance Price of each share of Series C Preferred Stock (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series C Preferred Stock), as further adjusted pursuant to Section 4(b) from time to time.

“Market Value” means, as of any determination date, with respect to Common Stock (or other relevant capital stock, equity interest or other property) the fair market value thereof as determined by an Independent Investment Banking Firm selected by a majority of the Preferred Stock Directors and reasonably acceptable to the Corporation. The Corporation shall bear the fees and expenses of any Independent Investment Banking Firm involved in the determination of Market Value.

“Partnership Agreement” means the Second Amended and Restated Limited Partnership Agreement of Sentio Healthcare Properties OP, L.P., a Delaware limited partnership, made and entered into effective as of [●], 2013, as may be amended from time to time.

“Permitted Transferee” has the meaning set forth in the Investor Rights Agreement.

“Person” means any individual, corporation, association, partnership (general or limited), bank, savings association, joint venture, trust, estate, limited liability company or other legal entity or organization.

“Preferred Stock Director” means any director subject to election by the Holders of the Series C Preferred Stock, voting together as a separate class, pursuant to Section 9(c) hereof including, without limitation, the Additional Preferred Stock Directors.

“Record Date” has the meaning set forth in Section 4(d).

“Redemption Price” means (i) an amount of cash in dollars equal to the sum of (A) the greater of, as of the Market Value Determination Date, (x) the Issuance Price of all shares of Series C Preferred Stock then outstanding and (y) 7% of the aggregate Market Value of the Corporation plus (B) the amount of all accrued and unpaid dividends (whether or not declared) as of the Redemption Date and (ii) a number of shares of Series A Preferred Stock equal to the number of shares of Series C Preferred Stock so redeemed. The cash portion of the Redemption Price shall be allocated among the Holders of the Series C Preferred Stock pro rata based on the Liquidation Preference of the shares of Series C Preferred Stock so redeemed from each Holder. The portion of the Redemption Price payable in Series A Preferred Stock shall allocated among the Holders at a rate of one share of Series A Preferred Stock for each share of Series C Preferred Stock redeemed from such Holder.

“Reorganization Event” has the meaning set forth in Section 8(a).

A-2-9

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of February [●], 2013, by and among the Corporation, Sentio Healthcare Properties OP, L.P. and Sentinel RE Investment Holdings LP, as may be amended from time to time.

“Series C Preferred Stock” has the meaning set forth in Section 1.

“Transaction Documents” means the Securities Purchase Agreement and the Investor Rights Agreement.

A-2-10

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf on this [●] day of [●], 2013, by its [●], who acknowledges that these Articles Supplementary are the act of the Corporation and that, to the best of [his][her] knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles Supplementary are true in all material respects.

SENTIO HEALTHCARE PROPERTIES, INC.

Name:	[●]
Title:	[●]

ATTEST

Name:	[●]
Title:	[●]

A-2-11

EXHIBIT B

SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

SENTIO HEALTHCARE PROPERTIES OP, L.P.

a Delaware limited partnership

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

		Page

13.8.	Counterparts	56

13.9.	Governing Law	56

-iv-

SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

SENTIO HEALTHCARE PROPERTIES OP, L.P.

This SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT ( this “Agreement”) is made and entered into effective as of __, 2013 by and among the General Partner (as defined below), HPC LP TRS, LLC, a Delaware limited liability company (“HPC”), Sentinel RE Investment Holdings LP, a Delaware limited partnership (“KKR”), and the other Persons (as defined below) that are party hereto from time to time and whose names are set forth on Exhibit A as attached hereto (as it may be amended from time to time).

WITNESSETH:

WHEREAS, a limited partnership (the “Partnership”) was formed under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware on October 17, 2006 between Sentio Healthcare Properties, Inc., a Maryland corporation (f/k/a Cornerstone Healthcare Plus REIT, Inc., f/k/a Cornerstone Growth & Income REIT, Inc., f/k/a Cornerstone Growth and Income REIT, Inc. f/k/a Cornerstone Institutional Growth REIT, Inc.), (the “General Partner”) and the initial limited partner;

WHEREAS, the Partnership filed amendments to its Certificate of Limited Partnership with the Delaware Secretary of State (i) on May 4, 2007 to change its name from “Cornerstone Institutional Growth Operating Partnership, L.P.” to “Cornerstone Growth and Income Operating Partnership, L.P.”, (ii) on July 16, 2007 to change its name from “Cornerstone Growth and Income Operating Partnership, L.P.” to “Cornerstone Growth & Income Operating Partnership, L.P.”, (iii) on January 8, 2010 to change its name from “Cornerstone Growth & Income Operating Partnership, L.P.” to “Cornerstone Healthcare Plus Operating Partnership, L.P.”, and (iv) on January 25, 2012 to change its name from “Cornerstone Healthcare Plus Operating Partnership, L.P.” to “Sentio Healthcare Properties OP, L.P.”;

WHEREAS, effective on September 30, 2011, the initial limited partner assigned one hundred percent of such partner’s limited partnership interest in the Partnership to HPC;

WHEREAS, prior to the date hereof, the business and affairs of the Partnership have been governed by the Partnership's Limited Partnership Agreement dated August 12, 2007, as amended by the Amendment to Limited Partnership Agreement dated September 29, 2011, and as further amended and restated by the Amended and Restated Limited Partnership Agreement dated January 25, 2012 (together, the “Prior Agreement”);

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WHEREAS, the parties hereto intend that, upon the terms and subject to the conditions contained in that certain Securities Purchase Agreement dated February 10, 2013 by and among the General Partner, the Partnership and KKR (the “Securities Purchase Agreement”) and the Related Documents (as such term is defined in the Securities Purchase Agreement), the General Partner and the Partnership may issue and sell to KKR up to $150,000,000 of aggregate face value of newly issued securities in the General Partner and the Partnership, of which amount $100,000 will be allocated to purchase newly issued Series A Preferred Shares (as such term is defined in the Securities Purchase Agreement), and the remainder of which will be allocated to purchase newly issued Series B Convertible Preferred Units (as defined herein);

WHEREAS, KKR is also referred to herein as the “Series B Preferred Unit Recipient”;

WHEREAS, in connection with the transactions contemplated by the Securities Purchase Agreement and the Related Documents, the General Partner is issuing to the Series B Preferred Unit Recipient in a private transaction 1,000 Series A Preferred Shares (the “Series A Preferred REIT Shares”) or 1,000 Series C Preferred Shares (the “Series C Preferred REIT Shares”);

WHEREAS, as required under Section 4.2(a) and (b) of the Agreement, the General Partner intends to transfer the net proceeds from the issuance of the Series A Preferred REIT Shares to or for the benefit of the Partnership in exchange for 1,000 additional Partnership Interests in the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Series A Preferred REIT Shares (the “Series A Preferred Units”);

WHEREAS, the parties hereto now desire to amend and restate the Prior Agreement and enter into this Second Amended and Restated Limited Partnership Agreement to (i) acknowledge the contribution of the net proceeds received in consideration for the Series A Preferred REIT Shares by the General Partner to the Partnership in exchange for Series A Preferred Units (as defined herein), (ii) set forth the designations, preferences and other rights of the Series B Convertible Preferred Units, and (iii) provide for the issuance of Series B Convertible Preferred Units to the Series B Preferred Unit Recipient;

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below:

704(c) Value means (i) in the case of Contributed Property, the fair market value of such Contributed Property at the time of contribution, and (ii) in the case of Adjusted Property, the fair market value of such Adjusted Property at the time its carrying value is adjusted pursuant to Exhibit D hereof. The Partnership shall allocate the aggregate of the 704(c) Values of Contributed Properties or Adjusted Properties in a single or integrated transaction among separate properties on a basis proportional to their respective fair market values.

Act means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

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Additional Funds has the meaning set forth in Section 4.3.

Additional Securities means any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 8.5 hereof or REIT Shares issued pursuant to a dividend reinvestment plan of the General Partner) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.2(a)(ii).

Adjusted Balance means the Capital Account balance of a Partner, increased by any Partnership Minimum Gain or Partner Minimum Gain allocable to the Partner under Regulations Section 1.704-2.

Adjusted Property means any property, the Carrying Value of which has been adjusted pursuant to Exhibit D hereof.

Adjusted Capital Account means the Capital Account maintained for each Partner as of the end of each Partnership taxable year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(l) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Adjusted Capital Account Deficit means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership taxable year.

Administrative Expenses means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a Subsidiary Partnership (other than this Partnership) that are owned by the General Partner directly.

Advisor or Advisors means the Person or Persons, if any, appointed, employed or contracted with by the General Partner and responsible for directing or performing the day-to-day business affairs of the General Partner, including any Person to whom the Advisor subcontracts substantially all of such functions.

Advisory Agreement has the meaning set forth in Section 9.2 hereof. .

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Affiliate or Affiliated means, as to any individual, corporation, partnership, trust, limited liability company or other legal entity (other than this Partnership), (i) any Person, directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person; (ii) any Person, directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person; (iii) any officer, director, general partner or trustee of such Person; (iv) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; and (v) if such other Person is an officer, director, general partner, or trustee of a Person, the Person for which such Person acts in any such capacity. For purposes of this definition, “under common control” shall mean that one Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) owns 10% or more of the outstanding voting securities of two or more Persons, in which case the Person so owned would be affiliates of each other.

Agreed Value means (i) in the case of any Contributed Property as of the time of its contribution to the Partnership, the 704(c) Value of such property, as reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (ii) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

Agreement means this Agreement of Limited Partnership, as amended, modified supplemented or restated from time to time, as the context requires.

Applicable Conversion Price means the Initial Conversion Price multiplied by the Conversion Factor.

Available Cash means, with respect to any period for which such calculation is being made, any cash revenues plus any reduction in reserves and less interest and principal payments on debt, cash expenditures (including capital expenditures) and any additions to reserves to provide for the proper conduct of business or to comply with law.

Board of Directors means the board of directors of the General Partner.

Book-Tax Disparities means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Exhibit D and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

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Capital Account means the Capital Account maintained for a Partner pursuant to Exhibit D hereof.

Capital Contribution means, with respect to any Partner, the total amount of cash, cash equivalents, and the Agreed Value of any Contributed Property, which such Partner contributes or is deemed to contribute, as the context requires, to the Partnership pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

Carrying Value means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such property charged to the Partners’ Capital Accounts following the contribution of or adjustment with respect to such property; and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit D hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed reasonably necessary by the General Partner.

Cash Amount means an amount of cash per Partnership Unit equal to the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Exchange.

Certificate means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.2 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

Charter means the Articles of Incorporation of the General Partner filed with the Maryland State Department of Assessments and Taxation, as amended or restated from time to time.

Closing Date has the meaning set forth in the Securities Purchase Agreement.

Code means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

Common Unit means a Partnership Unit other than any series of units of limited partnership interest issued and designated as preferred or otherwise different from the common units, including, but not limited to, with respect to the payment of distributions, including distributions upon liquidation.

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Consenting Holder means the then-largest holder or group of Affiliated holders, measured by number of Series B Convertible Preferred Units, of Series B Convertible Preferred Units.

Contributed Property means each property or other asset, in such form as may be permitted by the Act (but excluding cash), contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit D hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit D hereof, but shall be deemed an Adjusted Property for such purposes.

Conversion Factor means 1.0, subject to adjustment as follows: in case the Partnership shall subdivide, combine or reclassify the outstanding Common Units into a greater or lesser number of Common Units, the Conversion Factor in effect at the opening of business on the day following the date fixed for the determination of holders of Common Units subject to such subdivision, combination or reclassification shall be proportionately adjusted so that a holder of Preferred Units shall be entitled to receive, upon exchange thereof, the number of Common Units which the holder would have owned at the opening of business on the day following the date fixed for such determination had such Preferred Units been converted immediately prior to such determination.

Daily Market Price means, with respect to a Trading Day, the last sale price for REIT Shares, or, in case no such sale takes place on such day, the average of the closing bid and asked prices for REIT Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such REIT Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such REIT Shares are listed or admitted to trading or, if such REIT Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such REIT Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such REIT Shares selected by the Board of Directors or, in the event that no trading price is available for such REIT Shares, the fair market value of the REIT Shares, as determined in good faith by the Board of Directors.

Depreciation means, for each taxable year or other period, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, “Depreciation” shall be an amount which bears the same ratio to the beginning Carrying Value of such asset as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to the beginning adjusted tax basis of such asset; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to the beginning Carrying Value of such asset using any reasonable method selected by the General Partner. Notwithstanding the foregoing, if the Partnership uses the “remedial allocation method” described in Regulations Section 1.704-(3)(d) for any asset, then Depreciation for that asset shall instead be determined in accordance with Regulations Section 1.704-(3)(d)(2).

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Distribution Payment Date has the meaning provided in Section 9.2(d)(iii)(C) hereof.

Distribution Period means (i) with respect to any series of Series A Preferred Units issued to the General Partner pursuant to Section 4.2 of this Agreement, the Distribution Period shall correspond to the distribution period of the related issuance of securities by the General Partner as provided in Section 4.2 of this Agreement, and (ii) with respect to Preferred Units issued by the Partnership to Persons other than the General Partner, the Distribution Period shall mean each period from and including a Distribution Payment Date with respect to such Preferred Units (or the Issue Date of such Preferred Units for the first Distribution Payment Date) to but excluding the next Distribution Payment Date.

Distributed Right has the meaning provided in clause (iii) of the definition of “Exchange Factor” provided herein.

Event of Bankruptcy as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

Exchange Factor means 1.0, subject to adjustment as follows:

(i) in case the General Partner shall

(A) make a distribution on the outstanding REIT Shares in REIT Shares,

(B) subdivide or reclassify the outstanding REIT Shares into a greater number of REIT Shares, or

(C) combine or reclassify the outstanding REIT Shares into a smaller number of REIT Shares,

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the Exchange Factor in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution or subject to such subdivision, combination or reclassification shall be proportionately adjusted so that a holder of Common Units shall be entitled to receive, upon exchange thereof, the number of REIT Shares which the holder would have owned at the opening of business on the day following the date fixed for such determination had such Common Units been exchanged immediately prior to such determination;

(ii) in case the Partnership shall subdivide, combine or reclassify the outstanding Common Units into a greater or lesser number of Common Units, the Exchange Factor in effect at the opening of business on the day following the date fixed for the determination of holders of Common Units subject to such subdivision, combination or reclassification shall be proportionately adjusted so that a holder of Common Units shall be entitled to receive, upon exchange thereof, the number of REIT Shares which the holder would have owned at the opening of business on the day following the date fixed for such determination had such Common Units been exchanged immediately prior to such determination;

(iii) in case the General Partner distributes any rights, options or warrants to holders of REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares, or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares, at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Exchange Factor shall be adjusted by multiplying the Exchange Factor previously in effect by a fraction

(A) the numerator of which shall be the sum of

(x) the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus

(y) the maximum number of REIT Shares purchasable under such Distributed Rights and

(B) the denominator of which shall be the sum of

(x) number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus

(y) a fraction

(1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and

(2) the denominator of which is the Value of a REIT Share as of the record date (or, if later, the date such Distributed Rights become exercisable);

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provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Exchange Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(iv) in case the General Partner shall (x) by distribution or otherwise, distribute to holders of its REIT Shares,

(A) capital shares of any class other than its REIT Shares,

(B) evidence of its indebtedness or

(C) assets (excluding any rights or warrants referred to in clause (iii) above, any cash distribution lawfully paid under the laws of the state of organization of the General Partner, and any distribution referred to in clause (i) above), or (y) pay any amounts pursuant to Section 8(f), (g) or (h) under the Advisory Agreement (the “Promote Amount”).

and shall not cause a corresponding distribution to be made to all holders of Common Units, the Exchange Factor shall be adjusted so that the same shall equal the ratio determined by multiplying the Exchange Factor in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Daily Market Price per REIT Share on the date fixed for such determination, and of which the denominator shall be such Daily Market Price per REIT Share less the fair market value (in the case of clause (x) above, as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board resolution certified by the Secretary of the General Partner and delivered to the holders of the Partnership Units, and in the case of clause (y) above, determined by adding (A) the cash portion of the Promote Amount and (B) the product of (i) the Daily Market Price per REIT Share and (ii) the number of Common Shares delivered as part of the Promote Amount) of the portion of the capital shares or evidences of indebtedness or assets so distributed applicable to one REIT Share, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

Exchange Right has the meaning provided in Section 8.5(a) hereof.

Exchanging Partner has the meaning provided in Section 8.5(a) hereof.

Exercised Put Amount has the meaning set forth in the Securities Purchase Agreement.

General Partner means Sentio Healthcare Properties, Inc., a Maryland corporation, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

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General Partnership Interest means a Partnership Interest held by the General Partner that is a general partnership interest.

Indemnitee means (i) the General Partner or a director, officer or employee of the General Partner or Partnership, (ii) the Advisor or a director, officer, employee of the Advisor or another agent of the Advisor if such agent is an Affiliate of the Advisor and (iii) such other Persons (including Affiliates of the General Partner, the Advisor or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

Independent Director means a director of the General Partner who is not an officer or employee of the General Partner and meets the requirements for independence as defined by the General Partner's Charter

Initial Conversion Price means $10.02.

Issue Date means with respect to any Partnership Units, the date on which such units are first issued.

Limited Partner means any Person listed as holding Common Units on Exhibit A attached hereto, and any Person who becomes a Substitute Limited Partner, in such Person's capacity as a limited partner in the Partnership, provided however, that such term shall not include the Preferred Limited Partners unless such Preferred Limited Partners also holds Common Units.

Limited Partnership Interest means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act. A Limited Partnership Interest may be (but is not required to be) expressed as a number of Partnership Units.

Liquidation Preference means, with respect to the Series A Preferred Unit, the Series A Liquidation Preference, and with respect to the Series B Preferred Unit, the Series B Liquidation Preference.

Listing means the approval of the REIT Shares, issued by the General Partner pursuant to an effective registration statement, on a national securities exchange or over-the-counter market. Upon Listing, the shares shall be deemed Listed.

National Securities Exchange means any securities exchange registered with SEC pursuant to Section 6 of the Securities Exchange Act of 1934, as amended.

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Net Income means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Section l(b) of Exhibit D. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subject to the special allocation rules in Exhibit E, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

Net Loss means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Section l(b) of Exhibit D. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subject to the special allocation rules in Exhibit E, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

Nonrecourse Deductions has the meaning set forth in Regulations Section 1.704-2(b)(l), and the amount of Nonrecourse Deductions for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

Notice of Exchange means the Notice of Exercise of Exchange Right substantially in the form attached as Exhibit B-1 hereto.

Offer has the meaning set forth in Section 7.1(b)(ii) hereof.

Ownership Limit Waiver has the meaning set forth in Section 8.5(b) hereof.

Partner means any General Partner, Limited Partner, Series A Preferred Limited Partner or Preferred Limited Partner.

Partner Minimum Gain means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Regulations Section 1.704-2(i)(3).

Partner Nonrecourse Debt has the meaning set forth in Regulations Section 1.704-2(b)(4).

Partner Nonrecourse Deductions has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

Partnership means Sentio Healthcare Properties OP, L.P., a Delaware limited partnership.

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Partnership Interest means an ownership interest in the Partnership held by either a Limited Partner, Preferred Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests. A Partnership Interest may be (but is not required to be) expressed as a number of Partnership Units.

Partnership Minimum Gain has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

Partnership Record Date means the record date established by the General Partner for the distribution of cash pursuant to Section 5.2 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

Partnership Unit means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder. The allocation of Partnership Units among the Partners shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time. The ownership of some or all of the Partnership Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the Partnership Units shall be uncertificated securities.

Percentage Interest means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units (other than the Series A Preferred Units) owned by a Partner (other than by a Series A Preferred Partner) (on an as-converted basis) by the total number of Partnership Units (other than the Series A Preferred Units, and on an as-converted basis) then outstanding. The Percentage Interest of each Partner shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

Permitted Transferee means: (i) any Person that receives Series B Convertible Preferred Units from the Series B Preferred Unit Recipient or any Permitted Transferee upon the earliest to occur of (A) the Aggregate Put Right (as defined in the Securities Purchase Agreement) being exercised, (B) the Put Exercise (as defined in the Securities Purchase Agreement) being canceled and (C) the third anniversary of the Effective Date (as defined in the Securities Purchase Agreement), or (ii) at any time, (A) any Affiliate of the Series B Preferred Unit Recipient, and (B) any shareholder, partner, managing director, member, principal or retired partner of the Series B Preferred Unit Recipient upon a pro rata distribution by a partnership or a limited liability company to its partners or members or otherwise upon the dissolution or liquidation of the Series B Preferred Unit Recipient .

Person means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.

PIK Distribution has the meaning set forth in Section 9.2(d)(iii)(B) hereof.

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Preferred Limited Partner means any Person listed as holding Series B Convertible Preferred Units on Exhibit A attached hereto, and any Person who becomes a Substitute Preferred Limited Partner, in such Person's capacity as a limited partner in the Partnership who holds Series B Convertible Preferred Units.

Preferred Limited Partnership Interest means an ownership interest in the Partnership held by a Preferred Limited Partner and includes any and all benefits to which the holder of such a Preferred Limited Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Preferred Limited Partnership Interest may be (but is not required to be) expressed as a number of Preferred Units.

Preferred Unit means a portion of the Partnership Interest held by a Partner that represents a unit of preferred interest in the Partnership (other than the Series A Preferred Units) as identified in this Agreement or otherwise set forth in an amendment to this Agreement and a unit of any other class or series of preferred interest in the Partnership that may be issued to a Partner in the future in accordance with Section 4.2 hereof. Unless otherwise set forth in an amendment to this Agreement, each class or series of Partnership Units which is denominated Preferred Units shall be entitled to allocations and distributions with respect to Priority Return Amounts and Liquidation Preferences on a pari passu basis with each other class or series of Preferred Units.

Priority Return Amount means, for each Distribution Period, for each Partner holding any class or series of Preferred Units, the Priority Return Percentage times the Liquidation Preference times the number of Preferred Units held by such Partner as set forth on Exhibit A hereto (or otherwise set forth in an amendment to this Agreement). In the case of any Preferred Units issued during a Distribution Period, the Priority Return Amount attributable to such Preferred Units for such Distribution Period shall be prorated to reflect the portion of such Distribution Period during which such Preferred Units were outstanding.

Priority Return Percentage means that percentage applicable to a class or series of Preferred Units set forth on Exhibit A hereto (or otherwise set forth in this Agreement or in an amendment to this Agreement) used to calculate the Priority Return Amount.

Redemption Rights means the rights of redemption, if any, applicable to Preferred Units. With respect to any series of Preferred Units issued to the General Partner pursuant to Section 4.2 of this Agreement, the Redemption Rights shall correspond to the redemption rights of the related issuance of securities by the General Partner as provided in Section 4.2 of this Agreement. With respect to Preferred Units issued by the Partnership to Persons other than the General Partner, the Redemption Rights with respect to such Preferred Units shall be set forth in this Agreement or in an amendment to this Agreement.

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Redemption Price means an amount selected at the sole option of the Series B Preferred Unit Recipient, equal to either (A) an aggregate cash amount that would constitute the greater of (x) a 20% internal rate of return up to but not including the redemption date on the Series B Preferred Unit Recipient’s Capital Contribution, (y) a 1.5x multiple of the Series B Preferred Unit Recipient’s Capital Contribution and (z) the amount of the Series B Preferred Unit Recipient’s Capital Contribution plus $15 million or (B) (i) an aggregate cash amount that would constitute the greater of (x) a 12% internal rate of return up to but not including the redemption date on the Series B Preferred Unit Recipient’s Capital Contribution, (y) a 1.35x multiple of the Series B Preferred Unit Recipient’s Capital Contribution and (z) the amount of the Series B Preferred Unit Recipient’s Capital Contribution plus $10 million plus (ii) a 10-year warrant issued as of the redemption date to purchase from time to time in the aggregate the number of shares of Common Stock then underlying the outstanding Series B Convertible Preferred Units, with the exercise price for such warrant being the Applicable Conversion Price in effect at the redemption date (with customary anti-dilution protections).

Regulations means the Federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

Regulatory Allocations has the meaning set forth in Exhibit E hereof.

REIT means a real estate investment trust under Section 856.

REIT Expenses means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the General Partner, (ii) costs and expenses relating to any public offering and registration of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the SEC, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuing or redemption of Partnership Interests, and (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

REIT Share means a share of common stock, par value $0.01 per share, in the General Partner (or successor entity, as the case may be).

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REIT Shares Amount means a number of REIT Shares equal to the product of the number of Partnership Units offered for exchange by an Exchanging Partner, multiplied by the Exchange Factor as adjusted to and including the Specified Exchange Date; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Exchange Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

SEC means the U.S. Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended.

Securities Purchase Agreement has the meaning set forth in the Recitals hereto.

Series A Liquidation Preference has the meaning set forth in Section 9.1(d)(ii)(A) hereof.

Series A Preferred REIT Shares has the meaning set forth in the Recitals hereto.

Series A Preferred Units has the meaning set forth in the Recitals hereto.

Series A Preferred Limited Partner means any Person listed as holding Series A Preferred Units on Exhibit A attached hereto, including the General Partner, but only in its capacity as a holder of Series A Preferred Units.

Series A Priority Return Amount has the meaning set forth in Section 9.1(d)(iii)(A) hereof..

Series A Priority Return Percentage has the meaning set forth in Section 9.1(d)(iii)(A) hereof.

Series B Convertible Preferred Units has the meaning set forth in Section 9.2(b) hereof.

Series B Issuance Value has the meaning set forth in Section 9.2(d)(i) hereof.

Series B Liquidation Preference has the meaning set forth in Section 9.2(d)(ii)(A) hereof.

Series B Preferred Unit Recipient hase the meaning set forth in the Recitals hereof.

Series C Preferred REIT Shares has the meaning set forth in the Recitals hereto.

Service means the United States Internal Revenue Service.

Specified Exchange Date means the first business day of the month that is at least 5 business days after the receipt by the General Partner of the Notice of Exchange.

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Subsidiary means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

Subsidiary Partnership means any partnership of which the partnership interests therein are owned by the General Partner or a direct or indirect subsidiary of the General Partner.

Substitute Limited Partner or Substitute Preferred Limited Partner means any Person admitted to the Partnership as a substitute Limited Partner or substitute Preferred Limited Partner pursuant to Section 10.3 hereof.

Successor Entity has the meaning provided in the definition of “Exchange Factor” contained herein.

Surviving General Partner has the meaning set forth in Section 7.1(c) hereof.

Tenant means any tenant from which the General Partner derives rent either directly or indirectly through partnerships or limited liability companies.

Trading Days means days on which the primary trading market for REIT Shares, if any, is open for trading.

Transaction has the meaning set forth in Section 7.1(b) hereof.

Transfer has the meaning set forth in Section 10.2(a) hereof.

TRS means a taxable REIT subsidiary, as defined in Section 856(l) of the Code, of the General Partner.

Unrealized Gain attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit D hereof) as of such date; over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit D hereof) as of such date.

Unrealized Loss attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit D hereof) as of such date; over (ii) the fair market value of such property (as determined under Exhibit D hereof) as of such date.

Valuation Date means the date of receipt by the General Partner of a Notice of Exchange or, if such date is not a Business Day, the first Business Day thereafter.

Value means, on any Valuation Date with respect to a REIT Share, the average of the Daily Market Price for the ten (10) consecutive Trading Days immediately preceding the Valuation Date.

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ARTICLE 2
PARTNERSHIP FORMATION AND IDENTIFICATION

2.1.          Formation. The Partnership was formed as a limited partnership pursuant to the Act for the purposes and upon the terms and conditions set forth in this Agreement.

2.2.          Name, Office and Registered Agent. The name of the Partnership is Sentio Healthcare Properties OP, L.P.. The specified office and place of business of the Partnership shall be 189 South Orange Avenue, Suite 1700, Orlando FL 32801. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership's registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent.

2.3.          Partners.

(a)          The General Partner of the Partnership is Sentio Healthcare Properties, Inc., a Maryland corporation. Its principal place of business is the same as that of the Partnership.

(b)          The Limited Partners are those Persons identified as Limited Partners on Exhibit A hereto, as amended from time to time.

(c)          The Preferred Limited Partners are those Persons identified as Preferred Limited Partners on Exhibit A hereto, as amended from time to time.

2.4.          Term and Dissolution.

(a)          The Partnership shall have perpetual duration, except that the Partnership shall be dissolved upon the first to occur of any of the following events:

(i)          The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

(ii)         The passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full);

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(iii)        The exchange of all Limited Partnership Interests, Preferred Limited Partnership Interests and Series A Preferred Units (other than any of such interests held by the General Partner or Affiliates of the General Partner) for REIT Shares or the securities of any other entity; or

(iv)        The election by the General Partner that the Partnership should be dissolved.

(b)          Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership's assets and apply and distribute the proceeds thereof in accordance with Section 5.2(b) hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership's debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.5.          Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, the Certificate any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.6.          Certificates Describing Partnership Units. At the request of a Limited Partner or Preferred Limited Partner, the General Partner, at its option, may issue a certificate summarizing the terms of such Limited Partner's or Preferred Limited Partner’s interest in the Partnership, including the number of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

This certificate is not negotiable. The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Agreement of Limited Partnership of Sentio Healthcare Properties OP, L.P., as amended from time to time.

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ARTICLE 3
BUSINESS OF THE PARTNERSHIP

3.1.          Purpose and Business. The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner's right to cease qualifying as a REIT (subject to the prior written consent of the Series B Preferred Unit Recipient, as provided in the Securities Purchase Agreement), the Partners acknowledge that the General Partner's current status as a REIT and the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Limited Partners and Preferred Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under the Charter, subject to the prior written consent of the Series B Preferred Unit Recipient, as provided in the Securities Purchase Agreement. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code; provided, that the General Partner shall not take any action to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of either Section 469(k)(2) or 7704 of the Code without the prior written consent of the Series B Preferred Unit Recipient if such action could have a material adverse effect on the economic interests of the Series B Preferred Unit Recipient.

3.2.          Powers. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, and shall have, without limitation, any and all of the powers that the General Partner may direct the Partnership to exercise pursuant to this Agreement; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the good faith judgment of the General Partner; (i) could adversely affect the ability of the General Partner to qualify and to continue to qualify as a REIT; (ii) could subject General Partner to any additional taxes under Code Section 857 or Code Section 4981 or any other related or successor provision of the Code; or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, its securities, or the Partnership, unless such action (or inaction) under clause (i), clause (ii) or clause (iii) above shall have been specifically consented to by the General Partner in writing.

3.3.          Representations and Warranties by the Parties.

(a)          Each Partner that is an individual (including, without limitation, each Substitute Limited Partner or Substitute Preferred Limited Partner as a condition to becoming a Substitute Limited Partner or Substitute Preferred Limited Partner) represents and warrants to each other Partner that (i) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder; (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner’s property is or are bound, or any statute, regulation, order or other law to which such Partner is subject; and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally, as from time to time in effect, or the application of equitable principles.

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(b)          Each Partner that is not an individual (including, without limitation, each Substitute Limited Partner or Substitute Preferred Limited Partner as a condition to becoming a Substitute Limited Partner or Substitute Preferred Limited Partner) represents and warrants to each other Partner that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, director(s), member(s) and/or stockholder(s), as the case may be, as required; (ii) the consummation of such transactions shall not result in a violation of its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, charter or bylaws, as the case may be, a default (or which, with notice or lapse of time, or both, would become a default) under any agreement by which such Partner or any of such Partner’s properties is or are bound, or a violation of any statute, regulation, order or other law to which such Partner or any of its properties is or are subject; and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally, as from time to time in effect, or the application of equitable principles; provided that in the case of clause (ii), for such violations or defaults as would not reasonably be expected to materially and adversely affect the Partner’s ability to perform its obligations under this Agreement.

(c)          Each Partner further represents, warrants, covenants and agrees that, without the consent of the General Partner, which may be given or withheld in its sole discretion, no Partner shall take any action that would cause the Partnership at any time to have more than one hundred (100) partners (including as partners those Persons indirectly owning an interest in the Partnership through an entity treated, for U.S. federal income tax purposes, as a partnership, disregarded entity, S corporation or grantor trust (such entity, a “flow through entity”), but only if substantially all of the value of such Person’s interest in the flow through entity is attributable to the flow through entity’s interest (direct or indirect) in the Partnership).

(d)          The representations and warranties contained in this Section 3.3 shall survive the execution and delivery of this Agreement by each Partner (and, in the case of a Substitute Limited Partner or Substitute Preferred Limited Partner, the admission of such Substitute Limited Partner or Substitute Preferred Limited Partner as a Limited Partner or Preferred Limited Partner in the Partnership) and the dissolution and winding up of the Partnership.

(e)          Each Partner (including, without limitation, each Substitute Limited Partner or Substitute Preferred Limited Partner as a condition to becoming a Substitute Limited Partner or Substitute Preferred Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership, the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

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3.4.          Not Publicly Traded. The General Partner, on behalf of the Partnership, shall use its best efforts not to take any action which would result in the Partnership being a publicly traded partnership within the meaning of either Section 469(k)(2) or 7704(b) of the Code. Subject to the immediately preceding sentence, it is expressly acknowledged and agreed by the Partners that the General Partner may, to the extent necessary to prevent the Partnership from being a publicly traded partnership within the meaning of either Section 469(k)(2) or 7704(b) of the Code, in its reasonable good faith judgment, waive or otherwise modify the application with respect to any Partner(s) or Assignee(s) of any provision herein restricting, prohibiting or otherwise relating to (i) the transfer of a Partnership Interest or the Partnership Units evidencing the same; (ii) the admission of any Limited Partners; and (iii) the Redemption Rights of such Partners, and that such waivers or modifications may be made by the General Partner at any time or from time to time, including, without limitation, concurrently with the issuance of any Partnership Units pursuant to the terms of this Agreement; provided, that the General Partner shall not take any action to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of either Section 469(k)(2) or 7704(b) of the Code without the prior written consent of the Series B Preferred Unit Recipient if such action could have a material adverse effect on the economic interests of the Series B Preferred Unit Recipient.

ARTICLE 4
CAPITAL CONTRIBUTIONS

4.1.          Capital Contributions. The General Partner, the Limited Partners and the Preferred Limited Partners have made capital contributions to the Partnership in exchange for the Partnership Interests set forth opposite their names on Exhibit A, as amended from time to time.

4.2.          Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 4.2 or in Section 4.3, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.2.

(a)          Issuances of Additional Partnership Interests.

(i)          General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners (but subject to the specific rights and powers of any outstanding class or series of Preferred Units). Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner (but subject to the specific rights and powers of any outstanding class or series of Preferred Units), subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless:

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(1)         (A) the additional Partnership Interests are issued in connection with an issuance of REIT Shares of or other interests in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner by the Partnership in accordance with this Section 4.2 and (B) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of stock of or other interests in the General Partner;

(2)         the additional Partnership Interests are issued in exchange for property owned by the General Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or

(3)         the additional Partnership Interests are issued to all Partners holding Partnership Units in proportion to their respective Percentage Interests.

In addition, subject to the specific rights and powers of any outstanding class or series of Preferred Units, the General Partner may acquire Partnership Interests from other Partners pursuant to this Agreement. In the event that the Partnership issues Partnership Interests pursuant to this Section 4.2(a), the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners) as it deems necessary to reflect the issuance of such additional Partnership Interests and any special rights, powers, and duties associated therewith.

Without limiting the foregoing, subject to the specific rights and powers of any outstanding class or series of Preferred Units, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

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(ii)         Upon Issuance of Additional Securities. The General Partner shall not issue any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 8.5 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, “Additional Securities”) other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner, as the General Partner may designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner contributes the net proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the General Partner, to the Partnership; provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the General Partner, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors (as defined in the General Partner's Charter). Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and (y) the General Partner contributes all proceeds from such issuance to the Partnership. For example, in the event the General Partner issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the General Partner, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Exchange Factor in effect on the date of such contribution.

(b)          Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, the General Partner shall make Capital Contributions to the Partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.5 hereof and in connection with the required issuance of additional Partnership Units to the General Partner for such Capital Contributions pursuant to Section 4.2(a) hereof.

4.3.          Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.

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ARTICLE 5
ALLOCATIONS; DISTRIBUTIONS

5.1.          Allocations for Capital Account Purposes.

(a)          For purposes of maintaining Capital Accounts, after giving effect to the allocations set forth in paragraphs (c) – (f) of Section 1 of Exhibit E, all Net Income and Net Losses (including all items entering into the determination of Net Income and Net Losses), as finally determined for each taxable year of the Partnership, shall be allocated among the Partners so as to cause each Partner’s Adjusted Balance as of the end of the taxable year to, as nearly as possible, equal (proportionately) (i) the amount of cash that would be distributed to the Partner under Section 5.2(b) if, as of the end of the taxable year, the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Partnership liabilities were satisfied (limited with respect to each non-recourse liability to the Carrying Value of the assets securing such liability) and the net assets of the Partnership were distributed to the Partners in accordance with Section 5.2(b), minus (ii) such Partner’s share of Partnership Minimum Gain and Partner Minimum Gain, computed immediately prior to the hypothetical sale of assets.

(b)          In no event shall Net Losses be allocated to a Limited Partner to the extent such allocation would result in such partner having an Adjusted Capital Account Deficit (as determined on a per Unit basis, taking into account the portion of the Limited Partner’s Adjusted Capital Account Deficit attributable to such Unit) at the end of any taxable year. All such Net Losses shall be allocated to the other Partners in accordance with the other provisions of this Section 5.1(b).

(c)          Subject to Section 5.1(d), if and to the extent any payment or reimbursement to the General Partner made pursuant to Section 6.3 or otherwise (other than distributions under Section 5.2) is determined for U.S. federal income tax purposes not to constitute a payment of expenses to the General Partner, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners and shall not be treated as a distribution for purposes of computing the Partners’ Capital Accounts.

(d)          Notwithstanding any provision in this Agreement to the contrary, if the Partnership pays or reimburses (directly or indirectly, including by reason of giving the General Partner Capital Account credit in excess of actual Capital Contributions made by the General Partner) fees, expenses or other costs pursuant to Section 4.2, Section 6.3 and/or Section 6.5 or otherwise, and if failure to treat all or part of such payment or reimbursement as a distribution to the General Partner, or the receipt of Capital Account credit in excess of actual capital contributions, would cause the General Partner to recognize income that would cause the General Partner to fail to qualify as a REIT, then such payment or reimbursement (or portion thereof) shall be treated as a distribution to the General Partner for purposes of this Agreement, or the Capital Account credit in excess of actual capital contributions shall be reduced, in each case to the extent necessary to preserve the General Partner’s status as a REIT.  The Capital Account of the General Partner shall be reduced by such direct or indirect payment or reimbursement (or a portion thereof) in the same manner as an actual distribution to the General Partner.  To the extent treated as distributions, such fees, expenses or other costs shall not be taken into account as Partnership fees, expenses or costs for the purposes of this Agreement.  In the event that amounts are recharacterized as distributions or Capital Accounts are reduced pursuant to this Section 5.1(c), allocations under Section 5.1(a) and (b) for the current and subsequent periods shall be adjusted, as reasonably determined by the General Partner, so that to the extent possible the Partners have the same Capital Account balances they would have had if this Section 5.1(c) had not applied.  This Section 5.1(c) is intended to prevent direct or indirect reimbursements or payments under this Agreement from giving rise to a violation of the General Partner’s REIT requirements while at the same time preserving to the extent possible the parties’ intended economic arrangement and shall be interpreted and applied consistent with such intent.

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5.2.          Requirement and Characterization of Distributions.

(a)          Non-Liquidating Distributions. Subject to Section 5.2(b) and taking into account Section 5.5, the General Partner shall distribute at least quarterly (unless otherwise set forth in this Section 5.2(a)) all or such portion of Available Cash generated by the Partnership during such quarter or shorter period to the Partners that are Partners on the Partnership Record Date with respect to such quarter or shorter (or longer) period in the following priority:

(i)          First, to the holder of each Series A Preferred Unit an amount in cash equal to the cumulative undistributed Series A Priority Return Amount, payable once annually commencing on each Series A Distribution Date; provided that, to the extent that cash distributions are not paid in full in accordance with this Section 5.2(a)(i), such unpaid cash distributions shall accumulate and may be declared by the General Partner and paid to the holders of the Series A Preferred Units on any date fixed by the General Partner, whether or not a regular Distribution Payment Date;

(ii)         Second, to the holder of each Preferred Unit an amount in cash and/or PIK Distribution in accordance with Section 9.2(d)(iii) on December 31, March 31, June 30 and September 30 of each year, commencing on each Distribution Payment Date;

(iii)        Third, to the holder of each Common Unit until the holder of each Common Unit has received, pursuant to this Section 5.2(a)(iii), an amount equal to an aggregate return of 7.5% of the then-current Applicable Conversion Price per Common Unit per annum, commencing on the date hereof; provided that, to the extent that cash distributions are unable to be paid in full in accordance with this Section 5.2(a)(iii), such accrued but unpaid cash distributions will be added to the distributions payable to the Partners pursuant to this Section 5.2(a)(iii) on the subsequent Distribution Payment Date (for the avoidance of doubt, such unpaid distributions shall not have priority over the distributions payable pursuant to subclauses (i) and (ii) of this Section 5.2(a);

(iv)        Fourth, to the Partners in accordance with their Percentage Interests.

(v)         Notwithstanding Sections 5.2(a)(i)-(iv), for purposes of any taxable year, to the extent that (a) any holder of a Preferred Unit has received distribution(s) pursuant to Section 5.2(a)(ii) in the form of a PIK Distribution and (b) the Partnership has net taxable income for U.S. federal income tax purposes for such taxable year allocable to the holder of such Preferred Unit (or if, in the absence of such taxable income, any income is includible by such holder of a Preferred Unit with respect to such Preferred Units (e.g., any income includible pursuant to Section 707(c) of the Code)), the Partnership shall, prior to making any distributions pursuant to Sections 5.2(a)(i)-(iv), make a distribution (a “Tax Distribution”) to each such Partner in an amount equal to the product of (x) the Partner’s allocable share of the Partnership’s net taxable income (including for these purposes any income includible by a Preferred Limited Partner with respect to their Preferred Units (e.g., any income includible pursuant to Section 707(c) of the Code)) allocable to, or otherwise includible with respect to, such PIK Distribution and (y) an assumed tax rate equal to the highest combined federal, state and local marginal tax rate then applicable to individual residents or corporate taxpayers residing in New York, New York (taking into account the character of the applicable income and the deductibility of state and local income tax for federal income tax purposes). All Tax Distributions shall be treated as advances of any amounts that such Partner would otherwise be entitled to receive pursuant to any other distribution provision of this Agreement. For the avoidance of doubt, with respect to the calculation of any Tax Distribution, only amounts allocable, or otherwise includible, with respect to income received from the Partnership shall be taken into account.

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(b)          Liquidating Distributions. Notwithstanding Section 5.2(a) but subject to Section 5.6, upon liquidation of the Partnership, after payment of or adequate provision for all debts and obligations to creditors of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to the Partners in the following order of priority:

(i)          First, to the holder of each Series B Convertible Preferred Unit in the amount of the Liquidation Preference with respect to that Series B Convertible Preferred Unit pursuant to Section 9.2(d)(ii), in the order of priority of payment of such liquidation preferences provided in this Agreement, and among the holders of each Unit entitled to liquidation preferences of the same priority in proportion to the liquidation preference of such priority payable to each such Preferred Unit holder.

(ii)         Second, to the holder of each Series A Preferred Unit, the cumulative undistributed Series A Priority Return Amount with respect to that Unit, and among the Series A Preferred Unit holders in proportion to such amounts.

(iii)        Third, to the holder of each Common Unit until the holder of each Common Unit has received, pursuant to Section 5.2(a)(iii) and this Section 5.2(b)(iii), an amount equal to an aggregate return of 7.5% of the then-current Applicable Conversion Price per Common Unit per annum, commencing on the date hereof, and among the holders of Common Units in proportion to the amount payable to each under this Section 5.2(b)(iii).

(iv)        Fourth, to the holder of each Series A Preferred Unit the amount of the holder’s Capital Contribution with respect to each Series A Preferred Unit, and among the holders of Series A Preferred Units in proportion to such amounts.

(v)         Fifth, to the holder of each Common Unit the amount of its Capital Contribution with respect to each Common Unit, and among the holders of Common Units in proportion to such amounts.

(vi)        Sixth, to the Partners in accordance with their Percentage Interests.

5.3.          REIT Distribution Requirements. After giving effect to any distributions pursuant to Section 5.2, the General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to pay shareholder dividends that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.

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5.4.          No Right to Distributions In Kind. Subject to Section 5.2(a) and the specific terms and rights of any outstanding class or series of Preferred Units, no Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.5.          Limitations of Return of Capital Contributions. Notwithstanding any of the provisions of this Article 5, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner's Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership's assets.

5.6.          Withholding. The General Partner is hereby authorized and directed by each Partner to cause the Partnership to withhold from allocations, distributions or other amounts payable to the Partner such amount or amounts as shall be required by the Code, the Regulations or applicable provisions of foreign, state or local tax law, and to remit such amount to the Service or such other applicable foreign, state or local taxing authority at such times as may be required by the relevant taxing authority. Any amount so withheld shall be treated for purposes of this Agreement as a distribution or other payment, if applicable, by the Partnership to the Partner. If at any time the amount required to be withheld with respect to any Partner exceeds the amount distributable (or other amount payable) to the Partner at that time, the subsequent distribution(s) to such Partner shall be reduced in the amount equal to the excess. All amounts withheld shall be timely remitted by the Partnership to the relevant taxing authorities.

5.7.          Substantial Economic Effect. It is the intent of the Partners that the allocations of Net Income and Net Loss under this Agreement have substantial economic effect (or be consistent with the Partners' interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent; provided, that any required adjustment or maintenance does not have a material adverse effect on the economic interests of the Partners.

ARTICLE 6
RIGHTS, OBLIGATIONS AND
POWERS OF THE GENERAL PARTNER

6.1.          Management of the Partnership.

(a)          Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Except as set forth in this Agreement, neither the Limited Partners nor the Preferred Limited Partners shall have any authority, right, or power to bind the Partnership, or to manage, or to participate in the management of the business and affairs of the Partnership in any manner whatsoever. Such management shall in every respect be the full and complete responsibility of the General Partner alone as herein provided. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

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(i)          to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets including, but not limited to notes and mortgages, that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

(ii)         to construct buildings and make other improvements on the properties owned or leased by the Partnership;

(iii)        to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

(iv)        to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

(v)         to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(vi)        to guarantee or become a co-maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

(vii)       to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general administrative expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

(viii)      to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

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(ix)         to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership's assets;

(x)          to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;

(xi)         to make or revoke any election permitted or required of the Partnership by any taxing authority;

(xii)        to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(xiii)       to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

(xiv)      to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

(xv)       to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(xvi)      to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xvii)     to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(xviii)    to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(xix)       to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xx)        to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose;

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(xxi)       to merge, consolidate or combine the Partnership with or into another Person;

(xxii)      to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code; and

(xxiii)     to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status (subject to the prior written consent of the Series B Preferred Unit Recipient, as provided in the Securities Purchase Agreement)) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b)          Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

6.2.          Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.3.          Indemnification and Exculpation of Indemnitees.

(a)          The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise.

Notwithstanding the foregoing, the Partnership shall not provide for indemnification for an Indemnitee for any liability or loss suffered by any of them in contravention of Delaware law and unless all of the following conditions are met:

(i)          The Indemnitee determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Partnership.

(ii)         The Indemnitee was acting on behalf of or performing services for the Partnership.

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(iii)        Such liability or loss was not the result of:

(A)         negligence or misconduct by the Indemnitee (excluding the Independent Directors); or

(B)         gross negligence or willful misconduct by the Independent Directors.

Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Partnership.

(b)          Notwithstanding the foregoing, the Partnership shall not indemnify an Indemnitee or any Person acting as a broker-dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

(c)          The Partnership shall pay or reimburse reasonable legal expenses and other costs incurred by the Indemnitee in advance of the final disposition of a proceeding only if (in addition to the procedures required by the Act) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, (b) the legal proceeding was initiated by a third party who is not a Limited Partner or Preferred Limited Partner or, if by a Limited Partner or Preferred Limited Partner acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the Indemnitee undertakes to repay the amount paid or reimbursed by the Partnership, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee is not entitled to indemnification.

(d)          The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(e)          The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

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(f)          For purposes of this Section 6.3, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

(g)          In no event may an Indemnitee subject the Limited Partners or Preferred Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(h)          An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(i)          The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(j)          Neither the amendment nor repeal of this Section 6.3, nor the adoption or amendment of any other provision of the Agreement inconsistent with Section 6.3, shall apply to or affect in any respect the applicability with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

6.4.          Liability of the General Partner.

(a)          Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Limited Partners or Preferred Limited Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners, Preferred Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

(b)          The Limited Partners and Preferred Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, itself and its shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners and Preferred Limited Partners (including, without limitation, the tax consequences to Limited Partners and Preferred Limited Partners or the tax consequences of some, but not all, of the Limited Partners and Preferred Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of its shareholders on one hand and the Limited Partners (or Preferred Limited Partners) on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either its shareholders or the Limited Partners (or Preferred Limited Partners); provided, however, that for so long as the General Partner directly owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either its shareholders or the Limited Partner (or Preferred Limited Partners) shall be resolved in favor of the shareholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners (or Preferred Limited Partners) in connection with such decisions, provided that the General Partner has acted in good faith.

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(c)          Subject to its obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d)          Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners and Preferred Limited Partners; provided, that the General Partner shall not take any action (or omit from taking any action) in furtherance of subclauses (i) and (ii), above, without the prior written consent of the Series B Preferred Unit Recipient if such action could have a material adverse effect on the economic interests of the Series B Preferred Unit Recipient.

(e)          Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership, the Limited Partners and the Preferred Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.5.          Reimbursement of General Partner.

(a)          Except as provided in this Section 6.5 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)          The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all Administrative Expenses.

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6.6.          Outside Activities. Subject to the Charter and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners or Preferred Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor Preferred Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner or Preferred Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner or Preferred Limited Partner, could be taken by such Person.

6.7.          Employment or Retention of Affiliates. Subject to the specific terms and rights of any outstanding class or series of Preferred Units:

(a)          Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.

(b)          The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c)          The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement, applicable law.

(d)          Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

6.8.          General Partner Participation. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of real property, shall be conducted through the Partnership or one or more Subsidiary Partnerships; provided, however, that the General Partner is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of Additional Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors.

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6.9.          Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

6.10.         Miscellaneous. In the event the General Partner redeems any REIT Shares (other than REIT Shares redeemed in accordance with the share redemption program of the General Partner through proceeds received from the General Partner's dividend reinvestment plan), then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units as determined based on the application of the Exchange Factor on the same terms that the General Partner exchanged such REIT Shares. Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Partnership Units held by the General Partner. In the event any REIT Shares are exchanged by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner's Partnership Units for an equivalent purchase price based on the application of the Exchange Factor.

ARTICLE 7
CHANGES IN GENERAL PARTNER

7.1.          Transfer of the General Partner's Partnership Interest .

(a)          The General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner except as provided in or in connection with a transaction contemplated by Section 7.1(b), (c) or (d). Notwithstanding the foregoing, the right of the General Partner to engage in any transaction contemplated in Section 7.1(b), (c) or (d) shall be subject to the specific terms and rights of any outstanding class or series of Preferred Units.

(b)          Except as otherwise provided in Section 6.4(b), 7.1(c) or (d) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, (other than in connection with a change in the General Partner's state of incorporation or organizational form) in each case which results in a change of control of the General Partner (a “Transaction”), unless:

(i)          the approval of the holders of a majority of the Partnership Units (including the Partnership Units held by the General Partner or an Affiliate thereof) is obtained;

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(ii)         as a result of such Transaction all Limited Partners will receive for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Exchange Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration of one REIT Share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities, or other property which a Limited Partner would have received had it (A) exercised its Exchange Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; or

(iii)        the General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (B) all Limited Partners (other than the General Partner or any Subsidiary) receive an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the product of the Exchange Factor and the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares.

(c)          Notwithstanding Section 7.1(b), the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Surviving General Partner”), other than Partnership Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith and (ii) the Surviving General Partner expressly agrees to assume all obligations of the General Partner, as appropriate, hereunder. Upon such contribution and assumption, the Surviving General Partner shall have the right and duty to amend this Agreement as set forth in this Section 7.1(c). The Surviving General Partner shall in good faith arrive at a new method for the calculation of the REIT Shares Amount and Exchange Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and to which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Exchange Factor. The Surviving General Partner also shall in good faith modify the definition of REIT Shares and make such amendments to Sections 8.5 and 8.7 hereof so as to approximate the existing rights and obligations set forth in Sections 8.5 and 8.7 as closely as reasonably possible. The above provisions of this Section 7.1(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

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In respect of any transaction described in the preceding paragraph, the General Partner is required to use its commercially reasonable efforts to structure such transaction to avoid causing the Limited Partners and the Preferred Limited Partners to recognize a gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction, provided such efforts are consistent with the exercise of the Board of Directors' fiduciary duties to the shareholders of the General Partner under applicable law; provided, further, that the approval of the Series B Preferred Unit Recipient shall be required for any such merger or consolidation transaction described in the preceding paragraph that would result in the recognition of a material amount of gain for federal income tax purposes by the Series B Preferred Unit Recipient.

(d)          Notwithstanding Section 7.1(b),

(i)          a General Partner may transfer all or any portion of its General Partnership Interest to (A) a wholly-owned Subsidiary of such General Partner or (B) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and

(ii)         the General Partner may engage in Transactions not required by law or by the rules of any national securities exchange on which the REIT Shares are listed to be submitted to the vote of the holders of the REIT Shares.

7.2.          Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a)          the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.5 hereof in connection with such admission shall have been performed;

(b)          if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c)          counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership, or to be classified as a publicly traded partnership, for federal income tax purposes, or (ii) the loss of any Limited Partner's or Preferred Limited Partner’s limited liability.

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7.3.          Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

(a)          Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.3(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.2 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b)          Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners and the Preferred Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.4 hereof by selecting, subject to Section 7.2 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a majority in interest of each of the Limited Partners and the Preferred Limited Partners, voting separately. If the Limited Partners and the Preferred Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

7.4.          Removal of a General Partner.

(a)          Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners and the Preferred Limited Partners may not remove the General Partner, with or without cause.

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(b)          If a General Partner has been removed pursuant to this Section 7.4 and the Partnership is continued pursuant to Section 7.3 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of each the Limited Partners and the Preferred Limited Partners in accordance with Section 7.3(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.2 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a majority in interest of each of the Limited Partners and the Preferred Limited Partners, voting separately, within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a majority in interest of each of the Limited Partners and the Preferred Limited Partners, voting separately, each shall select an appraiser for a total of at most three separate appraisals. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner's General Partnership Interest within 30 days of the General Partner's removal, and the fair market value of the removed General Partner's General Partnership Interest shall be the average of such appraisals.

(c)          The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.4(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.4(b).

(d)          All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section.

ARTICLE 8
RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS AND PREFERRED LIMITED PARTNERS

8.1.          Management of the Partnership. Except as otherwise expressly provided in this Agreement, the Limited Partners and Preferred Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

8.2.          Power of Attorney. Each Limited Partner and Preferred Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and Preferred Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner or Preferred Limited Partner, or the transfer by the Limited Partner or Preferred Limited Partner of any part or all of its Partnership Interest.

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8.3.          Limitation on Liability of Limited Partners and Preferred Limited Partners. No Limited Partner or Preferred Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner or Preferred Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner or Preferred Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

8.4.          [reserved]

8.5.          Exchange Right.

(a)          Subject to Section 8.5(b) and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to Partnership Units held by them, each Limited Partner shall have the right (the “Exchange Right”) to require the General Partner to purchase directly and acquire on a Specified Exchange Date all or a portion of the Partnership Units held by such Limited Partner at an exchange price equal to and in the form of the REIT Shares Amount to be paid by the General Partner. The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the General Partner (with a copy to the Partnership) by the Limited Partner who is exercising the Exchange Right (the “Exchanging Partner”); provided, that no Limited Partner may deliver more than four Notices of Exchange during each calendar year. Upon the Specified Exchange Date the General Partner shall acquire the Partnership Units offered for exchange by the Exchanging Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units, and each of the Exchanging Partner, the Partnership, and the General Partner, as the case may be, shall treat the transaction between the General Partner, as the case may be, and the Exchanging Partner for federal income tax purposes as a sale of the Exchanging Partner's Partnership Units to the General Partner, as the case may be. A Limited Partner may not exercise the Exchange Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner. The Exchanging Partner shall have no right, with respect to any Partnership Units so exchanged, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Exchange Date. Each Exchanging Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Exchange Right.

(b)          Notwithstanding the provisions of Section 8.5(a), but subject to Section 8.5(c), unless a Limited Partner executes and delivers to the General Partner an ownership limit waiver certificate in the form set forth in Exhibit C hereto (the “Ownership Limit Waiver”) such Limited Partner shall not be entitled to exercise the Exchange Right if the delivery of REIT Shares to such Partner on the Specified Exchange Date by the General Partner pursuant to Section 8.5(a) would result in such Partner or any other person owning, directly or indirectly, REIT Shares in excess of the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit (as each is defined in the Charter and calculated in accordance therewith), except as provided in the Charter.

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(c)          Notwithstanding the provisions of Section 8.5(b), if the Series B Preferred Unit Recipient is unable to execute and deliver the Ownership Limit Waiver, or comply with the provisions of a previously issued Ownership Limit Waiver, such Partner shall have to right, by providing written notice to the General Partner, to cause the General Partner to hold any real property or other investment through a TRS if such action would allow the Series B Preferred Unit Recipient to comply with the requirements of the Ownership Limit Waiver; provided, however (i) the Series B Preferred Unit Recipient shall be solely responsible for any incremental tax burden and any other expenses associated with the formation and operations of such TRS and any such incremental tax burden and other expenses will be applied to reduce the amount of distributions otherwise payable to the Series B Preferred Unit Recipient in accordance with Section 9.2(d)(iii) hereof and (ii) such action would not cause the General Partner to fail to qualify as a REIT. The taxes and expenses described in (i) of this Section 8.5(c) shall be as reasonably agreed to by the parties at such time.

(d)          Notwithstanding anything to the contrary herein, no redemption of Series B Convertible Preferred Units or Common Units by the Partnership shall be effective with respect to a holder thereof (i) unless the Partnership delivers notice of such redemption to the holder thereof no less than 5 business days prior to the proposed date of such redemption and (ii) if the holder thereof delivers to the General Partner an irrevocable Notice of Exchange prior to the fifth business day following receipt of the notice thereof from the Partnership (or such later date as may otherwise be permitted in this Section 8.5).

8.6.          Taxable REIT Subsidiary. Without limiting the Series B Preferred Unit Recipient’s rights under Sections 8.5(c) and 9.2(d)(vii), the Series B Preferred Unit Recipient shall have the right, by providing written notice to the General Partner, to cause the General Partner to hold any real property or other investment through a TRS; provided, that (i) the Series B Preferred Unit Recipient shall be solely responsible for any incremental tax burden and any other expenses associated with the formation and operations of such TRS and any such incremental tax burden and other expenses will be applied to reduce the amount of distributions otherwise payable to the Series B Preferred Unit Recipient in accordance with Section 9.2(d)(iii) hereof and (ii) such action would not cause the General Partner to fail to qualify as a REIT. The taxes and expenses described in (i) of this Section 8.6 shall be as reasonably agreed to by the parties at such time.

ARTICLE 9
PREFERRED Limited PARTNERSHIP INTERESTS

9.1.          Series A Preferred Units.

(a)          Upon the first Closing Date pursuant to the Securities Purchase Agreement, the General Partner will contribute the net proceeds received in consideration of its issuance of the Series A Preferred REIT Shares to the Partnership.

(b)          Upon the contribution of the net proceeds received in consideration for the Series A Preferred REIT Shares to the Partnership by the General Partner, and in accordance with Section 4.2 of the Agreement, the Partnership will issue to the General Partner 1,000 Series A Preferred Units, equal to the number of Series A Preferred REIT Shares issued by the General Partner pursuant to the Securities Purchase Agreement, which issuance shall be reflected in Exhibit A hereto.

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(c)          For purposes of the Agreement, including the maintenance of Capital Accounts, the General Partner shall be treated as making a Capital Contribution of $100,000, equal to the value ascribed pursuant to the Securities Purchase Agreement to the Series A Preferred REIT Shares.

(d)          (d)          The Series A Preferred Units shall have the following designations, preferences and other rights, powers and duties:

(i)          Issuance Value. An issuance value of $100.00 per unit.

(ii)         Liquidation Preference.

(A)         A liquidation preference of $100.00 per Series A Preferred Unit (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Units), as further adjusted pursuant to Section 9.1(d)(iii)(C) from time to time (the “Series A Liquidation Preference”).

(B)         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the holders of the Series A Preferred Units shall be entitled to receive out of the assets of the Partnership or proceeds thereof legally available for distribution to Partners of the Partnership, after satisfaction of all liabilities, if any, to creditors of the Partnership and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Units or any series or class of Partnership Interest junior to the Series A Preferred Units, a liquidating distribution in an amount equal to the Liquidation Preference per share, together with an amount equal to all distributions, if any, that have been accrued or declared but not paid (or included in an increase to Liquidation Preference) on the Series A Preferred Units prior to the date of payment of such distribution (including any accumulation in respect of distributions that have not been declared prior to such payment date). The Partnership shall mail written notice of any such liquidation, not less than 20 days prior to the payment date stated therein, to each holder of Series A Preferred Units.

(iii)        Priority Return. A cumulative preferred return thereon commencing on the date of issuance as follows:

(A)         A “Series A Priority Return Amount”, payable in cash, at a “Series A Priority Return Percentage” equal to 3 percent per annum of the Series A Liquidation Preference for each Series A Preferred Unit issued, computed on the basis of a 360-day year consisting of twelve 30-day months, accumulating on a daily basis;

(B)         Such distributions shall be payable annually in arrears on each anniversary of the date hereof or, if any such day is not a Business Day, the preceding Business Day (each, a “Series A Distribution Payment Date”);

(C)         If and to the extent the Partnership does not pay in full the entire distribution contemplated by this Section 9.1(d)(iii) in cash on the Series A Distribution Payment Date in accordance herewith, the unpaid amount of such distribution (based on the Priority Return Amount described in Section 9.1(d)(iii)(A)), until paid, shall be added to the Series A Liquidation Preference.

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9.2.          Series B Convertible Preferred Units.

(a)          Upon each Closing Date pursuant to the Securities Purchase Agreement, the Series B Preferred Unit Recipient will contribute the Exercised Put Amount in respect of such Closing Date to the Partnership.

(b)          Upon the contribution of an Exercised Put Amount by the Series B Preferred Unit Recipient, the Partnership will issue to the Series B Preferred Unit Recipient a number of Series B Convertible Preferred Units equal to the ratio of the Exercised Put Amount divided by the initial per unit purchase price of $100.00, which issuance shall be reflected in Exhibit A hereto (the “Series B Convertible Preferred Units”).

(c)          For purposes of the Agreement, including the maintenance of Capital Accounts, the Series B Preferred Unit Recipient shall be treated as making a Capital Contribution equal to the Exercised Put Amount in respect of such Closing Date.

(d)          The Series B Convertible Preferred Units shall have the following designations, preferences and other rights, powers and duties:

(i)          Issuance Value. An issuance value of $100.00 per unit (the “Series B Issuance Value”).

(ii)         Liquidation Preference: In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the holders of the Series B Convertible Preferred Units shall be entitled to receive out of the assets of the Partnership or proceeds thereof legally available for distribution to Partners of the Partnership, after satisfaction of all liabilities, if any, to creditors of the Partnership and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Units or any series or class of Partnership Interest junior to the Series B Convertible Preferred Units, a liquidating distribution in an amount equal to the greater of (i) $100.00 per Series B Convertible Preferred Unit plus all accrued and unpaid distributions thereon (including any accumulation in respect of distributions that have not been paid prior to such payment date) and (ii) the amount of the liquidating distributions, as determined by the General Partner (or the trustee or other Person or Persons administering the liquidation, dissolution or winding-up of the Partnership in accordance with applicable law), that would be made on the number of Common Units into which such shares of Series B Convertible Preferred Units are convertible immediately before such liquidation, dissolution or winding-up of the Company (which, for the avoidance of doubt, does not include any distributions payable solely to the Common Units in accordance with Section 9.2(d)(iii)(F) hereof) (such greater amount, as adjusted pursuant to the last sentence of Section 9.2(d)(iii)(B) hereof, the “Series B Liquidation Preference”). The Partnership shall mail written notice of any such liquidation, not less than 20 days prior to the payment date stated therein, to each holder of Series B Convertible Preferred Units.

(iii)        Priority Return. A cumulative preferred return thereon commencing on the date of issuance as follows:

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(A)         A Priority Return Amount, payable in cash, at a Priority Return Percentage equal to 7.5 percent per annum of the Series B Liquidation Preference for each Series B Convertible Preferred Unit issued; or

(B)         To the extent insufficient funds are legally or otherwise available for a cash payment as described in Section 9.2(d)(iii)(A) above, the unpaid portion of such Priority Return Amount shall be payable in kind in additional Series B Convertible Preferred Units (instead of the accrued but unpaid cash) (each such distribution, a “PIK Distribution”) in an amount per Series B Convertible Preferred Unit equal to (1) the product of (x) the Liquidation Preference of such Series B Convertible Preferred Unit multiplied by a fraction, the denominator of which is the Priority Return Amount otherwise payable in cash on such Distribution Date and the numerator of which is the portion of such Priority Return Amount not actually distributed in cash to the holder of such Series B Convertible Preferred Unit on the applicable Distribution Payment Date in respect of such Priority Return Amount and (y) a rate per annum equal to 10% applied on the basis of the applicable Distribution Period, divided by (2) $100.00. Series B Convertible Preferred Units payable as PIK Distributions to any holder in respect of Series B Convertible Preferred Units will be aggregated with all other PIK Distributions payable to each holder thereof, with any remaining fractional Series B Convertible Preferred Units added to the Series B Liquidation Preference (at a rate of $100 per Series B Convertible Preferred Unit) until paid on a subsequent Distribution Payment Date.

For the avoidance of doubt, and solely by way of example, assuming a single Series B Convertible Preferred Unit is outstanding (the “Outstanding Unit”), with a Liquidation Preference of $100, and a Priority Return Amount of $7.50 for the applicable Distribution Period (assuming a one year period), and assuming that the Partnership distributes $3.00 in cash to the holder of the Outstanding Unit on the applicable Distribution Payment Date, 0.06 of a single Series B Convertible Preferred Unit would be distributed to the holder of the Outstanding Unit under this Section 9.2(iii)(B), as follows: The Liquidation Preference of the Outstanding Unit is $100, which is multiplied by a fraction the numerator of which is the unpaid Priority Return Amount ($7.50 - $3.00 = $4.50) with the denominator being the Priority Return Amount ($7.50) to result in $60. This $60 is then multiplied by 0.10 for the applicable Distribution Period to result in $6. Dividing this $6 by 100 results in a 0.06 interest in a single Series B Convertible Preferred Unit to be distributed to the holder of the Outstanding Unit.

(C)         Such distributions shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year or, if any such day is not a Business Day, the preceding Business Day (each, a “Distribution Payment Date”);

(D)         With respect to the payment of any PIK Distribution, each Series B Convertible Preferred Unit issued shall initially have an Applicable Conversion Price equal to that of the Series B Convertible Preferred Units with respect to which it is issued. In the case of Series B Convertible Preferred Units issued as a dividend on Series B Convertible Preferred Units, distributions shall accrue and be cumulative from the Partnership Record Date in respect of which such units were issued, or were scheduled to be issued (whether or not the distributions were actually declared or the Series B Convertible Preferred Units issued), as a distribution.

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(E)         Distributions payable on the Series B Convertible Preferred Units shall be computed on the basis of a 360-day year consisting of twelve 30-day months and shall be deemed to accumulate on a daily basis. Certificates issued in payment of any distribution pursuant to this Section 9.2(d), or a notice of issuance with respect to book entry shares, shall be delivered to the holders entitled to receive such distribution no later than 15 Business Days following the Distribution Payment Date.

(F)         In addition to the distributions payable on the Series B Convertible Preferred Units pursuant to Sections 9.2(d)(iii)(A) and (B) hereof, the holders of the Series B Convertible Preferred Units shall be entitled to receive: (aa) a distribution per Series B Convertible Preferred Unit (on an as-converted basis) equivalent to any distribution paid to the Common Units; provided, however, that each such distribution shall be payable: (i) only if the Common Units have been paid a cumulative annual distribution since the date hereof of an amount equal to 7.5 percent of the then Applicable Conversion Price per Common Unit (provided, that if there is more than one Applicable Conversion Price during any measurement period, in calculating such amount in this clause (i), the 7.5 percent shall be calculated using the weighted average of the various Applicable Conversion Prices taking into account the number of days each Applicable Conversion Price was in effect during such measurement period); (ii) when and as declared by the General Partner; (iii) on the date such distribution is paid to the holders of the Common Units and( iv) out of legally available funds; and (bb) such additional dividends as the General Partner, in its discretion, may declare.

(iv)        Consent Rights.

(A)         So long as any Series B Convertible Preferred Units are outstanding, the vote or consent of the holders of a majority of the Series B Convertible Preferred Units at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by law:

(aa) any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Agreement that would alter or change the rights, preferences or privileges of the Series B Convertible Preferred Units so as to affect them adversely;

(bb) except as specifically contemplated by the Securities Purchase Agreement, the issuance by the Partnership of additional Series B Convertible Preferred Units (other than in connection with the declaration or payment of a PIK Distribution on the Series B Convertible Preferred Units);

(cc) the authorization or issuance by the Partnership, or obligation of the Partnership to issue any Partnership Interest (including any security convertible into or exercisable for any such Partnership Interest) having a preference over, or being on a parity with, the Series B Convertible Preferred Units with respect to distribution rights and rights on liquidation, winding up and dissolution;

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(dd) except as specifically contemplated by the Securities Purchase Agreement, the redemption, purchase or other acquisition (or payment into or setting aside for a sinking fund for such purpose) by the Partnership of any Preferred Units or Common Units;

(ee) any allowance for the General Partner, from time to time, to hold or acquire real property or other investments in its own name or otherwise other than through the Partnership.

(B)         Until the earlier of (i) the date upon which no Series B Convertible Preferred Units are held by the Series B Preferred Unit Recipient or a Permitted Transferee, or (ii) July 1, 2018, the written consent of the Consenting Holder will be necessary for effecting or validating any of the following actions, whether or not such approval is required by law:

(aa) dissolution or liquidation, or voluntarily institution of any proceeding seeking to adjudicate the Partnership bankrupt or insolvent, or seeking liquidation, winding up, reorganization, protection or relief, under any law relating to bankruptcy, insolvency, reorganization, protection or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for the Partnership or for any substantial part of its property;

(bb)         other than with respect to investments in Approved Acquisitions, (A) the acquisition, merger, consolidation, or execution of any similar business combination transaction with another corporation or other entity involving aggregate consideration in excess of $1,000,000, (B) the acquisition or investment in assets not in the ordinary course of business involving aggregate consideration in excess of $1,000,000; or (C) sale or other disposition of any of Partnership assets or securities not in the ordinary course of business in excess of $1,000,000;

(cc)         other than with respect to joint ventures, partnerships or similar arrangements (collectively, “Joint Ventures”) with operating partners in conjunction with Approved Acquisitions, the entrance of the Partnership into a Joint Venture which has, or is reasonably expected, to have a value, or to require aggregate contributions, in excess of $1,000,000; and

(dd)         the issuance by the Partnership of any Limited Partnership Interests other than to the General Partner, the Series B Preferred Unit Recipient or any Permitted Transferee.

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(C)         Notwithstanding Section 9.2(d)(iv)(B), the General Partner may, prior to the five (5) year anniversary of the Effective Date (as defined in the Securities Purchase Agreement), initiate any of the transactions or events set forth in Sections 9.2(d)(iv)(B)(aa)-(cc) without the prior approval of the Consenting Holder if the General Partner elects to redeem, by giving at least 30 days prior written notice to the Series B Preferred Units Recipient, all of the then outstanding Series B Convertible Preferred Units at the Redemption Price; which redemption shall occur simultaneously with, and conditioned upon the closing of, such transaction or event and the redemption of the Series A Preferred REIT Shares or Series C Preferred REIT Shares, as applicable, of the General Partner at a price equal to the Liquidation Preference thereof (as such term is defined in the Articles Supplementary or the Series C Articles Supplementary, as applicable) plus any accrued but unpaid dividends and distributions thereon. Notwithstanding the foregoing, upon receipt of the Company’s redemption notice, and at any time prior to the closing of the transaction giving rise to such redemption right, the holder of the then outstanding Series B Convertible Preferred Units and Permitted Transferees, as applicable, may elect to convert all of their then outstanding Series B Convertible Preferred Units into Common Units in accordance with Section 9.2(d)(v) hereof.

(v)         Conversion Right. Each Preferred Limited Partner holding Series B Convertible Preferred Units shall have the right, at any time or from time to time, to convert some or all of such Series B Convertible Preferred Units into Common Units, by providing the General Partner with a Notice of Exercise of Conversion Right as set forth on Exhibit B-2 hereto 5 business days prior to the effective date of such conversion. Upon the effective date of any such conversion, each Series B Convertible Preferred Unit which is the subject of such conversion shall be converted, without necessity of any further action by the General Partner, into that number of Common Units equal to a fraction, the numerator of which is the Series B Issuance Value and the denominator of which is the Applicable Conversion Price, plus an amount of cash equal to the accrued but unpaid Priority Return Amount in respect of such Series B Convertible Preferred Unit. In addition, the Preferred Limited Partner holding Series B Convertible Preferred Units may elect to receive instead a number of Common Units obtained by multiplying the number of Common Units to be received in the previous sentence by the Exchange Factor as adjusted to and including the date of such conversion; provided, that if such election is made with respect to such newly issued Common Units, the Exchange Factor shall be deemed to be 1.0 with respect to such Common Units as of the date of such conversion and shall be further adjusted only for events occurring after such conversion. Notwithstanding anything to the contrary herein, no redemption of Series B Convertible Preferred Units by the Partnership shall be effective with respect to a holder thereof (i) unless the Partnership delivers notice of such redemption to the holder thereof no less than 5 business days prior to proposed date of such redemption and (ii) if the holder thereof delivers to the General Partner an irrevocable Notice of Exercise of Conversion Right prior to the fifth business day following receipt of the notice from the Partnership (or such later date as may otherwise be permitted in this Section 9.2(d)(v)).

(vi)        Certain Transfers of Series B Convertible Preferred Units. Notwithstanding the provisions of Section 10.2 hereof (but, in any case, subject to Sections 10.2(d), (e) and (f) and satisfactory completion of the requirements set forth in Section 10.3(a)(i) through (vii)) the General Partner will not withhold its consent to the Transfer of Series B Convertible Preferred Units from the Series B Preferred Unit Recipient or any Permitted Transferee to any Permitted Transferee.

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(vii)       TRS. In order to assist the Series B Preferred Unit Recipient to accurately make and/or maintain the representations set forth in the Ownership Limit Waiver, the Series B Preferred Unit Recipient shall have to right, (i) to receive monthly reports from the General Partner detailing the list of all current Tenants, and (ii) by providing written notice to the General Partner at least 30 days in advance of the expected closing date of an acquisition of any real property or other investment by the General Partner or the Partnership, to cause the General Partner to acquire and hold such real property or other investment through a TRS; provided, however (i) the Series B Preferred Unit Recipient shall be solely responsible for any incremental tax burden and any other expenses associated with the formation and operations of such TRS and any such incremental tax burden and other expenses will be applied to reduce the amount of distributions otherwise payable to the Series B Preferred Unit Recipient in accordance with Section 9.2(d)(iii) hereof and (ii) such action would not cause the General Partner to fail to qualify as a REIT. The taxes and expenses described in (i) of this Section 9.2(d)(vii) shall be as reasonably agreed to by the parties at such time.

(viii)      Redemption Upon Strike-Out. Notwithstanding any other provisions of this Agreement, in the event of a Strike Out meeting the criteria set forth in Section 7.1(e)(ii) of the Securities Purchase Agreement, the Partnership shall have the right to redeem, by giving at least 30 days prior written notice to the Series B Preferred Units Recipient, all of the then outstanding Series B Convertible Preferred Units at a redemption price per unit equal to the Series B Issuance Value plus all accrued and unpaid dividends thereon to, but excluding the date of redemption. Notwithstanding the foregoing, upon receipt of the Company’s redemption notice, and at any time prior to the date of redemption, the holder of the then outstanding Series B Convertible Preferred Units may elect to convert all of their then outstanding Series B Convertible Preferred Units into Common Units in accordance with Section 9.2(d)(v) hereof.

ARTICLE 10
TRANSFERS OF PARTNERSHIP INTERESTS

10.1.          Purchase for Investment.

(a)          Each Limited Partner and Preferred Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interests is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

(b)          Each Limited Partner and Preferred Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 10.1(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

10.2.          Restrictions on Transfer of Limited Partnership Interests and Preferred Limited Partnership Interests.

(a)          Subject to the provisions of 10.2(b), (c) and (d), and other than a Transfer by KKR or any Permitted Transferee to a Permitted Transferee, no Limited Partner or Preferred Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Partnership Interest, or any of such Limited Partner's or Preferred Limited Partner’s economic rights as a Limited Partner or Preferred Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

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(b)          No Limited Partner or Preferred Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 10.5 below) of all of its Partnership Units pursuant to this Article 9 or pursuant to an exchange of all of its Partnership Units pursuant to Section 8.5. Upon the permitted Transfer or redemption of all of a Limited Partner's or a Preferred Limited Partner’s Partnership Interest, such Limited Partner or Preferred Limited Partner shall cease to be a Limited Partner or Preferred Limited Partner, as applicable.

(c)          Subject to 10.2(d), (e) and (f) below, a Limited Partner or Preferred Limited Partner may Transfer, with the consent of the General Partner, all or a portion of its Partnership Units to (i) a parent or parent's spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner or Preferred Limited Partner for the benefit of such Limited Partner or Preferred Limited Partner and/or any such person(s), of which trust such Limited Partner or Preferred Limited Partner or any such person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above, or (iii) if the Limited Partner or Preferred Limited Partner is an entity, its beneficial owners.

(d)          No Limited Partner or Preferred Limited Partner may effect a Transfer of its Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e)          No Transfer (excluding for this purpose any Transfer that is pursuant to an Exchange Right of the Series B Preferred Unit Recipient) by a Limited Partner or Preferred Limited Partner of its Partnership Interest, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership's being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(f)          Any Transfer in contravention of any of the provisions of this Article 10 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

(g)          Prior to the consummation of any Transfer under this Article 10, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

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10.3.          Admission of Substitute Limited Partner or Substitute Preferred Limited Partner.

(a)          Subject to the other provisions of this Article 10, an assignee of the Limited Partnership Interest of a Limited Partner, or the Preferred Limited Partnership Interest of a Preferred Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest or Preferred Limited Partnership Interest) shall be deemed admitted as a Limited Partner or Preferred Limited Partner, as applicable, of the Partnership only with the consent of the General Partner and upon the satisfactory completion of the following:

(i)          The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner or Preferred Limited Partner.

(ii)         To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner or Preferred Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

(iii)        The assignee shall have delivered a letter containing the representation set forth in Section 10.1(a) hereof and the agreement set forth in Section 10.1(b) hereof.

(iv)        If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee's authority to become a Limited Partner or Preferred Limited Partner under the terms and provisions of this Agreement.

(v)         The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof.

(vi)        The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner or Preferred Limited Partner.

(vii)       The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner or Substitute Preferred Limited Partner, which consent may be given or denied in the exercise of the General Partner's sole and absolute discretion.

(b)          For the purpose of allocating Net Income and Net Losses and distributing cash received by the Partnership, a Substitute Limited Partner or Substitute Preferred Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 10.3(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

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(c)          The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner or Substitute Preferred Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Limited Partner of the Partnership.

10.4.          Rights of Assignees of Partnership Interests.

(a)          Subject to the provisions of Sections 10.1 and 10.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner or Preferred Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

(b)          Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interest or a Preferred Limited Partner’s Preferred Limited Partnership Interest, but does not become a Substitute Limited Partner or Substitute Preferred Limited Partner and desires to make a further assignment of such Limited Partnership Interest or Preferred Limited Partnership Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner or Preferred Limited Partner desiring to make an assignment of its Limited Partnership Interest or Preferred Limited Partnership Interest.

10.5.          Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner or Preferred Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner or Preferred Limited Partner, the death of a Limited Partner or Preferred Limited Partner or a final adjudication that a Limited Partner or Preferred Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner or Preferred Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner or Preferred Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner or Preferred Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner or Substitute Preferred Limited Partner.

10.6.          Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner or Preferred Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

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10.7.          Redemption of Partnership Unit. The General Partner will cause the Partnership to redeem Partnership Units, to the extent it shall have legally available funds therefor, at any time the General Partner redeems corresponding shares of capital stock in itself. The number and class or series of Partnership Units redeemed and the redemption price shall equal the number (multiplied by the Exchange Factor) and class or series of corresponding shares of capital stock the General Partner redeems and the redemption price at which the General Partner redeems such shares, respectively.

ARTICLE 11
BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

11.1.          Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership's specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership's federal, state and local income tax returns and reports, (d) copies of this Agreement and amendments thereto and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

11.2.          Custody of Partnership Funds; Bank Accounts.

(a)          All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b)          All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers' acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 11.2(b).

11.3.          Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.

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11.4.          Annual Tax Information and Report.

(a)          Within 60 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner or Preferred Limited Partner at any time during such year the tax information necessary to file such Limited Partner's or Preferred Limited Partner’s (or their Affiliates’, as applicable) tax returns as shall be reasonably requested by such Partner. In addition, upon the request of the Series B Preferred Unit Recipient, the General Partner shall provide to the Series B Preferred Unit Recipient such other tax-related information that is within the General Partner’s possession or control or can be readily obtained by the Partnership, as may be reasonably requested by the Series B Preferred Unit Recipient.

(b)          Without limiting the foregoing:

(i)          Within 30 days following the close of each Partnership taxable year, the General Partner shall require the Partnership, at the expense of the Partnership, to prepare federal, state and local taxable income calculations for the Partnership for the immediately preceding taxable year based on best-available information to date, including allocations of such estimated amounts to each of the Partners of the Partnership.

(ii)         On or before March 31st, May 31st, August 31st, and November 30th of each taxable year, the General Partner shall require the Partnership, at the expense of the Partnership, to provide the Partners with an estimate of the year-to-date taxable income of the Partnership.

(iii)        On or before March 1st following the close of each fiscal year, the General Partner shall require the Partnership, at the expense of the Partnership, to prepare and submit to the Series B Preferred Unit Recipient for its review and approval federal, state and local tax returns for the Partnership and its subsidiaries. The General Partner shall maintain the books and records of the Partnership and any subsidiary, provide such information, and follow such procedures as are reasonably necessary or appropriate to enable all tax returns of the Partnership and its subsidiaries to be properly and timely completed, prepared and filed.

11.5.          Tax Matters Partner; Tax Elections; Special Basis Adjustments.

(a)          The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners and Preferred Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners and Preferred Limited Partners, within such period, that describes the General Partner's reasons for determining not to file such a petition. Notwithstanding the foregoing, the Tax Matters Partner shall keep the other Partners reasonably informed as to any tax actions, examinations or proceedings relating to the Partnership and shall submit to the other Partners, for their review and comment, any settlement or compromise offer with respect to any disputed item of income, gain, loss, deduction or credit of the Partnership. The Tax Matters Partner shall not, without the consent of the affected Partner, (x) elect to settle or contest a dispute with respect to any item of income, gain, loss, deduction or credit of the Partnership in a forum which will require a Partner to pay any amount of tax liabilities associated with such dispute before the final resolution of such dispute, or (y) agree to extend the statute of limitations for the assessment of taxes with respect to the Partnership or any Partner.

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(b)          Except as otherwise provided herein, the General Partner shall, in its reasonable discretion, determine whether to make any available election pursuant to the Code. Notwithstanding the above, in making any such tax election the General Partner may, but shall be under no obligation to, take into account the tax consequences to the Limited Partners and Preferred Limited Partners resulting from any such election; provided, that no material tax election shall be made without the written consent of the Series B Preferred Unit Recipient (without limiting the foregoing, for the avoidance of doubt, such “material tax elections” shall not include any election generally exercised in the ordinary course of the General Partner’s day-to-day operations, but shall include any election under Section 704(c) of the Code).

(c)          In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Partnership's assets. Notwithstanding anything contained in Article 5 of this Agreement, any adjustments made pursuant to Section 754 of the Code shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

11.6.          Reports Made Available to Limited Partners.

(a)          As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), upon written request by a Limited Partner to the General Partner, the General Partner will make available, without cost, to each Limited Partner a quarterly report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, upon written request by a Limited Partner to the General Partner, the General Partner will make available, without cost, to each Limited Partner an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with generally accepted accounting principles.

(b)          Any Partner shall further have the right to a private audit of the books and records of the Partnership at the expense of such Partner, provided such audit is made for Partnership purposes and is made during normal business hours.

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ARTICLE 12
AMENDMENT OF AGREEMENT; MERGER

The General Partner's consent shall be required for any amendment to this Agreement. Subject to the specific terms and rights of any outstanding class or series of Preferred Units, the General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect or merge or consolidate the Partnership with or into any other partnership or business entity (as defined in Section 17-211 of the Act) in a transaction pursuant to Section 7.1(b), (c) or (d) hereof; provided, however, that the following amendments and any other merger or consolidation of the Partnership shall require the consent of the holders of a majority of the Partnership Units (excluding the Partnership Units held by the General Partner or an Affiliate thereof):

(a)          any amendment affecting the operation of the Exchange Factor or the Exchange Right (except as provided in Section 8.5(d) or 7.1(c) hereof) in a manner adverse to the Limited Partners;

(b)          any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.2 hereof;

(c)          any amendment that would alter the Partnership's allocations of profit and loss to the Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.2 hereof; or

(d)          any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

ARTICLE 13
GENERAL PROVISIONS

13.1.          Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

13.2.          Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

13.3.          Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

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13.4.          Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

13.5.          Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

13.6.          Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

13.7.          Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

13.8.          Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

13.9.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 13.9.

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IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Second Amended and Restated Limited Partnership, all as of the __th day of ___________, 2013.

GENERAL PARTNER:

SENTIO HEALTHCARE PROPERTIES, INC.

By:
John Mark Ramsey
President and Chief Executive Officer

LIMITED PARTNER:

HPC LP TRS, LLC

By:	Sentio Healthcare Properties, Inc.
its sole member

By:
John Mark Ramsey
President and Chief Executive Officer

PREFERRED LIMITED PARTNER:

SENTINEL RE INVESTMENT HOLDINGS LP

By:
[Name]
[Title]

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EXHIBIT A

SCHEDULE OF PARTNERS

General Partner:	Common Units of Partnership Interest	Series A Preferred Units	Series B Convertible Preferred Units

Sentio Healthcare Properties, Inc.	[XXXX]	1000	-

Limited Partners and Preferred Limited Partners:

HPC LP TRS, LLC	20,000	-	-

KKR & Co. L.P.	-	-	[XXXX]
	[XXXX]	[XXXX]	[XXXX]

Series Preferred Units	Preferred Limited Partner	No. of Preferred Units	Liquidation Preference Per Preferred Unit		Priority Percentage Return *	Priority	Conversion Factor

A	General Partner	1,000	$	100	3%	Senior	None
B	KKR & Co. L.P.	[XXXX]	$	[100]	7.5%	Senior	1

* Priority Return Percentage is expressed as a percentage of the liquidation preference per Distribution Period. See the Agreement for the definitions of “Priority Return Percentage,” and “Distribution Period.”

A-1

EXHIBIT B-1

NOTICE OF EXERCISE OF EXCHANGE RIGHT

In accordance with Section 8.5 of the Second Amended and Restated Agreement of Limited Partnership (the “Agreement”) of Sentio Healthcare Properties OP, L.P., the undersigned hereby irrevocably (i) presents for exchange ________ Partnership Units in Sentio Healthcare Properties OP, L.P. in accordance with the terms of the Agreement and the Exchange Right referred to in Section 8.5 thereof, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) directs that the REIT Shares Amount (as defined in the Agreement) deliverable upon exercise of the Exchange Right be delivered to the address specified below, and such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated: ____________, ____

(Name of Limited Partner)

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Issue REIT Shares to:

Name:

Social Security or Tax I.D. Number:

B-1

EXHIBIT B-2

NOTICE OF EXERCISE OF CONVERSION RIGHT

In accordance with Section 9.2(d)(v) of the Second Amended and Restated Agreement of Limited Partnership (the “Agreement”) of Sentio Healthcare Properties OP, L.P., the undersigned hereby irrevocably (i) elects to convert ________ Series B Convertible Preferred Units in Sentio Healthcare Properties OP, L.P. in accordance with the terms of the Agreement and the Conversion Right referred to in Section 9.2(d)(v) thereof, (ii) surrenders such Series B Convertible Preferred Units and all right, title and interest therein, and (iii) directs that the Common Units deliverable upon exercise of the Conversion Right be delivered to the address specified below, and such Common Units be registered or placed in the name(s) and at the address(es) specified below.

Dated: ____________, ____

(Name of Preferred Limited Partner)

(Signature of Preferred Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Issue Common Units to:

Name:

Social Security or Tax I.D. Number:

B-2

EXHIBIT C

FORM OF OWNERSHIP LIMIT WAIVER

1.	The Board of Directors (the “Board”) of Sentio Healthcare Properties, Inc., a real estate investment trust for United States federal income tax purposes (the “Company”), has the authority to grant an exemption from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit (each as defined in Section 6.1 of the amended and restated charter of the Company (the “Charter”)) applicable to holders of shares of common stock of the Company (the “Common Shares”), and/or shares of preferred stock of the Company (the “Preferred Shares” and together with the Common Shares, the “Shares”), provided that certain conditions are met. Capitalized terms used but not otherwise defined in this Ownership Limit Waiver have the meanings ascribed to such terms in the Charter.

2.	[________________] (the “Investor”) has requested that the Board grant the Investor an exemption from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit in connection with the Investor’s acquisition of the Company’s Shares.

3.	Based on the terms and conditions set forth herein, the Board has approved and granted an exemption from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit for the Investor in an aggregate amount of up to [___]%, which is the Excepted Holder Limit, of the outstanding Common Shares (“Ownership Limit Waiver”), which amount will be adjusted as appropriate to reflect stock splits, reverse stock splits, stock dividends, or similar transactions that affect all shares equally, and the Investor shall be an Excepted Holder.

4.	The Investor represents and warrants to the Company:

a.	The Investor is not an “individual” within the meaning of Section 542(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).

b.	To the Knowledge of the Investor, no “individual” within the meaning of Section 542(a)(2) of the Code holding an ownership interest in the Investor, directly or indirectly, Beneficially Owns or Constructively Owns more than 9.8% (in number or value, whichever is more restrictive) of the outstanding Common Shares or more than 9.8% (in value) of the outstanding shares of any class or series of Preferred Shares by reason of the Beneficial Ownership or Constructive Ownership of Shares acquired by the Investor.

c.	The Investor does not Beneficially Own or Constructively Own, and, to the Knowledge of the Investor, no Person owning a direct or indirect interest in the Investor, owns, actually or Constructively, an interest in any Tenant of the Company (or a Tenant of an entity owned or controlled by the Company) that would cause the Company to own, actually or constructively, more than a 9.9% ownership interest (as set forth in Section 856(d)(2)(B) of the Code) in such Tenant unless such Tenant is a taxable REIT subsidiary (as defined in Section 856(l) of the Code) of the Company; provided, that a tenant from whom the Company (or a tenant of an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenues such that, in the opinion of the Board, rent from such tenant would not adversely affect the Company’s ability to qualify as a REIT shall not be treated as a tenant of the Company. “Tenant” means any tenant from which the Company derives rent either directly or indirectly through partnerships, limited liability companies, or other subsidiaries.

d.	The Investor does not Beneficially Own or Constructively Own, and, to the Knowledge of the Investor, no Person owning a direct or indirect interest in the Investor, Beneficially Owns or Constructively Owns an interest sufficient to disqualify any entity treated as either an Eligible Independent Contractor or an Independent Contractor of the Company from such status. For these purposes, “Eligible Independent Contractor” is defined in Section 856(d)(9) of the Code and “Independent Contractor” is defined in Section 856(d)(3) of the Code.

e.	So long as the Investor Beneficially Owns or Constructively Owns 9.8% or more (in number or value, whichever is more restrictive) of the outstanding Shares of the Company, the Holder agrees to notify the Board of Directors of the Company in writing within ten (10) business days of any acquisition of Shares that could result in the Percentage Ownership (as defined below) of the Holder increasing by more than 1%. For purposes of this Ownership Limit Waiver, the term “Percentage Ownership” means the total value of the outstanding Shares Beneficially Owned or Constructively Owned by the Investor, divided by the total value of the outstanding Shares of the Company.

f.	Investor covenants to notify the Company promptly after it obtains knowledge that any of the foregoing representations are not accurate.

5.	The Investor acknowledges and agrees that (i) the Board is relying on the continuing truth and accuracy of, and compliance with, the representations, warranties and agreements of the Investor in this Ownership Limit Waiver in granting the exemption from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit to the Investor and that such exemption will be void and ineffective if any of the representations and warranties is not true and accurate at any time or any of the agreements is violated, and (ii) such exemption is solely for the Investor and only with respect to Shares received and held by the Investor in connection with the Investor’s acquisition and conversion of the Shares referenced above, and not for any other Person (other than any Affiliate of the Investor) or for any “individual” within the meaning of Section 542(a)(2) of the Code. For the avoidance of doubt, the Company further agrees that the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit are waived for any future acquisition by the Investor of Beneficial Ownership of any Shares, which, when added to the Shares Beneficially Owned or Constructively Owned by the Investor immediately prior to such acquisition, does not exceed the Ownership Limit Waiver.

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6.	The Investor further acknowledges and agrees that if at any time, such exemption is void or ineffective, Shares deemed to be Beneficially Owned or Constructively Owned by the Investor in excess of the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit will be subject to the provisions of Section 6.2 of the Charter, which provide that Shares held in excess of the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit will be deemed transferred to a Trust for the benefit of a Charitable Beneficiary as of the close of business on the business day prior to the date of the purported transfer or other event resulting in a stockholder’s ownership of Shares exceeding the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit.

7.	Notwithstanding anything herein to the contrary, the Company reserves its right to increase the exemption granted herein in the sole and absolute discretion of the Board, and the Investor will be deemed to have made a request for any such increase, all subject to the provisions of Section 6.2.7 of the Charter.

8.	This Ownership Limit Waiver will become effective upon the acceptance of the terms and conditions hereof by the Investor.

9.	Except as otherwise provided herein or as determined by the Board, this Ownership Limit Waiver will cease to be effective upon any breach of the representations or covenants set forth herein.

10.	Miscellaneous

a.	Assignment. Neither party may assign or transfer its rights and obligations under this Ownership Limit Waiver, in whole or in part, including by operation of law or in connection with a merger, consolidation, transfer of equity interests or other transaction involving any party benefiting from the waiver, by any party hereto or any of their respective affiliates without the prior written consent of the other party, and any such assignment contrary to the terms hereof will be null and void and of no force and effect. In no event will the assignment by either party of its respective rights or obligations under this Ownership Limit Waiver release such party from its liabilities and obligations hereunder.

b.	Governing Law. All questions concerning the construction, validity and interpretation of this Ownership Limit Waiver will be governed by and construed under the laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

c.	All references to any Code provision will be deemed to include any successor provisions of the Code and any regulatory, judicial or administrative amendment or interpretation of such statutory provisions.

(signature page follows)

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IN WITNESS WHEREOF, the undersigned have executed this Ownership Limit Waiver as of _____________, 20___.

SENTIO HEALTHCARE PROPERTIES, INC.

By:
Name: John Mark Ramsey
Title: Chief Executive Officer

[INVESTOR]

By:
Name:
Title:
Address:

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EXHIBIT D

CAPITAL ACCOUNT MAINTENANCE

1.           Capital Accounts of the Partners

(a)          The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-l(b)(2)(iv).  Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement; and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section l(b) herein and allocated to such Partner pursuant to Section 5.1 of the Agreement and Exhibit E hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to the Agreement, and (y) all items of Partnership deduction and loss computed in accordance with Section l(b) herein and allocated to such Partner pursuant to Section 5.1 of the Agreement and Exhibit E hereof.

(b)          For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, unless otherwise specified in the Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(i)          Except as otherwise provided in Regulations Section 1.704-l(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners’ Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-l(b)(2)(iv)(m)(4).

(ii)         The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(iii)        Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

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(iv)        In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

(v)         In the event the Carrying Value of any Partnership asset is adjusted pursuant to Section 1(d) herein, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(vi)        Notwithstanding any other provision of this Section 1(b), any items that are specially allocated pursuant to Exhibit E or Section 5.1(c) of the Agreement shall not be taken into account for purposes of computing Net Income or Net Loss.

The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Exhibit E or Section 5.1(c) of the Agreement shall be determined by applying rules analogous to those set forth in Sections l(b)(i) through l(b)(v) above.

(c)          Generally, a transferee (including an Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

(d)          (i)          Consistent with the provisions of Regulations Section 1.704-l(b)(2)(iv)(f), and as provided in Section l(d)(ii), the Carrying Value of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1 (d)(ii), as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 5.1 of the Agreement.

(ii)         Such adjustments shall be made as of the following times: (A) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (B) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; (C) in connection with the grant of an interest in the Partnership (other than a de minimis interest), as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity or by a new partner acting in a partner capacity or in anticipation of being a partner; and (D) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (A), (B) and (C) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

(iii)        In accordance with Regulations Section 1.704-l(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

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(iv)        In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit D, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt.  The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its reasonable discretion to arrive at a fair market value for individual properties).

If the Carrying Value of an asset has been determined or adjusted pursuant to Section l(b)(ii) or Section l(b)(iv), such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Income and Net Loss.

(e)          The provisions of the Agreement (including this Exhibit D and other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

2.          No Interest

No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners’ Capital Accounts.

3.          No Withdrawal

No Partner shall be entitled to withdraw any part of his or its Capital Contribution or his or its Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4 and 5 of the Agreement.

4.          Noncompensatory Partnership Options

To the extent applicable, the General Partner and the Series B Preferred Unit Recipient shall cooperate in good faith to implement the final regulations relating to noncompensatory partnership options released on February 5, 2013 under T.D. 9612.

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EXHIBIT E

SPECIAL ALLOCATION RULES

1.          Special Allocation Rules

Notwithstanding any other provision of the Agreement or this Exhibit E, the following special allocations shall be made in the following order:

(a)          Minimum Gain Chargeback.  Notwithstanding the provisions of Section 5.1 of the Agreement or any other provisions of this Exhibit E, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, then, subject to the exceptions set forth in Regulations Sections 1.704-2(f)(2)-(5), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6).  This Section l(a) is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)          Partner Minimum Gain Chargeback.  Notwithstanding any other provision of Section 5.1 of the Agreement or any other provisions of this Exhibit E (except Section 1(a) hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, then, subject to the exceptions referred to in Regulations Section 1.704-2(i)(4), each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4).  This Section 1(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

(c)          Qualified Income Offset.  In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-l(b)(2)(ii)(d)(4), 1.704-1 (b)(2)(ii)(d)(5), or 1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1(a) and 1(b) hereof with respect to such Partnership taxable year, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership taxable year) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section l(c) is intended to constitute a qualified income offset under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

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(d)          Gross Income Allocation. In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Partnership taxable year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Partnership taxable year), each such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership taxable year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.

(e)          Nonrecourse Deductions.  Nonrecourse Deductions for any Partnership taxable year shall be allocated to the Partners in accordance with their respective Percentage Interests.  If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio for such Partnership taxable year which would satisfy such requirements.

(f)          Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions for any Partnership taxable year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

2.          Allocations for Tax Purposes

(a)          Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 5.1 of the Agreement and Section 1 of this Exhibit E.

(b)          Solely for income tax purposes (i) items of income, gain, loss and deduction with respect to any Contributed Property shall be allocated among the Partners to take account of any variation between the adjusted basis to the Partnership of the Contributed Property for federal income tax purposes at the time it is contributed and its 704(c) Value, in accordance with Code Section 704(c) (taking into account Section 2(c) of this Exhibit E) and the related Regulations; and (ii) items of income, gain, loss and deduction with respect to any Adjusted Property shall be allocated among the Partners to take account of any variation between the adjusted basis of the Adjusted Property for federal income tax purposes at the time its carrying value is adjusted and its 704(c) Value in the same manner as under Code Section 704(c) and the related Regulations.

(c)          To the extent that the Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit the Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the Partnership shall elect to use the “remedial method” set forth in Regulations Section 1.704-3(d) and such election shall be binding on all Partners.

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EXHIBIT C

FORM OF INVESTOR RIGHTS AGREEMENT

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EXHIBIT D

FORM OF TRANSITION TO INTERNAL MANAGEMENT AGREEMENT

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EXHIBIT E

FORM OF PUT EXERCISE NOTICE

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EXHIBIT F

ACQUISITION CRITERIA

All single property or multiple property portfolio acquisitions will be Qualifying Acquisitions if they meet the following criteria :

1.        The proposed acquisition has:

a.     a required equity investment by the Company of less than $50,000,000;

b.     a total portfolio asset size of less than $100,000,000; and

c.     a single asset size of less than $50,000,000.

2.        The proposed acquisition falls within one of the following asset classes:

a.     Private pay rental senior housing (with less than 10% reimbursement revenue);

b.     Medical Office Building (MOB);

c.     Long-Term Acute Care Hospital (LTACH);

d.     Skilled Nursing Facility (SNF);

e.      Inpatient Rehabilitation Facility (IRF).

3.        The proposed acquisition is not an Entry Fee Continuing Care Retirement Community (CCRC).

4.        Proposed acquisitions of Private pay rental senior housing may be RIDEA. Otherwise proposed acquisitions, other than MOBs, must be triple net leased (NNN).

5.        SNF properties must not comprise greater than 20% of the Company’s total asset value or equity value.

6.         If a proposed acquisition is NNN, then lease coverage must be at least 1.15x on a trailing 3 month basis for assets that have been in operation for at least 18 months. For assets that have been in operation for fewer than 18 months, lease coverage must be at least 1.00x on a trailing 3 month basis. Lease coverage is to be calculated assuming a 5% management fee and minimum of $350/unit annual capex reserve.

7.        The proposed acquisition must be an asset acquisition (not an entity acquisition).

8.        The proposed acquisition contemplates no debt other than mortgage debt, and mortgage debt is not in excess of 60% loan to cost (LTC). In cases where the Company is making an investment that requires the assumption of existing in place mortgage debt, LTC may not exceed 75%. Notwithstanding this provision, in no case can the Company’s overall leverage exceed 60% loan to value (LTV) as a result of any new investment. Permitted debt will not have recourse (other than bad boy carve-outs) to any entity or asset other than the specific single property securing the mortgage and its single-asset special purpose entity. However, recourse is permitted if and only if it is on a short-term basis (less than 12 months) and the total recourse to the Company does not exceed $15 million.

9.        The proposed acquisition has the following minimum capitalization rates:

a.     Private pay rental senior housing: greater than or equal to 7% based on last twelve months net operating income (LTM NOI) (assuming a 5% management fee and minimum of $350/unit annual capex reserve). In cases where the facility has been open for less than 18 months, the capitalization rate will be based on the trailing 3 months normalized NOI.

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b.     MOB: greater than or equal to 6.5% based on LTM NOI. In cases where the facility has been open for less than 18 months, the capitalization rate will be based on the trailing 3 months normalized NOI.

c.     Private pay NNN properties: greater than or equal to 7% based on NNN rental payment (and compliance with the above described lease coverages)

d.     SNF NNN properties: greater than or equal to 9% based on NNN rental payment (and compliance with the above described lease coverages)

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EXHIBIT G

FORM OF TAX OPINION

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EXHIBIT H

FORM OF GENERAL CLOSING OPINION

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EXHIBIT I

COMPLIANCE CERTIFICATE

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